As filed with the Securities and Exchange Commission on November 22, 2002

Registration No. 333-90016

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LJ INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	3911 (Primary Standard Industrial Classification Code No.)	Not Applicable (I.R.S. Employer Identification Number)

Unit #12, 12/F, Block A
Focal Industrial Centre
21 Man Lok Street
Hung Hom, Kowloon, Hong Kong
011-852-2764-3622
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew N. Bernstein, P.C.
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
(303) 770-7131
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Andrew N. Bernstein, Esq.
Andrew N. Bernstein, P.C.
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Telephone: 303-770-7131
Facsimile: 303-770-7332

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

Calculation of Registration Fee

		Proposed	Proposed
		maximum	maximum
Title of each class		offering	aggregate	Amount of
of securities to be	Amount to be	price per	offering	registration
registered	registered (1)	share	price	fee

Common Stock	up to 8,000,000	(2)	$10,000,000 (3)	$920

Common Stock issuable upon exercise of underlying Navigator Warrants	150,000	$1.7892	$268,380	$25

Total Fee			$10,268,380	$945 (4)

(footnotes on next page)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	The price per share will vary based on the volume weighted average daily price of our common stock at the time of a draw down. The purchase price will be equal to 90% of the daily volume weighted average price of our common stock on the applicable date, as described in greater detail in the description of the common stock purchase agreement. The agreement allows for an unlimited number of draws over a period of 24 months for amounts up to 20% of the volume weighted average price multiplied by the average daily trading volume multiplied by the number of trading days in the applicable draw down period, per draw. The draw down period will be either 5, 10, 15 or 20 consecutive trading days, at our option.

(3)	This represents the maximum purchase price that Navigator Investments Holding IX Limited is obligated to pay us under the common stock purchase agreement. The maximum proceeds we can receive is $10,000,000 less $1,500 in escrow fees and expenses per draw down.

(4)	No additional fees are payable since the Registrant paid a registration fee of $970 upon the initial filing.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

LJ INTERNATIONAL INC.

8,150,000 Shares of Common Stock

     This prospectus relates to the resale by Navigator Investments Holding IX Limited, a Nevis corporation, of up to 8,000,000 shares of our common stock that may be issued through a common stock purchase agreement between us and Navigator, as further described in this prospectus. See “Common Stock Purchase Agreement” beginning on page 78. This prospectus also relates to the resale of 150,000 shares of our common stock underlying 150,000 warrants issued to Navigator in connection with the common stock purchase agreement.

     Navigator is an “underwriter” within the meaning of the Securities Act of 1933 in connection with its sales.

     Our common stock is listed on The Nasdaq National Market under the symbol “JADE.” The last reported sales price for our common stock on The Nasdaq National Market on November 18, 2002 was $1.30 per share.

The Securities Offered Hereby Involve a High Degree of Risk.
See “Risk Factors” Beginning on Page 10.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2002.

INSIDE FRONT COVER

     You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

     Until      , 2003 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
NATURE OF TRADING MARKET
DIVIDEND POLICY
EXCHANGE RATES
CAPITALIZATION
DILUTION
SELECTED CONSOLIDATED FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
OUR BUSINESS
OUR MANAGEMENT
DESCRIPTION OF SECURITIES
TAXATION
COMMON STOCK PURCHASE AGREEMENT
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION
INDEX TO FINANCIAL STATEMENTS
SIGNATURES
EXHIBIT INDEX
EX-23.1 Consent of Moores Rowland

PROSPECTUS SUMMARY

     This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors,” and our financial statements and the accompanying notes.

The Company

     We are a totally vertically integrated producer of finished semi-precious gemstones and fine quality gemstone jewelry. We cut and polish semi-precious gemstones and design, manufacture, market and distribute gem set jewelry to fine jewelers, department stores, national jewelry chains and electronic and specialty retailers throughout North America and Western Europe. Our product line includes all major categories that are sought by major retailers, including earrings, necklaces, pendants, rings and bracelets. Our jewelry is crafted in gold, platinum and sterling silver and is set with semi-precious and precious stones, including diamonds.

     We believe that our vertically integrated structure provides significant advantages over our competitors. All profits from value added processes are captured internally, rather than shared with third party manufacturers. This results in very competitive pricing for the retailer and enhanced profits for us. Innovative processes in stone cutting and manufacturing further enhance our competitive position.

     Our principal executive offices are located at Unit #12, 12/F, Block A, Focal Industrial Centre, 21 Man Lok Street, Hung Hom, Kowloon, Hong Kong, telephone 011 (852) 2764-3622.

Common Stock Purchase Agreement Relating to Equity Line

     Effective April 15, 2002, we entered into a common stock purchase agreement with Navigator for the potential future issuance and sale of up to $10,000,000 of our common stock. Subject to restrictions, limitations and other obligations that are described in the common stock purchase agreement and throughout this prospectus, over a period of 24 months, we, at our sole discretion and from time to time, may draw down on this facility, sometimes termed an equity line, and Navigator is obligated to purchase shares of our common stock. Each purchase of shares under the common stock purchase agreement is referred to as a draw down. The purchase price of the common stock purchased as to any draw down will be equal to 90% of the daily volume weighted average price of our common stock on the applicable date (the “Purchase Price Percentage”).

     We may make an unlimited number of draw down requests over a 24-month period, pursuant to which Navigator is obligated to purchase up to an aggregate of $10 million of our common stock. The purchase price with respect to each draw down will reflect a 10% discount to the market price of our common stock over a period of days preceding each draw down request. In addition, as a commitment fee, we have issued to Navigator a warrant to purchase 150,000 shares of our common stock exercisable through April 14, 2005 at an exercise price equal to $1.7892.

     In general, if we elect to draw down on the equity facility, the maximum amount we can draw down at any one time is 20% of the volume weighted average price of our common stock multiplied by the average daily trading volume multiplied by the number of trading days in the applicable draw down period. The draw down period will be either 5, 10, 15 or 20 consecutive trading days, at our option.

     The total number of shares that may be issued under the facility will depend on a number of factors, including the market price and trading volume of our common stock during each draw down period. The proceeds we receive from each draw down will also be reduced by a $1,500 escrow fee. If, on any day during the draw down pricing period, the average volume weighted price of our common stock drops below the minimum threshold price that we specify in the draw down request, that day will be excluded from the relevant settlement and the aggregate amount of our draw down request will be reduced accordingly.

     For more details on the structure of the equity line and the limitations on our ability to use the equity line, see “Risk Factors” and “Common Stock Purchase Agreement” elsewhere in this prospectus.

The Offering

Securities offered by selling shareholder	8,150,000 shares of common stock, representing 8,000,000 shares issuable pursuant to the equity line and 150,000 shares issuable upon exercise of warrants owned by Navigator.

Use of Proceeds	All funds that we receive upon the sale of our shares to Navigator and upon the exercise, if any, of the warrants will be used for general corporate purposes.

Risk Factors	Please read the Risk Factors section of this prospectus since an investment in our common stock involves a high degree of risk and could result in a loss of your entire investment.

Nasdaq National Market symbol	JADE

Advisers and Auditors

Legal Adviser	Andrew N. Bernstein, Esq. Andrew N. Bernstein, P.C. 5445 DTC Parkway, Suite 520 Greenwood Village, Colorado 80111 Telephone: 303-770-7131

Auditors	Moores Rowland 34th Floor, The Lee Gardens 33 Hysan Avenue Causeway Bay, Hong Kong Telephone: 011-852-2909-5555 Member, Hong Kong Society of Accountants

Summary Consolidated Financial Data
(Amounts in thousands, except per share amounts)

     The following selected consolidated financial data with respect to each of the years in the five-year period ended April 30, 2002 have been derived from our audited consolidated financial statements. You should read the following selected consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and Notes included elsewhere in this prospectus.

     We prepare our consolidated financial statements in accordance with Hong Kong GAAP, which differs in certain material respects from US GAAP. For a discussion of the significant differences between Hong Kong GAAP and US GAAP, see Note 19 of Notes To And Forming Part Of The Financial Statements.

Consolidated Statements of Operations Data:

	Year ended April 30,

	1998	1999	2000	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$	US$

Amount in accordance with Hong Kong GAAP
Operating revenues	124,199	195,219	300,901	357,785	303,326	39,240

Operating income (loss)	31,540	39,723	38,725	36,472	(57,868)	(7,487)
Interest expense, net	(6,964)	(5,186)	(2,980)	(2,781)	(3,364)	(435)

Income (loss) before income taxes	24,576	34,537	35,745	33,691	(61,232)	(7,922)
Income taxes (charge) credit	(2,120)	(380)	(25)	(1,637)	784	101

Net income (loss)	22,456	34,157	35,720	32,054	(60,448)	(7,821)

Dividends per share	—	—	—	—	—	—

Numerator:
Net income (loss) used in computing basic earnings (loss) per share	22,456	34,157	35,720	32,054	(60,448)	(7,821)
Interest on 3% convertible debentures	—	—	251	127	—	—

Adjusted net income (loss) used in computing diluted earnings (loss) per share	22,456	34,157	35,971	32,181	(60,448)	(7,821)

	Year ended April 30,

	1998	1999	2000	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$	US$

Denominator:
Weighted average number of shares outstanding – basic (thousands)	4,539	6,347	6,589	8,567	8,672	8,672
Effect of dilutive potential ordinary shares:
3% convertible debentures	—	—	337	49	—	—
Warrants	5	—	7	—	—	—
Options	—	1	—	6	—	—

Weighted average number of shares outstanding – diluted (thousands)	4,544	6,348	6,933	8,622	8,672	8,672

Earnings (loss) per share – basic	4.95	5.38	5.42	3.74	(6.97)	(0.90)

Earnings per share – diluted	4.94	5.38	5.19	3.73	(N/A )	(N/A )

	Year ended April 30,

	1998	1999	2000	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$	US$

		(Restated)	(Restated)	(Restated)
Amount in accordance with US GAAP
Operating revenues	124,199	195,219	300,901	357,785	303,326	39,240

Operating income (loss) before income taxes (as restated for 1999, 2000 and 2001 - see Note)	14,325	32,347	29,698	25,868	(61,853)	(8,002)

Net income (loss) per US GAAP (as restated for 1999, 2000 and 2001 - see Note)	12,205	31,967	29,673	24,231	(61,069)	(7,901)

Dividends per share	—	—	—	—	—	—

Numerator:
Net income (loss) used in computing basic earnings (loss) per share (as restated for 1999, 2000 and 2001 - see Note)	12,205	31,967	29,673	24,231	(61,069)	(7,901)
Interest on 3% convertible debentures	—	—	251	127	—	—

	Year ended April 30,

	1998	1999	2000	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$	US$

		(Restated)	(Restated)	(Restated)
Adjusted net income (loss) used in computing diluted earnings (loss) per share (as restated for 1999, 2000 and 2001 - see Note)	12,205	31,967	29,924	24,358	(61,069)	(7,901)

Denominator:
Weighted average number of shares outstanding under HK GAAP – basic (thousands)	4,539	6,347	6,589	8,567	8,672	8,672
Shares for Deen Merger	62	—	—	—	—	—

Weighted average number of shares outstanding under US GAAP – basic (thousands)	4,601	6,347	6,589	8,567	8,672	8,672
Effect of dilutive potential ordinary shares:
3% convertible debentures	—	—	337	49	—	—
Warrants	5	—	18	—	—	—
Options	—	1	—	1	107	107

Weighted average number of shares outstanding under US GAAP — diluted (thousands)	4,606	6,348	6,944	8,617	8,779	8,779

Earnings (loss) per share – basic (as restated for 1999, 2000 and 2001 - see Note)	2.65	5.04	4.50	2.83	(7.04)	(0.91)

Earnings (loss) per share – diluted (as restated for 1999, 2000 and 2001 - see Note)	2.65	5.04	4.31	2.83	(7.04)	(0.91)

Note:	The operating income before income taxes and the net income per US GAAP for the years ended April 30, 1999, 2000 and 2001 have been restated to reflect compensation costs for stock-based compensation and interest expense arising from beneficial conversion features of convertible debentures omitted when previously reported. For more details, please refer to notes 19(d) and 19(e) to the Consolidated Financial Statements.

Consolidated Balance Sheet Data:

	As of April 30,

	1998	1999	2000	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$	US$

			(Restated)
Amount in accordance with Hong Kong GAAP
Working capital	39,090	75,645	158,795	155,787	93,652	12,115
Total assets	154,616	222,875	310,539	367,379	332,177	42,972
Long-term obligations	10,544	9,028	29,472	2,216	61	8
Total shareholders’ equity	90,257	128,428	188,179	242,635	182,187	23,568
Amount in accordance with US GAAP
Working capital	39,090	75,645	158,937	155,787	93,652	12,115
Total assets	142,307	213,020	306,881	365,614	332,088	42,961
Long-term obligations	10,544	9,028	22,755	2,216	61	8
Total shareholders’ equity	77,948	118,573	191,235	240,870	182,098	23,557

RISK FACTORS

     Any investment in shares of our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to invest in shares of our common stock. If any of these risks occur, our business, results of operations and financial condition would likely be materially adversely affected. This could cause the trading price of our common stock to decline, and you might lose part or all of your investment in our common stock.

Risks Related to Our Business

We depend upon QVC, Inc. for a large portion of our sales and we cannot be certain that these sales will continue. If they do not, our revenues will likely decline.

     Although we sell to a large number of customers in a variety of markets, a substantial portion of our sales involve rings to one volume customer, QVC, Inc. For the fiscal years ended April 30, 2001 and 2002, QVC, Inc. accounted for approximately 47% and 28% of our sales. Although we have maintained a good and longstanding relationship with this customer, we do not have any long-term contracts with QVC, Inc., who orders only on a “purchase order” basis. The loss of QVC, Inc. as a customer or a significant reduction in its orders would have a materially adverse effect. We cannot assure that QVC, Inc. will continue to use us for the design and manufacture of a portion of their jewelry requirements.

We are controlled by one of our existing shareholders, whose interests may differ from other shareholders.

     Our largest shareholder beneficially owns or controls approximately 36.5% of our outstanding shares as of September 30, 2002. Accordingly, he has controlling influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. He also has the power to prevent or cause a change in control. In addition, without the consent of this shareholder, we could be prevented from entering into transactions that could be beneficial to us. The interests of this shareholder may differ from the interests of the other shareholders.

We face significant competition from larger competitors.

     The manufacture and distribution of jewelry is a highly competitive industry characterized by a diversity and sophistication of product. We compete with major domestic and international companies with substantially greater financial, technical and marketing resources and personnel than us. There can be no assurance other jewelry manufacturers will not similarly develop low-cost, high-volume production capability or an even better process, providing greater competition for us and materially affecting our business prospects.

There are numerous factors relating to the operations of our business that could adversely affect our success and results.

     As a manufacturer and merchandiser of low-cost, high-quality gem-set jewelry, our existing and future operations are and will be influenced by several factors, including:

•	technological developments in the mass production of jewelry;

•	our ability to efficiently meet the design and production requirements of our customers;

•	the market acceptance of our customers’ jewelry;

•	increases in expenses associated with continued sales growth;

•	our ability to control costs;

•	our management’s ability to evaluate the public’s taste and new orders to target satisfactory profit margins;

•	our capacity to develop and manage the introduction of new designed products; and

•	our ability to compete.

     Quality control is also essential to our operations, since customers demand compliance with design and product specifications and consistency of production. We cannot assure that revenue growth will occur on a quarterly or annual basis.

Our sales and marketing operations are performed principally at our executive offices which are located in Hong Kong. As a result, our results of operations and financial condition may be influenced by the political situation in Hong Kong and by the general state of the Hong Kong economy.

     On July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to China, and Hong Kong became a Special Administrative Region of China, an SAR. As provided in the Sino-British Joint Declaration on the Question of Hong Kong, referred to as the Joint Declaration, and the Basic Law of the Hong Kong SAR of China, referred to as the Basic Law, the Hong Kong SAR is to have a high degree of autonomy except in foreign and defense affairs. Under the Basic Law, the Hong Kong SAR is to have its own legislature, legal and judicial system and full economic autonomy for 50 years. We cannot assure, however, that changes in political or other conditions will not result in an adverse impact on our financial and operating condition.

Our manufacturing facilities are located in China. Our results of operations and financial condition may, therefore, be influenced by the economic, political, legal and social conditions in China.

     Since 1978, the Chinese government has been reforming, and is expected to continue to reform, China’s economic and political systems. Such reforms have resulted in significant social progress. Other political, economic and social factors could also lead to further readjustment of the reform measures. This refinement and readjustment process may not always have a positive effect on our operations in China. At times, we may also be adversely affected by changes in policies of the Chinese government such as changes in laws and regulations or their interpretation, the introduction of additional measures to control inflation, changes in the rate or method of taxation and imposition of additional restrictions on currency conversion and remittances abroad.

Our products are currently manufactured at our factories located in Shantou and Shenzhen, China. However, firefighting and disaster relief or assistance in China are primitive by Western standards.

     We have obtained fire, casualty and theft insurance aggregating approximately $10.9 million covering several of our stock in trade, goods and merchandise, furniture and equipment and factory buildings in China. The proceeds of such insurance may not be sufficient to cover material damage to, or the loss of, our factories due to fire, severe weather, flood or other cause, and such damage or loss would have a material adverse effect on our financial condition, business and prospects. Consistent with the customary practice among enterprises in China and due to the cost in relation to the benefit, we do not carry any business interruption insurance in China.

Sales of our jewelry to retailers are generally stronger between June and January of each year due to the importance of the holiday selling season.

     The approximately 28% of our sales during the fiscal year ended April 30, 2002 to our largest customer, QVC, Inc., were not seasonal in nature. It has been our management’s experience that the remaining 72% of our total sales are seasonally sensitive.

Our holding company structure creates restrictions on the payment of dividends.

     We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries are subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants and minimum net worth requirements in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

It may be difficult to serve us with legal process or enforce judgments against us or our management.

     We are a British Virgin Islands holding company, and all or a substantial portion of our assets are located in China and Hong Kong. In addition, all but one of our directors and officers are non-residents of the United States, and all or substantial portions of the assets of such non-residents are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of the British Virgin Islands, China or Hong Kong would enforce:

•	judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or

•	in original actions brought in the British Virgin Islands, China or Hong Kong, liabilities against us or non-residents based upon the securities laws of the United States or any state.

Some information about us may be unavailable due to exemptions under the Exchange Act for a foreign private issuer.

     We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States public companies, including:

•	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Because of these exemptions, investors are not provided the same information which is generally available about public companies organized in the United States.

Since we are a British Virgin Islands company, the rights of our shareholders may be more limited than those of shareholders of a company organized in the United States.

     Under the laws of most jurisdictions in the United States, majority and controlling shareholders generally have certain fiduciary responsibilities to the minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders which are obviously unreasonable may be declared null and void. British Virgin Island law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in U.S. jurisdictions. In addition, the circumstances in which a shareholder of a BVI company may sue the company derivatively, and the procedures and defenses that may be available to the company, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the U.S. Further, our directors have the power to take certain actions without shareholder approval which would require shareholder approval under the laws of most U.S. jurisdictions. The directors of a BVI corporation, subject in certain cases to court approval but without shareholder approval, may implement a reorganization, merger or consolidation, the sale of any assets, property, part of the business, or securities of the corporation. Our ability to amend our Memorandum of Association and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our common stock at a premium over then current market prices. For more complete information, see “Description of Securities - Differences in Corporate Law” on page 73.

Risks Related To This Offering

If we are unable to obtain additional funds from other financings, we may have to curtail the scope of our operations and alter our business model.

     Amounts available under the equity line may not be sufficient to meet our cash needs in the future. In addition, business and economic conditions may make it unfeasible or undesirable to draw down under the common stock purchase agreement at every opportunity, and only one draw down may occur at a time. If additional financing is not available when required or is not available on acceptable terms, we may be unable to continue our operations at current levels.

If the price and the trading volume of our common stock remain at current levels, we will be unable to draw down all or substantially all of the $10,000,000 under the equity line.

     The maximum draw down amount of any draw down under our equity line facility will be equal to 20% of the weighted average price for our common stock for the particular number of trading days immediately prior to the date that we deliver notice to Navigator of our intention to exercise a draw down multiplied by the total trading volume in respect of our common stock for such period. If our stock price and trading volume remain at current levels, then either the maximum draw down amount formula or the threshold price will probably prevent us from being able to draw down all of the proposed equity line facility with Navigator. For example, during the 10 trading day period ended September 19, 2002, our weighted average stock price was $1.1961 per share and our total daily trading volume was 126,850 shares. Based on such stock price and trading volume levels, the maximum draw down amount available to us during such period would have been $30,345. Accordingly, if our stock price and the trading volume of our stock remain at these levels for the near future, we will be unable to access the full $10,000,000 under the equity line.

Our common stock purchase agreement with Navigator and the issuance of shares to Navigator thereunder may cause significant dilution to our stockholders and, together with guidance we may issue to analysts and the financial community, may have an adverse impact on the market price of our common stock.

     The resale by Navigator of the common stock that it purchases from us will increase the number of our publicly traded shares, which could depress the market price of our common stock. Moreover, as all the shares we sell to Navigator will be available for immediate resale, the mere prospect of our sales to it could depress the market price for our common stock. The shares of our common stock issuable to Navigator under the equity line facility will be sold at 90% of the daily volume weighted average price of our common stock during the draw down period. The proceeds paid to us upon each draw down will be net of an escrow agent fee of $1,500. If we were to require Navigator to purchase our common stock at a time when our stock price is low, our existing common stockholders will experience substantial dilution. The issuance of shares to Navigator will therefore dilute the equity interest of existing stockholders and could have an adverse effect on the market price of our common stock.

     The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

     In addition, from time to time, we may issue guidance to analysts and the financial community regarding our projected results for future periods and revisions to guidance previously issued. The dissemination of guidance or revisions to guidance previously issued may increase the volatility of our stock price.

If our common stock price drops significantly, we may be delisted from The Nasdaq National Market, which could eliminate the trading market for our common stock.

     Our common stock is quoted on The Nasdaq National Market. In order to continue to be included in The Nasdaq National Market, a company must meet Nasdaq’s maintenance criteria. The maintenance criteria most applicable to us requires a minimum bid price of $1.00 per share, $10 million of stockholders equity and $5,000,000 market value of the public float. The public float excludes shares held directly or indirectly by any of our officers, directors and holders of 10% or more of our outstanding common stock. As of September 30, 2002, we had approximately $24 million of stockholders equity and the market value of our public float, excluding these persons, was approximately $6.2 million. The lowest bid price of our common stock during 2002 was $1.00. We cannot assure you that we will continue to meet these listing criteria. The issuance by us of shares of common stock to Navigator, or the subsequent resale by Navigator of those shares, in either case at a discount to the market price, may reduce the trading price of our common stock to a level below the Nasdaq minimum bid price requirement. Failure to meet these maintenance criteria may result in the delisting of our common stock from The Nasdaq National Market or the transfer of the listing of our common stock to the Nasdaq SmallCap Market.

     If our common stock were delisted from The Nasdaq National Market, unless the delisting is in connection with the listing of our common stock on the OTC Bulletin Board, Nasdaq SmallCap Market, American Stock Exchange or New York Stock Exchange, we would not be able to draw down any additional funds on the equity line. Further, if our common stock is removed from listing on The Nasdaq Stock Market, it would become more difficult for us to raise funds through the sale of our common stock or securities convertible into our common stock.

We may use the proceeds of this offering in ways with which you may not agree.

     Net proceeds to us from any sales to Navigator will be used principally for general corporate purposes. We have not allocated any specific amount of our net proceeds for any particular purpose. Consequently, our management will have broad discretion with respect to the expenditure of the net proceeds of any sales to Navigator, including discretion to use the proceeds in ways with which you may not agree.

Our common stock has experienced in the past, and is expected to experience in the future, significant price and volume volatility, which substantially increases the risk of loss to persons owning our common stock.

     Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. During 2002, the last sales prices of our common stock has ranged from a high of $1.74 to a low of $1.00 per share. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

Because Navigator is a resident of a foreign country, it may be difficult or impossible to obtain or enforce judgments against Navigator.

     Navigator is a resident of Nevis and a substantial portion of its assets are located outside of the United States. As a result, it may be difficult or impossible to effect service of process on Navigator within the United States. It may also be difficult or impossible to enforce judgments entered against Navigator in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

     You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors:

•	dependence upon certain customers

•	dependence on key personnel

•	control by principal shareholder

•	competitive factors

•	the operation of our business

•	general economic conditions

     You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

     The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

     We use data and industry forecasts throughout this prospectus, which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares by Navigator that it has obtained under the common stock purchase agreement or upon exercise of the warrants by Navigator. However, if we exercise, in our sole discretion, any draw downs under the equity line of credit, we will receive the net sale price of any common stock we sell to Navigator under the terms of the common stock purchase agreement described in this prospectus. We intend to use the net proceeds from any sales to Navigator, as well as any cash proceeds from the exercise of the warrants held by Navigator, primarily for working capital purposes, including the development of a new information technology system. Management will have significant flexibility and discretion in applying the net proceeds of any common stock sold to Navigator and from any exercise of the warrants held by Navigator. Pending any use, we may invest the net proceeds of any common stock sold to Navigator and from any exercise of the warrants held by Navigator in short-term, investment grade, interest-bearing securities.

     Because we are not obligated to, and may decide not to, exercise any draw downs under the equity line of credit agreement, we may not receive any proceeds under the equity line of credit agreement except upon the exercise of warrants, if those warrants are exercised by Navigator.

     The estimated expenses to be incurred by us in connection with this offering include:

•	US$5,000 for printing and engraving expenses;

•	US$50,000 for legal fees and expenses; and

•	US$1,000 for SEC registration fees.

NATURE OF TRADING MARKET

     Our common stock is listed and quoted for trading on The Nasdaq National Market under the symbol “JADE.” The following table sets forth, during the periods indicated, the high and low last sale prices for the common stock as reported by Nasdaq:

			Average Daily
Period	High	Low	Trading Volume

Year ended April 30, 1999	$9.813	$4.00
Year ended April 30, 2000	$6.688	$3.00
Year ended April 30, 2001	$3.875	$1.625
Year ended April 30, 2002	$2.79	$1.18
Quarter ended July 31, 2000	$3.531	$2.438	56,857 shares
Quarter ended October 31, 2000	$3.875	$2.156	26,076 shares
Quarter ended January 31, 2001	$2.50	$1.625	41,212 shares
Quarter ended April 30, 2001	$2.313	$1.656	35,619 shares
Quarter ended July 31, 2001	$2.79	$2.00	31,382 shares
Quarter ended October 31, 2001	$2.11	$1.48	23,317 shares
Quarter ended January 31, 2002	$1.56	$1.22	21,567 shares
Quarter ended April 30, 2002	$1.74	$1.18	66,445 shares
Quarter ended July 31, 2002	$1.56	$1.11	14,155 shares
Quarter ended October 31, 2002	$1.37	$1.12	10,363 shares
Month ended May 31, 2002	$1.56	$1.21
Month ended June 30, 2002	$1.36	$1.12
Month ended July 31, 2002	$1.26	$1.11
Month ended August 31, 2002	$1.24	$1.12
Month ended September 30, 2002	$1.23	$1.15
Month ended October 31, 2002	$1.37	$1.14

     Our warrants are listed and quoted for trading on The Nasdaq National Market under the symbol “JADEW.” The following table sets forth, during the periods indicated, the high and low last sale prices for the warrants as reported by Nasdaq:

Period	High	Low

Year ended April 30, 1999	$5.375	$0.625
Year ended April 30, 2000	$3.25	$1.00
Year ended April 30, 2001	$1.375	$0.219
Year ended April 30, 2002	$0.55	$0.02
Quarter ended July 31, 2000	$1.375	$0.75
Quarter ended October 31, 2000	$1.25	$0.50
Quarter ended January 31, 2001	$0.688	$0.281
Quarter ended April 30, 2001	$0.625	$0.219
Quarter ended July 31, 2001	$0.55	$0.30
Quarter ended October 31, 2001	$0.44	$0.06
Quarter ended January 31, 2002	$0.22	$0.02
Quarter ended April 30, 2002	$0.20	$0.06
Quarter ended July 31, 2002	$0.13	$0.04
Quarter ended October 31, 2002	$0.10	$0.01
Month ended May 31, 2002	$0.13	$0.10
Month ended June 30, 2002	$0.13	$0.08
Month ended July 31, 2002	$0.05	$0.04
Month ended August 31, 2002	$0.09	$0.035
Month ended September 30, 2002	$0.10	$0.03
Month ended October 31, 2002	$0.01	$0.01

     We do not believe that there is any principal non-United States trading market for the common stock or the warrants. We believe that Cede & Co. holds a substantial majority of the outstanding common stock and warrants in the United States as record holder.

DIVIDEND POLICY

     We do not intend to pay dividends on our common stock in the foreseeable future. Instead, we will retain our earnings to support our growth strategy and for general corporate purposes. As a holding company, our ability to pay dividends depends upon our receipt of dividends or other payments from our subsidiaries and other holdings and investments. In addition, our operating subsidiaries are subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants and minimum net worth requirements in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other currency and other regulatory restrictions. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions and other factors. Any dividends paid in the future on the common stock may be paid in either U.S. dollars or Hong Kong dollars.

EXCHANGE RATES

     We have prepared our consolidated financial statements in accordance with Hong Kong generally accepted accounting principles consistently applied and publish such statements in Hong Kong dollars, which is the functional currency of our subsidiaries and the legal tender currency of Hong Kong. All references to “Hong Kong dollars” or “HK$” are to Hong Kong dollars. All references to “U.S. Dollars,” “dollars”, “$” or “US$” are to United States dollars. Conversion of amounts from Hong Kong dollars into United States dollars for the convenience of the reader has been made at the exchange rate of US$1.00 = HK$7.73. No representation is made that the US$ amounts could have been, or could be, converted into HK$ at that rate or at any other rates.

     The following tables set forth certain information concerning the average rates of exchange between Hong Kong dollars and U.S. dollars for the periods indicated. It represents the noon buying rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average noon buying rate is determined by averaging the rates on the last business day of each month during the relevant period.

Average Noon
Calendar Year	Buying Rate

(HK$ per US$)
1997	7.7431
1998	7.7467
1999	7.7594
2000	7.7924
2001	7.7997

Calendar Month	High	Low

May 2002	7.8001	7.7990
June 2002	7.8005	7.7993
July 2002	7.8005	7.7999
August 2002	7.8080	7.8000
September 2002	7.8000	7.7996
October 2002	7.8000	7.7990

As of November 15, 2002, being the latest practicable date, the exchange rate was US$1.00 = HK$7.7997.

CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2002:

•	on an actual basis (unaudited); and

•	on an as adjusted basis to give effect to the sale of an assumed 8,000,000 shares to Navigator under the common stock purchase agreement, and the application of the net proceeds we may receive for our shares. The 8,000,000 shares assumes that $10,000,000 is raised at a net per common share price of $1.25. The actual change in common stock and additional paid-in capital will depend on the actual amount raised and the market price of our common stock at the time of the draw down.

     You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the accompanying notes, and the other financial information appearing elsewhere in this prospectus. All data in the following table is unaudited.

	September 30, 2002

	(in thousands, except share data)
	(unaudited)

	Actual	As Adjusted

	US$	US$
Long-term debt, net of current maturities	—	—

Shareholders’ Equity:
Common Stock, $.01 par value per share: 100,000,000 shares authorized, 8,671,615 shares issued and outstanding actual, and 16,671,615 shares issued and outstanding as adjusted	$87	$167
Additional paid-in capital	17,410	27,330
Retained earnings	6,988	6,988
Treasury stock	(285)	(285)
Exchange translation reserve	(151)	(151)
Total shareholders’ equity	24,049	34,049
Total Capitalization	24,049	34,049

DILUTION

     The issuance of shares under the equity line will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent the price per share you pay for the common stock is greater than the pro forma net tangible book value per share of our common stock at the time of sale. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of common stock outstanding. The net tangible book value of our common stock as of September 30, 2002 was $22 million, or approximately $2.53 per share.

     Pro forma net tangible book value per share represents the same calculation as stated above, but assumes that the total number of shares of common stock outstanding on September 30, 2002 includes a total of approximately 8,000,000 shares issued to Navigator under the common stock purchase agreement at a net sale price of $1.25 per share. Our pro forma net tangible book value as of September 30, 2002 would have been $32 million, or $1.92 per share. This would represent an immediate decrease in the net tangible book value of $0.61 per share to existing stockholders. The actual dilution to you may be greater or less than in this example, depending on the actual price you pay for shares, the actual prices at which we issue shares to Navigator under the common stock purchase agreement and how many of the outstanding and vested options and warrants to purchase shares of our common stock have been exercised at the time of your investment.

     Furthermore, we may issue additional shares, options and warrants and we may grant additional stock options to our employees, officers, directors and consultants under our stock option plans, all of which may further dilute our net tangible book value.

SELECTED CONSOLIDATED FINANCIAL DATA
(Amounts in thousands, except per share amounts)

     The following selected consolidated financial data with respect to each of the years in the five-year period ended April 30, 2002 have been derived from our audited consolidated financial statements. You should read the following selected consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and Notes included elsewhere in this prospectus.

     We prepare our consolidated financial statements in accordance with Hong Kong GAAP, which differs in certain material respects from US GAAP. For a discussion of the significant differences between Hong Kong GAAP and US GAAP, see Note 19 of Notes To And Forming Part Of The Financial Statements.

Consolidated Statements of Operations Data:

	Year ended April 30,

	1998	1999	2000	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$	US$

Amount in accordance with Hong Kong GAAP
Operating revenues	124,199	195,219	300,901	357,785	303,326	39,240

Operating income (loss)	31,540	39,723	38,725	36,472	(57,868)	(7,487)
Interest expense, net	(6,964)	(5,186)	(2,980)	(2,781)	(3,364)	(435)

Income (loss) before income taxes	24,576	34,537	35,745	33,691	(61,232)	(7,922)
Income taxes (charge) credit	(2,120)	(380)	(25)	(1,637)	784	101

Net income (loss)	22,456	34,157	35,720	32,054	(60,448)	(7,821)

Dividends per share	—	—	—	—	—	—

Numerator:
Net income (loss) used in computing basic earnings (loss) per share	22,456	34,157	35,720	32,054	(60,448)	(7,821)
Interest on 3% convertible debentures	—	—	251	127	—	—

Adjusted net income (loss) used in computing diluted earnings (loss) per share	22,456	34,157	35,971	32,181	(60,448)	(7,821)

	Year ended April 30,

	1998	1999	2000	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$	US$

Denominator:
Weighted average number of shares outstanding — basic (thousands)	4,539	6,347	6,589	8,567	8,672	8,672
Effect of dilutive potential ordinary shares:
3% convertible debentures	—	—	337	49	—	—
Warrants	5	—	7	—	—	—
Options	—	1	—	6	—	—

Weighted average number of shares outstanding — diluted (thousands)	4,544	6,348	6,933	8,622	8,672	8,672

Earnings (loss) per share — basic	4.95	5.38	5.42	3.74	(6.97)	(0.90)

Earnings per share — diluted	4.94	5.38	5.19	3.73	(N/A )	(N/A )

	Year ended April 30,

	1998	1999	2000	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$	US$

		(Restated)	(Restated)	(Restated)
Amount in accordance with US GAAP
Operating revenues	124,199	195,219	300,901	357,785	303,326	39,240

Operating income (loss) before income taxes (as restated for 1999, 2000 and 2001 — see Note)	14,325	32,347	29,698	25,868	(61,853)	(8,002)

Net income (loss) per US GAAP (as restated for 1999, 2000 and 2001 — see Note)	12,205	31,967	29,673	24,231	(61,069)	(7,901)

Dividends per share	—	—	—	—	—	—

Numerator:
Net income (loss) used in computing basic earnings (loss) per share (as restated for 1999, 2000 and 2001 — see Note)	12,205	31,967	29,673	24,231	(61,069)	(7,901)
Interest on 3% convertible debentures	—	—	251	127	—	—

	Year ended April 30,

	1998	1999	2000	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$	US$

		(Restated)	(Restated)	(Restated)
Adjusted net income (loss) used in computing diluted earnings (loss) per share (as restated for 1999, 2000 and 2001 — see Note)	12,205	31,967	29,924	24,358	(61,069)	(7,901)

Denominator:
Weighted average number of shares outstanding under HK GAAP — basic (thousands)	4,539	6,347	6,589	8,567	8,672	8,672
Shares for Deen Merger	62	—	—	—	—	—

Weighted average number of shares outstanding under US GAAP — basic (thousands)	4,601	6,347	6,589	8,567	8,672	8,672
Effect of dilutive potential ordinary shares:
3% convertible debentures	—	—	337	49	—	—
Warrants	5	—	18	—	—	—
Options	—	1	—	1	107	107

Weighted average number of shares outstanding under US GAAP — diluted (thousands)	4,606	6,348	6,944	8,617	8,779	8,779

Earnings (loss) per share — basic (as restated for 1999, 2000 and 2001 — see Note)	2.65	5.04	4.50	2.83	(7.04)	(0.91)

Earnings (loss) per share — diluted (as restated for 1999, 2000 and 2001 — see Note)	2.65	5.04	4.31	2.83	(7.04)	(0.91)

Note:	The operating income before income taxes and the net income per US GAAP for the years ended April 30, 1999, 2000 and 2001 have been restated to reflect compensation costs for stock-based compensation and interest expense arising from beneficial conversion features of convertible debentures omitted when previously reported. For more details, please refer to notes 19(d) and 19(e) to the Consolidated Financial Statements.

Consolidated Balance Sheet Data:

	As of April 30,

	1998	1999	2000	2001	2002	2002
	HK$	HK$	HK$	HK$	HK$	US$

			(Restated)
Amount in accordance with Hong Kong GAAP
Working capital	39,090	75,645	158,795	155,787	93,652	12,115
Total assets	154,616	222,875	310,539	367,379	332,177	42,972
Long-term obligations	10,544	9,028	29,472	2,216	61	8
Total shareholders’ equity	90,257	128,428	188,179	242,635	182,187	23,568
Amount in accordance with US GAAP
Working capital	39,090	75,645	158,937	155,787	93,652	12,115
Total assets	142,307	213,020	306,881	365,614	332,088	42,961
Long-term obligations	10,544	9,028	22,755	2,216	61	8
Total shareholders’ equity	77,948	118,573	191,235	240,870	182,098	23,557

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with our financial statements and notes to the financial statements appearing elsewhere. The amounts reflected in the following discussion are in Hong Kong Dollars, the functional currency of our subsidiaries and the legal tender currency of Hong Kong Special Administrative Region of China. The average exchange rate adopted for the periods presented is US$1 = HK$7.73 and unless otherwise indicated is the rate used in this discussion.

     In fiscal 2002, amid a generally depressed retail market worldwide, we initiated several measures to maintain our position as one of the world’s largest publicly traded designer, marketer and distributor of a full range of fine jewelry.

     As consumers tightened their belts, the retail market suffered accordingly, in particular, luxury sectors such as jewelry. The horrific events in the U.S. on Sept. 11, 2001 put a further damper on consumer confidence and as a result, LJ International, like all others in our industry, faced enormous challenges.

     We moved quickly to take stock of the changed situation and to introduce the appropriate measures to face the still uncertain economic climate in 2002. First, we made provisions for inventory that was built up to meet previously anticipated orders from our biggest client, one of the major TV home shopping networks. Because of an agreement signed with this client in March 2000 when the global economy was rosier, we undertook not to sell to other TV retailers in the U.S. for three years, and, if the client produced total orders of US$80 million in the period up to March 2003, this exclusive agreement would be extended for another three years. As a result, we had forecast sales orders of about US$30 million from this major customer in fiscal 2002, up from US$22 million in 2001 and nearly US$18 million in 2000.

     Based on the projected sales order and pattern, we kept a significant inventory of the stock needed to fulfil large-quantity orders of between 5,000 and 10,000 pieces per style per design. However, due to the downturn and a change in the client’s marketing focus and strategy, orders for our fiscal 2002 only totaled US$11 million in value, leaving us with a rather huge stock, largely of jade, fancy-cut stones and stones in particular color grading, which were exclusively for this client. As these are natural stones, available not to order but only when found, we needed to keep an ample level of inventory.

     With these developments, we knew we had to reduce our reliance on this key customer and increase our market share instead. And, to do so, we had to step up our marketing efforts with the Top40 jewelry retailers, many of whom we were already selling to. The Top40 jewelry retailers represent the largest U.S. retail sellers of jewelry in terms of sales revenue. This category consists primarily of retail fine jewelers (such as Zale Corp., Sterling and Helzberg Diamond Shops, Inc.), department stores (such as J.C. Penney, Macy’s, Mervyn’s and Fortunoff), discount stores (such as Wal-Mart and Fred Meyer Jewelers) and TV shopping programmers

(such as QVC and Home Shopping Network). Sales to our customers within the Top40 category comprise approximately 75% of our sales revenue. Servicing our existing Top40 customers and attracting additional Top40 customers involved increasing our range and inventory of sample styles for trials with them, which meant crafting 50 to 500 pieces for each style in each color. As part of our efforts to enhance our market share, we are also offering these Top40 companies more favorable terms by accepting limited consignment orders from them. This also entails keeping larger inventory levels of finished jewelry.

     Meanwhile, the depressed global retail scene prompted us to review our corporate strategy and we carried out a re-engineering exercise within our organizational structure so we have a leaner and even nimbler team. This re-engineering exercise included a re-assignment of certain management responsibilities and the elimination of selected management personnel and non-executive staff, resulting in a 13% reduction of employees and a 25% reduction of total operating expenses (including salary). The re-engineering exercise extended to our sales and operations and we have now succeeded in decreasing our inventory levels, not only by keeping orders optimal, but also by selling surplus stocks of cut stones at market value to manufacturers, a practice we previously avoided. With better inventory management we are seeing improved cash flows. We also refined our operational flows at our factory to improve the efficiency of the production process and consolidated our two stone cutting facilities into one.

     To be more cost efficient, we have consolidated our gemstone cutting and polishing processes in our Shantou factory to our Shenzhen factory.

     We completed our initial public offering and raised gross proceeds of HK$58,051,000 (US$7,510,000) from the sale of common stock and warrants during fiscal year ended 1998. Additional amounts were received during the year ended April 30, 1999 from the exercise of the over-allotment of common stock in the offering. In the fiscal year ended 2000, we raised gross proceeds of HK$50,245,000 (US$6,500,000) from an issue of 3% convertible debentures. The proceeds were allocated to working capital for general corporate purposes.

     Given the measures we took in fiscal 2002, which will start to show results in the first half of fiscal 2003, we are confident that we are well-positioned to seize the opportunities a rebound in the jewelry industry will bring. And there are already signs that things have started to look up. Since Sept.11, we are witnessing clients’ increasing acceptance of new products, additions to our client list and rises in orders from existing customers.

     Another important initiative we adopted recently is giving the first guidance in the company’s history on our last quarter results for fiscal 2002. Although we are a foreign company technically exempt from some key U.S. reporting requirements, we have decided to bring our reporting and accounting as close in line as possible with U.S. GAAP reporting and U.S. investor expectations. Taking this step is part of our strategy to maintain our position as the world’s largest publicly traded designer, marketer and distributor of a full range of fine jewelry. It is also a reflection of our unwavering commitment to shareholders, clients and staff alike.

A. OPERATING RESULTS.

Fiscal 2002 compared with Fiscal 2001

Net Sales

     Net sales decreased 15% to HK$303,326,000 (US$39,240,000) in fiscal year ended 2002 from HK$357,785,000 (US$46,285,000) in fiscal year ended 2001. We experienced a decline of 23% in sales in the first three fiscal quarters in 2002 compared with the same period in fiscal 2001. But in the fourth fiscal quarter in this year we recorded a growth of 17% compared with the same fiscal quarter in the previous year.

     The decrease in first three quarters, as expected, was mainly attributable to the global economic downturn since the beginning of the year 2001 and was accelerated by the September 11 attacks in the US. The increase of sales in the fourth quarter was due to the acceptance of our new products, the addition of new customers and the large incremental increases in orders from existing customers.

Gross Profit

     The gross profit margin dropped from 36% in 2001 to 15% in 2002. The decrease, as explained above, was due to various adjustments on inventory in the fourth quarter, which are largely related to the reduced orders from our key customers during fiscal year 2002.

•	HK$41,701,000 (US$5,395,000) for write-down of cut stones for orders in relation to special programs that were later postponed or cancelled;

•	HK$2,443,000 (US$316,000) for write-down of fine jewelry cost.

     Excluding the above special charge on inventory, the gross profit margin was 30% for fiscal 2002.

Other Revenue

     Interest income decreased from HK$3,929,000 (US$508,000) in fiscal 2001 to HK$1,674,000 (US$217,000) in fiscal 2002. The decrease was mainly due to the consecutive cuts of interest rate from early 2001 and stabilized in early 2002.

     Rental income increased 118% from HK$480,000 (US$62,000) in fiscal 2001 to HK$1,047,000 (US$135,000) in fiscal 2002. Additional investment property was rented out in fiscal 2002.

Selling, General and Administrative Expenses

     Selling, general and administrative (SG&A) expenses increased 13% to HK$105,195,000 (US$13,609,000) or 35% of net sales in 2002, compared with HK$93,182,000 (US$12,055,000)

or 26% of net sales in 2001. The increase was mainly attributable to the following charges, two of which are non-recurring:

     Non-recurring:

•	HK$1,697,000 (US$220,000) as severance payment on cost-cutting program; and

•	HK$5,330,000 (US$690,000) for impairment loss and write off of property, plant & equipment as a result of the consolidation of manufacturing facilities.

     Recurring :

•	HK$3,518,000 (US$455,000) for impairment and amortization of goodwill of investments; and

•	HK$5,102,000 (US$660,000) for unrealized loss on the unsettled gold loan.

     Excluding the above charges, SG&A expenses was HK$89,548,000 (US$11,584,000) or 30% of net sales, which was a decrease of HK$3,627,000 (US$469,000) compared with fiscal 2001.

Finance cost

     Interest expenses decreased from HK$6,710,000 (US$868,000) in fiscal 2001 to HK$5,038,000 (US$652,000) in fiscal 2002. The decrease was due to the consecutive cuts of interest rate from early 2001 to early 2002.

Income taxes

     We were incorporated in the British Virgin Islands and, under current law of the British Virgin Islands, are not subject to tax on income or on capital gains.

     For our subsidiaries in Hong Kong, the prevailing corporate income tax rate is 16%.

     Our subsidiaries in China are registered to qualify as Foreign Investment Enterprises in China and are eligible for certain tax holidays and concessions. Accordingly, certain of our Chinese subsidiaries are exempt from Chinese income tax for two years starting from their first profit-making year, followed by a 50% reduction of tax for the next three years.

     Two of our subsidiaries in China are currently enjoying the tax holidays or concessions which will expire in fiscal 2005 and 2006 respectively. Other subsidiaries in China either no longer enjoy the tax holiday and concession or have not yet commenced its first profit-making year. PRC income tax is calculated at the applicable rates relevant to these subsidiaries which currently are 15%.

     Net income tax decreased from HK$1,637,000 (US$211,000) in fiscal 2001 to a net tax credit of HK$784,000 (US$101,000) in fiscal 2002. There were Hong Kong tax over provision of HK$208,000 (US$27,000) in fiscal 2001 and HK$800,000 (US$103,000) in fiscal 2002, after the finalization of tax assessment for previous years.

Net Income/(Loss)

     There was a net loss of HK$60,448,000 (US$7,821,000), or HK$6.97 (US$0.90) per share on 8.7 million shares outstanding for fiscal 2002, compared with net income of HK$32,054,000 (US$4,147,000), or HK$3.74 (US$0.48) per share on 8.6 million shares outstanding in fiscal 2001.

Fiscal 2001 compared with Fiscal 2000

Net Sales

     Net sales increased 19% to HK$357,785,000 (US$46,285,000) in fiscal year ended 2001 from HK$300,901,000 (US$38,926,000) in fiscal year ended 2000. We experienced a 38% growth in sales in the first three fiscal quarters in 2001 compared with the same period in fiscal 2000, but the fourth fiscal quarter in this year recorded a reduction of 35% compared with the same fiscal quarter in the previous year.

     The overall increase in sales is primarily attributable to increased diamond jewelry sales and higher sales to existing customers of jewelry from the Lorenzo-branded line.

Gross Profit

     The gross profit margin dropped from 38% in 2000 to 36% in 2001 due to:

•	A change in the product mix. Increasingly more sales are made with precious stones and diamonds and diamonds alone. Diamond jewelry generally has higher sales value but much lower profit margin;

•	Additional model-making charges were incurred and expensed to build up the European jewelry sample lines; and

•	Discounts were given on certain volume sale programs for existing customers and discounts given to new customers to induce businesses.

As the proportion of the diamond jewelry sales is expected to rise, while on the other hand the profit margin for the European jewelry market is traditionally higher compared with the US market, the profit margin is expected to stabilize at around 35% to 38% in the next few years.

Other Revenue

     Interest income increased from HK$2,668,000 (US$345,000) in fiscal 2000 to HK$3,929,000 (US$508,000) in fiscal 2001. The increase was mainly due to the increase in restricted cash as security deposit for banking facilities.

     Rental income decreased 45% from HK$875,000 (US$113,000) in fiscal 2000 to HK$480,000 (US$62,000) in fiscal 2001. One of the investment properties was left vacant during the year after the expiry of a short-term lease. The said property is being rented to a new tenant for a period of 2 years.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased 27% to HK$93,182,000 (US$12,055,000) or 26% of net sales in 2001, compared with HK$73,174,000 (US$9,466,000) or 24% of net sales in 2000. The increase was mainly due to commission paid to salesmen or agents to attract new (or induce) businesses.

Finance cost

     Finance cost consisted of interest expenses and issuing costs for convertible debentures, decreased from HK$10,172,000 (US$1,316,000) in fiscal 2000 to HK$6,710,000 (US$868,000) in fiscal 2001.

     Interest expenses increased from HK$5,648,000 (US$731,000) in fiscal 2000 to HK$6,710,000 (US$868,000) in fiscal 2001 due to higher utilization rate of credit line facilities.

     During 2000, we issued convertible debentures with gross proceeds of HK$50,245,000 (US$6,500,000) and incurred HK$4,524,000 (US$585,000) in issuing expenses.

Income taxes

     We were incorporated in the British Virgin Islands and, under current law of the British Virgin Islands, are not subject to tax on income or on capital gains.

     For our subsidiaries in Hong Kong, the prevailing corporate income tax rate is 16%.

     Our subsidiaries in China are registered to qualify as Foreign Investment Enterprises in China and are eligible for certain tax holidays and concessions. Accordingly, certain of our Chinese subsidiaries are exempt from Chinese income tax for two years starting from their first profit-making year, followed by a 50% reduction of tax for the next three years.

     Two of our subsidiaries in China are currently enjoying the tax holidays or concessions in fiscal 2001, with one of which commenced its first profit-making year. Accordingly, their entitlements will expire in fiscal 2005 and 2006 respectively. Other subsidiaries in China either no longer enjoy the tax holiday and concession or have not yet commenced its first profit-making year. As a result, HK$18,000 (US$2,000) of Chinese income tax expense was recorded. Chinese income tax is calculated at the applicable rate relevant to the Chinese subsidiaries, which currently is 15%.

     Net income tax increased from HK$25,000 (US$3,000) in fiscal 2000 to HK$1,637,000 (US$211,000) in fiscal 2001. There were Hong Kong tax overprovision of HK$1,207,000 (US$156,000) in fiscal 2000 and HK$208,000 (US$27,000) in fiscal 2001, after the finalization of tax assessment for previous years.

Fiscal 2000 compared with Fiscal 1999

Net Sales

     Net sales increased 54% to HK$300,901,000 (US$38,926,000) in fiscal year ended 2000 from HK$195,219,000 (US$25,255,000) in fiscal year ended 1999. This increase is primarily driven by volume increases in sales to new and existing customers, including QVC, Sterling Inc. and Mervyn’s. We also expanded our gem lines during the year in order to provide a complete range of jewelry to our existing and new customers. Our diamond jewelry sales accounted for 6% of the total net sales in fiscal year 2000.

Gross Profit

     The gross profit margin dropped from 48% in 1999 to 38% in 2000 due to:

•	a change in the product mix. Previously, most of our sales were made with jewelry set with semi-precious stones; in 2000, more sales were made with precious stones and diamonds. Diamond jewelry generally has a higher sales value but a much lower profit margin;

•	additional model-making charges incurred and expensed to build up the diamond jewelry sample lines; and

•	discounts given on certain volume-sales programs for existing customers and discounts given to new customers to induce businesses.

As the proportion of our diamond jewelry sales is expected to rise, the profit margin is expected to drop and stabilize at around 38% in the next few years.

Other Revenue

     Interest income increased from HK$1,690,000 (US$219,000) in fiscal 1999 to HK$2,668,000 (US$345,000) in fiscal 2000. The increase was mainly due to the increase in restricted cash as security deposit for banking facilities.

     Rental income increased 85% to HK$875,000 (US$113,000) in 2000 from HK$474,000 (US$61,000) in 1999, due mainly to the short-term lease of one of the investment properties during 2000.

Selling, General and Administrative Expenses

     Selling, general and administrative expenses increased 33% to HK$73,174,000 (US$9,466,000) or 24% of net sales in 2000, compared with HK$55,003,000 (US$7,116,000) or 28% of net sales in 1999.

     The decrease of 4% is the net effect of :

•	more contributions to the fixed cost even though the profit margin is lower; and

•	increased personnel in sales and marketing, design and logistics to cope with the significant sales growth. As a result, we have leased an additional office space of around 2,000 square feet in our Hong Kong headquarters.

Finance cost

     Finance cost is principally consisted of interest expenses, and issuing cost for convertible debentures, increased to HK$10,172,000 (US$1,316,000) in 2000 from HK$6,876,000 (US$890,000) in 1999.

     Interest expenses decreased 18% to HK$5,648,000 (US$731,000) in 2000 from HK$6,876,000 (US$890,000) in 1999. The proceeds from the issuance of the convertible debentures during fiscal 2000 provided us with working capital and our level of borrowings dropped during 2000.

     During 2000, we issued convertible debentures with gross proceeds of HK$50,245,000 (US$6,500,000) and incurred HK$4,524,000 (US$585,000) issuing expenses.

Income Taxes

     We were incorporated in the British Virgin Islands and, under current law of the British Virgin Islands, are not subject to tax on income or on capital gains.

     For our subsidiaries in Hong Kong, the prevailing corporate income tax rate is 16%.

     Our subsidiaries in China are registered to qualify as Foreign Investment Enterprises in China and are eligible for certain tax holidays and concessions. Accordingly, certain of our Chinese subsidiaries are exempt from Chinese income tax for two years starting from their first profit making year, followed by a 50% reduction of tax for the next three years.

     One of the subsidiaries initiated its first year of tax holidays during 2000 and the entitlement will therefore expire fiscal 2005. Other subsidiaries in China either no longer enjoy the tax holiday and concession or have not yet commenced its first profit-making year. As a result, we have not recorded any Chinese income tax expense. Chinese income tax in the future will be calculated at the applicable rates relevant to the Chinese subsidiaries, which currently are 15%.

     Net income tax decreased 93% to HK$25,000 (US$3,000) in 2000 from HK$380,000 (US$49,000) in 1999. This is the net effect of a current-year Hong Kong tax provision of HK$1,207,000 (US$156,000) and the previous years’ over provision of HK$1,182,000 (US$153,000).

B. LIQUIDITY AND CAPITAL RESOURCES.

Fiscal 2002 compared with Fiscal 2001

     We have no direct business operations other than the ownership of our subsidiaries and investment securities. Our ability to pay dividends and meet other obligations depends upon our receipt of dividends or other payments from our operating subsidiaries and investment securities.

Equity Line of Credit:

     We do not currently consider the proceeds of the equity line of credit as a source of liquidity. If the price and the trading volume of our common stock remain at current levels, we will be unable to draw down all or substantially all of the $10,000,000 under the equity line. The maximum draw down amount of any draw down under our equity line facility will be equal to 20% of the weighted average price for our common stock for the particular number of trading days immediately prior to the date that we deliver notice to Navigator of our intention to exercise a draw down multiplied by the total trading volume in respect of our common stock for such period. If our stock price and trading volume remain at current levels, then either the maximum draw down amount formula or the threshold price will probably prevent us from being able to draw down all of the proposed equity line facility with Navigator. For example, during the 10 trading day period ended September 19, 2002, our weighted average stock price was $1.1961 per share and our total daily trading volume was 126,850 shares. Based on such stock price and trading volume levels, the maximum draw down amount available to us during such period would have been $30,345. Accordingly, if our stock price and the trading volume of our stock remain at these levels for the near future, we will be unable to access the full $10,000,000 under the equity line.

Cash:

     For the fiscal year ended April 30, 2002, as a result of HK$20,652,000 (US$2,673,000) provided by financing activities and HK$919,000 (US$120,000) and HK$14,843,000 (US$1,920,000) used by operating and investing activities, as well as HK$3,258,000 (US$421,000) used in returns on investments and servicing of finance and HK$1,642,000 (US$212,000) paid for incomes taxes, cash and cash equivalents decreased by HK$10,000 (US$1,000).

     Net cash used by operating activities in fiscal 2002 was HK$919,000 (US$120,000) as compared with net cash provided of HK$31,033,000 (US$4,015,000) in fiscal 2001. The negative cash flows from operating activities in fiscal 2002 was primarily due to decrease in sales and gross profit margin.

     For the fiscal year ended April 30, 2002, net cash outflow from investing activities was HK$14,843,000 (US$1,920,000) as compared with HK$31,740,000 (US$4,106,000) in fiscal 2001. The net cash used in investing activities during fiscal 2002 were HK$18,406,000 (US$2,381,000) for the further acquisition of 68.8% of a subsidiary, iBBC Inc. which engaged in marketing jewelry from its display cases in retail shops, HK$3,248,000 (US$420,000) for the acquisition of property, plant and equipment, and less proceed of HK$91,000 (US$12,000) on disposal of plant and equipment, and HK$6,720,000 (US$869,000) from related parties.

     Net cash provided by financing activities in fiscal 2002 was HK$20,652,000 (US$2,672,000) as compared with net cash used in HK$399,000 (US$52,000) in fiscal 2001. There was HK$24,658,000 (US$3,190,000) received in respect of new gold loan arrangement in fiscal 2002.

     Our cash and cash equivalents are mainly held in U.S. dollars and HK dollars.

Accounts Receivable:

     As of April 30, 2002, net accounts receivable increased by HK$13,529,000 (US$1,750,000) to HK$61,944,000 (US$8,013,000) from HK$48,415,000 (US$6,263,000) as of April 30, 2001. The increase in net accounts receivable was due to some customers have prolonged the credit period. The sales-to-customers accounts receivable are generally offered a 60-day credit period.

Inventory:

     Inventory decreased by HK$38,807,000 (US$5,020,000) from HK$160,955,000 (US$20,822,000) as of April 30, 2001 to HK$122,148,000 (US$15,802,000). During the year, special charge of HK$44,144,000 (US$5,711,000) has been made on inventory largely related to reduced orders from key customers. Excluding this special charge, and in view of the possible sluggish market, the rate of growth in inventory was 3% in fiscal 2002 as compared with 8% in fiscal 2001.

Letters of Credit:

     As of April 30, 2002, we had various letters of credit under banking facilities which totaled HK$90,000,000 (US$11,643,000). We had HK$43,642,000 (US$5,646,000) and HK$28,206,000 (US$3,649,000) outstanding under letters of credit as of April 30, 2002 and 2001. Under the banking facilities arrangement, we are required to maintain certain cash balances which totaled HK$41,000,000 (US$5,304,000) as of April 30, 2002 and 2001.

Gold Loan Facilities:

     We have also secured “gold loan” facilities with various banks in Hong Kong, which typically bear a below-market interest rate. At the close of each reporting period, the gold loan is “marked to market” with changes reflected on the income statement. Due to lower interest rates charged for gold loans, our cost through our gold loan program has been substantially less than the costs that would have been incurred if we were to finance the purchase of all of our gold requirements with borrowings under our letter of credit facility or other credit arrangements. The gold loan, however, does expose us to certain market risks associated with potential future increases in the price of gold, and we currently do not hedge against such risks. Under the gold loan arrangements, we may defer the purchase until such time as we decide appropriate, the price to be paid being the current market price at time of payment. We had outstanding loans to purchase 14,850 and 6,950 ounces of gold as of April 30, 2002 and 2001, with the related balances being HK$44,038,000 (US$5,697,000) and HK$14,278,000 (US$1,847,000) respectively. Interest rates for these loans were 1.7% to 3.4% as of April 30, 2002 (2001: 2% to 2.9%). Unrealized loss on the unsettled gold loans for the year ended April 30, 2002 was HK$5,102,000 (US$660,000) compared with unrealised gain of HK$343,000 (US$44,000) for the year ended April 30, 2001.

Notes Payable:

     Long-term mortgage loans on our properties totaled HK$2,180,000 (US$282,000) and HK$5,971,000 (US$773,000) as of April 30, 2002 and 2001. All of our properties are pledged substantially as collateral for our banking facilities.

Fiscal 2001 compared with Fiscal 2000

     We have no direct business operations other than the ownership of our subsidiaries and investment securities. Our ability to pay dividends and meet other obligations depends upon our receipt of dividends or other payments from our operating subsidiaries and investment securities.

Cash:

     The primary sources of our cash flow for working capital and capital expenditure for fiscal 2001 had been the net cash inflows from operating revenue. Seasonal working capital needs have been met through short-term borrowing under revolving lines of credit.

     For the fiscal year ended April 30, 2001, as a result of HK$31,033,000 (US$4,015,000) provided by operating activities and a tax refund of HK$363,000 (US$47,000), less HK$31,740,000 (US$4,106,000) used in investing activities, HK$399,000 (US$52,000) used by financing activities, as well as HK$2,737,000 (US$354,000) used in returns on investments and servicing of finance, cash and cash equivalents decreased by HK$3,480,000 (US$450,000).

     Net cash provided by operating activities in fiscal 2001 was HK$31,033,000 (US$4,015,000) as compared with net cash used of HK$9,076,000 (US$1,174,000) in fiscal 2000. Negative cash flows from operating activities in previous year was principally due to deliberate accumulation of cut stones inventory.

     For the fiscal year ended April 30, 2001, net cash outflow from investing activities was HK$31,740,000 (US$4,106,000) as compared with HK$5,162,000 (US$668,000) in fiscal 2000. The net cash used in investing activities during fiscal 2001 were used for the acquisition of investment securities for HK$25,386,000 (US$3,284,000), and purchase of property, plant and equipment for HK$6,429,000 (US$832,000), and less proceed of HK$75,000 (US$10,000) on disposal of property, plant and equipment. During fiscal year 2001, we acquired 20% equity interests in a company whose principle activities are the manufacturing and trading of rough and pre-formed gemstones, and 16.8% equity interests in a jewelry retail company, for further expansion through vertical integration and the development of distribution channel in the United States. We had no significant control and influence over both companies’ operating and financial policies.

     Net cash used in financing activities in fiscal 2001 was HK$399,000 (US$52,000) as compared with net cash provided of HK$41,314,000 (US$5,345,000), There was HK$45,721,000 (US$5,915,000) received in respect of convertible loans issued in previous year.

     Our cash and cash equivalents are mainly held in U.S. dollars and HK dollars.

Accounts Receivable:

     As of April 30, 2001, net accounts receivable increased by HK$5,726,000 (US$741,000) to HK$48,415,000 (US$6,264,000) from HK$42,689,000 (US$5,523,000) as of April 30, 2000. The increase in net accounts receivable is in line with increase in sales. The sales-to-customers accounts receivable are generally offered a 60-day credit period.

Inventory:

     Inventory increased by HK$12,513,000 (US$1,619,000) from HK$148,442,000 (US$19,203,000) as of April 30, 2000 to HK$160,955,000 (US$20,822,000). In view of the possible sluggish market, the rate of growth in inventory was dropped from 58% in fiscal 2000 to 8% in fiscal 2001.

Letters of Credit:

     As of April 30, 2001, we had various letters of credit under banking facilities which totaled HK$86,000,000 (US$11,125,000). We had HK$25,941,000 (US$3,356,000) and HK$28,206,000 (US$3,649,000) outstanding under letters of credit as of April 30, 2000 and 2001. Under the banking facilities arrangement, we are required to maintain certain cash balances which totaled HK$26,000,000 (US$3,363,000) and HK$41,000,000 (US$5,304,000) as of April 30, 2000 and 2001.

Gold Loan Facilities:

     We have also secured “gold loan” facilities with various banks in Hong Kong, which typically bear a below-market interest rate. At the close of each reporting period, the gold loan is “marked to market” with changes reflected on the income statement. Due to lower interest rates charged for gold loans and declining prices of gold, our cost through our gold loan program has been substantially less than the costs that would have been incurred if we were to finance the purchase of all of our gold requirements with borrowings under our letter of credit facility or other credit arrangements. The gold loan, however, does expose us to certain market risks associated with potential future increases in the price of gold, and we currently do not hedge against such risks. Under the gold loan arrangements, we may defer the purchase until such time as we decide appropriate, the price to be paid being the current market price at time of payment. We had outstanding loans to purchase 4,850 and 6,950 ounces of gold as of April 30, 2000 and 2001, with the related balances being HK$10,259,000 (US$1,327,000) and HK$14,278,000 (US$1,847,000) respectively. Interest rates for these loans were 2% to 2.9% as of April 30, 2001 (2000: 3.15% to 3.45%). Unrealized gain on the unsettled gold loans as of April 30, 2000 and 2001 were HK$338,000 (US$44,000) and HK$343,000 (US$44,000).

Notes Payable:

     Long-term mortgage loans on our properties totaled HK$10,139,000 (US$1,311,000) and HK$5,971,000 (US$773,000) as of April 30, 2000 and 2001. All of our properties are pledged substantially as collateral for our banking facilities.

Fiscal 2000 compared with Fiscal 1999

     We have no direct business operations other than our ownership of our subsidiaries. Our ability to pay dividends and meet other obligations depends upon our receipt of dividends or other payments from our operating subsidiaries.

Cash:

     The primary sources of our cash for working capital and capital expenditure for fiscal 2000 had been the net cash inflows from operating revenue and the issue of the 3% convertible debentures. Seasonal working capital needs have been met through short-term borrowing under revolving lines of credit.

     For the fiscal year ended April 30, 2000, as a result of HK$41,314,000 (US$5,345,000) cash provided by financing activities and HK$9,076,000 (US$1,174,000) and HK$5,162,000 (US$668,000) used by operating and investing activities, as well as HK$2,804,000 (US$363,000) net cash used for returns on investments and servicing of finance and HK$93,000 (US$12,000) paid for income taxes, cash and cash equivalents increased by HK$24,179,000 (US$3,128,000).

     Net cash used by operating activities in fiscal 2000 was HK$9,076,000 (US$1,174,000) as compared with net cash provided of HK$1,269,000 (US$164,000) in fiscal 1999. Negative cash flows from operating activities are principally the result of improved operating results, offset by increased working capital requirement attributable to the increase in accounts receivable and inventory levels.

     For the fiscal year ended April 30, 2000, net cash used in investing activities was HK$5,162,000 (US$668,000), a decrease of HK$2,640,000 (US$341,000) compared with HK$7,802,000 (US$1,009,000) in fiscal 1999. The net cash used in investing activities during fiscal 2000 were used for the acquisition of the remaining 40% of the share capital of Lorenzo Giftware Ltd. (f/k/a Lorenzo Marketing Co., Ltd.) for HK$1,830,000 (US$237,000) for further expansion of market share in Japan and Europe; and purchase of property, plant and equipment for HK$3,477,000 (US$450,000) and less proceed of HK$145,000 (US$19,000) on disposal of property, plant and equipment.

     Our cash and cash equivalents are mainly held in U.S. dollars and HK dollars.

Accounts Receivable:

     As of April 30, 2000, net accounts receivable increased by HK$8,517,000 (US$1,102,000) to HK$42,689,000 (US$5,523,000) from HK$34,172,000 (US$4,421,000) as of April 30, 1999. The increase in net accounts receivable is in line with the increase in sales. Receivables for sales to customers are generally offered a 60-day credit period.

Inventory:

     Inventory increased by HK$54,806,000 (US$7,090,000) from HK$93,636,000 (US$12,113,000) as of April 30, 1999 to HK$148,442,000 (US$19,203,000) as of April 30, 2000. The increase was due to our management’s anticipation of significant increase in sales for the new fiscal year, increase in the cost of rough gemstones, more sample lines of jewelry built up, and maintaining sufficient inventory for block-orders, especially for QVC.

Prepayment and Other Current Assets:

     We advanced HK$15,460,000 (US$2,000,000) to one of our principal gemstone suppliers to secure the first right to, and steady gemstone supplies. The advance was included in the balance of the accounts receivable as of April 30, 1999, and has been reclassified retrospectively to prepayment and other current assets in fiscal 1999 and 2000.

Letters of Credit:

     As of April 30, 2000, we had various letters of credit under banking facilities which totaled HK$66,500,000 (US$8,603,000). We had HK$34,193,000 (US$4,423,000) and HK$25,941,000 (US$3,356,000) outstanding under letters of credit as of April 30, 1999 and 2000. Under the banking facilities arrangement, we are required to maintain certain cash balances which totaled HK$15,185,000 (US$1,964,000) and HK$26,000,000 (US$3,363,000) as of April 30, 1999 and 2000.

Gold Loan Facilities:

     We have also secured “gold loan” facilities with various banks in Hong Kong, which typically bear a below-market interest rate. At the close of each reporting period, the gold loan is “marked to market” with changes reflected on the income statement. Due to lower interest rates charged for gold loans and declining prices of gold, our cost through our gold loan program has been substantially less than the costs that would have been incurred if we were to finance the purchase of all of our gold requirements with borrowings under our letter of credit facility or other credit arrangements. The gold loan, however, does expose us to certain market risks associated with potential future increases in the price of gold, and we currently do not hedge against such risks. Under the gold loan arrangements, we may defer the purchase until such time as we decide appropriate, the price paid to be paid being the current market price at time of payment. We had outstanding loans to purchase 4,300 and 4,850 ounces of gold as of April 30, 1999 and 2000, with the related balances being HK$9,500,000 (US$1,229,000) and HK$10,259,000 (US$1,327,000). Interest rates for these loans were 3.15% to 3.45% as of April 30, 2000 (1999: 3.1% to 3.3%). Unrealized gain on the unsettled gold loans as of April 30, 1999 and 2000 were HK$630,000 (US$82,000) and HK$338,000 (US$44,000).

Notes Payable:

     Long-term mortgage loans on our properties totaled HK$13,923,000 (US$1,801,000) and HK$10,139,000 (US$1,311,000) as of April 30, 1999 and 2000. All of our properties are substantially pledged as collateral for our banking facilities.

Promissory Notes:

     On October 17, 1997, we completed the sale of promissory notes amounting to HK$6,049,000 (US$783,000). These notes provided for interest of 7% and the note holders were repaid in full from the proceeds of our initial public offering. In addition, they received 156,500 shares of our common stock upon completion of the public offering. As of April 30, 1998, we had outstanding promissory notes amounting to HK$2,184,000 (US$283,000), which were repaid during the year ended April 30, 1999.

Initial Public Offering — 1998:

     In April 1998, we completed an initial public offering in which we sold 1,460,000 shares of common stock and 1,679,000 warrants. We realized gross proceeds of HK$58,051,000 (US$7,510,000) from this offering. We may realize additional proceeds from the exercise of the warrants, although there can be no assurance that such warrants will be exercised. During the fiscal year ended April 30, 1999, we received gross proceeds of HK$8,464,000 (US$1,095,000) from the sale of 219,000 shares of common stock pursuant to an over-allotment option granted in the offering.

Convertible Debentures — 2000:

     On October 29, 1999, we entered into a Securities Purchase Agreement with an accredited investor pursuant to which we agreed to issue, and the investor agreed to purchase, up to HK$81,165,000 (US$10,500,000) of 3% convertible debentures, as well as common stock purchase warrants. During the fiscal year ended April 30, 2000, we received gross proceeds of HK$50,245,000 (US$6,500,000) from the issue of the 3% convertible debentures to that investor. HK$27,055,000 (US$3,500,000) of the gross proceeds and related interest expenses have been converted into 1,072,412 shares of our common stock as of April 30, 2000. The remaining HK$23,190,000 (US$3,000,000) and accrued interest was subsequently converted into 1,233,557 shares of our common stock during the fiscal year ended April 30, 2001. The proceeds of convertible debentures was used to provide restricted cash of HK$7,000,000 (US$906,000) and HK$15,000,000 (US$1,940,000) as collateral for general banking facilities in fiscal 2000 and 2001, and partly used to finance the purchases of investment securities in 2001.

Looking Forward:

     We anticipate that cash flow from operations, proceeds from the issue of the convertible debentures, borrowings available under our existing credit line and our gold loan arrangement will be sufficient to satisfy our capital needs for the next twelve months.

Reconciliation to US GAAP

     We prepare our financial statements under Generally Accepted Accounting Principles as practiced in Hong Kong, which we refer to as HK GAAP. There are certain differences between HK GAAP and GAAP as practiced in the United States, which we refer to as US GAAP. In consideration of US GAAP, certain adjustments would have been provided.

     Under US GAAP, for the fiscal year ended April 30, 2002, HK$472,000 (US$61,000) would be recorded as depreciation expenses on properties and investment properties, HK$2,297,000 (US$297,000) of compensation cost in connection with the fair value of options granted to consultants would be expensed. Furthermore, HK$1,648,000 (US$213,000) in relation to the amortization of goodwill and HK$500,000 (US$65,000) in relation to the deficit on revaluation of investment properties would also be credited. As a result, our net loss for the year ended April 30, 2002 under US GAAP would be HK$61,069,000 (US$7,901,000).

     Under US GAAP, for the fiscal year ended April 30, 2001, HK$472,000 (US$61,000) would be recorded as depreciation expenses on properties and investment properties and HK$143,000 (US$18,000) would be recorded as amortization of financial consulting fee for the IPO. In addition, HK$754,000 (US$98,000) of compensation cost in connection with the fair value of options granted to consultants and HK$296,000 (US$38,000) for the amortization of discount on convertible debentures would be expensed. Furthermore, HK$7,000 (US$1,000) in relation to the amortization of goodwill and HK$1,885,000 (US$244,000) in relation to the deficit on revaluation of investment properties would also be credited. Adjustments were also made in respect of costs associated with stock-based transactions and interest expenses arising from beneficial conversion features of convertible debentures which amounted to HK$1,299,000 (US$168,000) and HK$6,751,000 (US$873,000) respectively (see below for details). As a result, our net income for the year ended April 30, 2001 under US GAAP would be HK$24,231,000 (US$3,136,000).

     Under US GAAP, for the fiscal year ended April 30, 2000, HK$472,000 (US$61,000) would be recorded as depreciation expenses on properties and investment properties and HK$275,000 (US$36,000) would be recorded as amortization of financial consulting fee for the IPO. In addition, HK$136,000 (US$18,000) of compensation cost in connection with the fair value of warrants granted to a consultant, HK$238,000 (US$31,000) for the amortization of discount on convertible debentures and HK$328,000 (US$42,000) of compensation cost of the fair value of warrants granted to the convertible debentures placement agent, would be expensed. Furthermore, HK$7,000 (US$1,000) in relation to the amortization of goodwill and HK$686,000 (US$89,000) in relation to the amortization of certain offering costs in which the related deferred costs were expensed under US GAAP in previous years would also be credited. Adjustments were also made in respect of interest expense arising from beneficial conversion features of convertible debentures which amounted to HK$5,291,000 (US$684,000) (see below for details). As a result, our net income for the year ended April 30, 2000 under US GAAP would be HK$29,673,000 (US$3,839,000).

Stock-Based Compensation (In relation to The 1998 Stock Compensation Plan)

     In 1998, we adopted The 1998 Stock Compensation Plan which allows the Board of Directors to grant stock options to individuals to purchase common stock of the Company. Under HK GAAP, there are no specific requirements to recognize the compensation cost arising from stock options granted to these individuals on the financial statements.

     Under US GAAP, we adopted the provisions of SFAS No. 123 “Accounting for Stock-Based Compensation” in respect of options granted to employees. As permitted by SFAS No. 123, we have chosen to account for stock-based compensation using the intrinsic value method. Accordingly, because the exercise price of our incentive stock options is same as or higher than the market price of the underlying stock on the date of grant, no compensation expense has been recognized for its stock-based compensation plan. Had compensation expense for the incentive stock option plan been determined based on the fair value at the date of grant and been amortized over the period from the date of grant to the date that the award is vested, consistent with the provisions of SFAS No. 123, our net income and earnings per share would have been reported as follows:

	Year ended April 30

	2000	2001

	HK$	HK$
Pro forma net income (as restated)	28,833,000	8,567,000

Pro forma earnings per share (as restated)
Basic	4.38	1.00

Diluted	4.19	1.00

     There were no stock options granted to employees during the year ended April 30, 2002, and all previously granted options were immediately exercisable, and accordingly no pro forma net loss and loss per share for 2002 are presented.

     The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

	Year ended April 30

	2000	2001

Expected dividend yield	Nil	Nil
Expected stock price volatility	19%	22%
Risk-free interest rate	6.49%	5.34%
Expected life of options	3 years	3 years

     The weighted average fair value per option granted during the year ended April 30, 2000 and 2001 was US$0.41 and US$0.45 respectively.

     Our stock option activities and related information for the years ended April 30, 2000, 2001 and 2002 are summarized as follows:

	As of April 30

	2000		2001		2002

		Weighted		Weighted		Weighted
		Average		average		average
		Exercise		exercise		exercise
	Options	Price	Options	price	Options	price

		US$		US$		US$
Outstanding and exercisable, beginning of year	1,285,000	5.00	1,550,000	5.00	3,376,000	2.00
Granted	265,000	5.00	5,226,000	2.35	—	—
Cancelled	—	—	(3,400,000)	3.91	(458,000)	2.00

As of April 30

	2000		2001		2002

		Weighted		Weighted		Weighted
		Average		average		average
		Exercise		exercise		exercise
	Options	Price	Options	price	Options	price

		US$		US$		US$
Outstanding and exercisable, end of year	1,550,000	5.00	3,376,000	2.00	2,918,000	2.00

Weighted average remaining contractual life	9.13 years		7.06 years		6.06 years

Stock-Based Transactions

     We issued to a consultant a warrant to purchase 35,000 shares of common stock as part of the consultancy fee on July 31, 1999. In addition, we issued to a placement agent two warrants to purchase an aggregate of 65,000 shares of common stock for the services rendered in respect of the issue of the convertible debentures on November 5, 1999 and March 22, 2000. During the financial year 2002, we further issued to consultants, agents or investor warrants to purchase an aggregate of 860,000 shares of our common stock. Under HK GAAP, there are no specific requirements to recognize the compensation costs arising from these transactions. Under US GAAP, the costs associated with these transactions are accounted for based on fair value of the warrants at the date of issue.

     In addition, options were issued to consultants/advisers under The 1998 Stock Compensation Plan to purchase our common stock as part of their fees during the year ended April 30, 2001. Under US GAAP, the costs associated with these transactions are also accounted for based on the fair value of these options at the date of issue.

     Using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Year ended April 30

	2000	2001	2002

Expected dividend yield	Nil	Nil	Nil
Expected stock price volatility	19%	22%	23%
Risk-free interest rate	6.49%	5.34%	4.23%
Expected life of options	3 years	3 years	3.21 years

     The fair value of these warrants and options was estimated as HK$464,000, HK$2,053,000 and HK$2,297,000 respectively for the years ended April 30, 2000, 2001 and 2002. The additional expense was recognized in the statement of operations under US GAAP and the same amount was recorded in our reserve account. Effectively, there was no net effect on the shareholders’ equity under US GAAP.

     In respect of the fair value of HK$2,053,000 estimated for options granted in financial year 2001, as only HK$754,000 was reported in the previous year’s financial statements, the profit for 2001 previously reported under US GAAP has been restated for the amount undercharged.

Beneficial Conversion Features of Convertible Debentures

     Under US GAAP, the embedded beneficial conversion feature associated with the issue of a convertible debt security should be recognized and measured by an amount equal to the intrinsic value of that feature reflected as a discount from the convertible debentures with a corresponding credit to additional paid-in capital. That amount is calculated at the commitment date (i.e. issue date of the convertible debentures in this case) as the difference between the conversion price and the fair value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. The intrinsic value of the beneficial conversion feature is amortized to the statement of operations over the life of the convertible debentures. There is no such requirement under HK GAAP. The beneficial conversion feature charged to income as interest expense amounted to HK$5,291,000 and HK$6,751,000 for the year ended April 30, 2000 and 2001 respectively. As of April 30, 2000, the unamortized portion of beneficial conversion feature was HK$6,717,000. Accordingly, the shareholders’ equity under US GAAP was increased by that amount. As these amounts were not reported in previous years’ financial statements, the profit for the year of 2000 and 2001 and the shareholders’ equity as of April 30, 2000 have been restated in this respect.

Impact of recently issued US GAAP accounting standards.

     Effective July 1, 2001, we adopted Statement of Financial Accounting Standard (“SFAS”) No. 141 “Business Combinations”. In accordance with SFAS No. 141, all business combinations initiated after June 30, 2001 are to be accounted for using the purchase method; the pooling of interest method of accounting is prohibited. The acquisition of the jewelry retail company on March 21, 2002 (see note 17 (a)) was accounted for by purchase method of accounting.

     In July 2001, Financial Accounting Standards Board (“FASB”) issued SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS No. 142 provides that goodwill and intangible assets which have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. Consequently, the goodwill arisen from the acquisition of the jewelry retail company on March 21, 2002 is not amortized and subject to impairment test in this financial year. We adopted SFAS No. 142 effective on May 1, 2002, the first day of our fiscal year 2003. Other than the goodwill arisen from the acquisition on March 21, 2002, we have no other goodwill and intangible assets as of April 30, 2002. We do not believe that the adoption of the statement will have a material impact on our financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 143 “Accounting for Asset Retirement Obligations”. SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Group’s financial statements is not expected to be material.

     In October 2001, the FASB issued SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 replaces SFAS No. 121, “Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”. SFAS No. 144 requires long-lived assets be measured at the lower of selling amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for consolidated financial statements issued for financial years beginning after December 15, 2001. The Group does not expect that the adoption of SFAS No. 144 will have a material impact on the Group’s financial statements.

     In April 2002, the FASB issued SFAS No. 145 “Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections”. This statement made revisions to the accounting for gains and losses from the extinguishment of debt, rescinded SFAS No. 44, and required certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. The Group is required to and will adopt SFAS No. 145 on May 1, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Group’s financial statements.

Inflation

     We do not consider inflation to have had a material impact on our results of operations over the last three years.

Foreign Exchange

     More than 99% of our sales are denominated in U.S. Dollars whereas the other sales are basically denominated in Hong Kong Dollars. The largest portion of our expenses are denominated in Hong Kong Dollars, followed by U.S. Dollars and Renminbi. The exchange rate of the Hong Kong Dollar is currently pegged to the U.S. Dollar, but during the past several years the market exchange rate has fluctuated within a narrow range. The Chinese government principally sets the exchange rate between the Renminbi and all other currencies. As a result, the exchange rates between the Renminbi and the U.S. Dollar and the Hong Kong Dollar have fluctuated in the past and may fluctuate in the future. If the value of the Renminbi or the Hong Kong Dollar decreases relative to the U.S. Dollar, such fluctuation may have a positive effect on our results of operations. If the value of the Renminbi or the Hong Kong Dollar increases relative to the U.S. Dollar, such fluctuation may have a negative effect on our results of operations. We do not currently hedge our foreign exchange positions.

Governmental economic and political policies and factors

     For information regarding governmental economic, fiscal, monetary and political policies that could materially affect our operations, directly or indirectly, please refer to the “Risk Factors — Risks Related to Our Business” section on pages 11 to 13.

C. RESEARCH AND DEVELOPMENT, PATENTS AND LICENSES, ETC.

     During each of the last three fiscal years, we did not spend any amounts on company-sponsored research and development activities.

D. TREND INFORMATION.

Production

     The total production for fiscal year 2003 is estimated at 1,400,000 pieces compared to 1,200,000 pieces for fiscal year 2002.

Sales

     Due to weak demand in the U.S. market, the sales for fiscal year 2003 is estimated at US$46 million, compared to US$39 million for the fiscal year 2002.

     The gross profit margin for the fiscal year 2003 is estimated to be approximately 30%, which is the same level as the fiscal year 2002 before giving effect to special charges.

Inventory

     The average inventory level for fiscal year 2003 is estimated to be approximately US$16 million compared with the fiscal year 2002, which approximately amounted to US$21 million.

OUR BUSINESS

A. HISTORY AND DEVELOPMENT OF THE COMPANY.

     LJ International Inc. (“we”) were incorporated as an international business company under the International Business Companies Act of the British Virgin Islands on January 30, 1997. We own all of the issued share capital in the following significant subsidiaries:

•	Lorenzo Jewelry Limited (“Lorenzo Jewelry”), a company incorporated in Hong Kong on February 20, 1987. Lorenzo Jewelry owns all of the equity in:

•	Shantou SEZ Lorenzo Gems & Craft Factory Co., Ltd.; and

•	Shantou Lorenzo Jewelry Mfg.

•	Lorenzo Gems Manufacturing (Shenzhen) Co., Ltd.

•	Lorenzo Jewellery (Shenzhen) Co., Ltd.

•	Lorenzo Diamond Jewelry Mfg. Co. Limited.

•	iBBC, Inc.

     Under a cooperative joint venture agreement between Lorenzo Jewelry and Guangdong Province Shantou Artcrafts Imports and Exports Co., we control the operating and financial activities of Shantou Lorenzo Jewelry Mfg. and are responsible for all of its profits and losses.

     Our principal place of business and our executive offices are located at Units #09-#12, 12/F, Block A, Focal Industrial Centre, 21 Man Lok Street, Hung Hom, Kowloon, Hong Kong, telephone: (011) 852-2764-3622. We have designated CT Corporation, 111 Eighth Avenue, New York, New York 10011 as our agent for service of process in the United States.

     We have not made any significant capital expenditures or divestitures during our last three fiscal years, nor are any currently in progress. Our purchases of property, plant and equipment consisted of the following, presented in HK$ in thousands:

	Year ended April 30,

	2000	2001	2002

Leasehold improvement	1,041	2,654	1,664
Furniture, fixtures & equipment	1,219	2,442	1,397
Plant and machinery	1,364	1,374	187

Total	3,624	6,470	3,248

     Our forecasted capital expenditures on development of our proposed new 18,000 square feet CAD/CAM enabled production facility is US$420,000 which we intend to finance from existing working capital. It includes US$270,000 for plant and machinery, US$133,000 for leasehold improvement and US$17,000 for furniture and fixtures. The facility started limited production with trial orders in late October 2002, and is expected to run to 50% of its capacity by May 2003, depending on order volume.

B. BUSINESS OVERVIEW.

     We are a totally vertically integrated company that designs, brands, markets and distributes a complete range of fine jewelry. While we specialize in the semi-precious jewelry segment, we also offer high-end pieces set in yellow gold, white gold, platinum or sterling silver and adorned with semi-precious stones, diamonds, pearls and precious stones. We distribute mainly to fine jewelers, department stores, national jewelry chains and electronic and specialty retailers throughout North America and Western Europe. Our product lines incorporate all major categories sought by major retailers, including earrings, necklaces, pendants, rings and bracelets.

     We believe that our vertically integrated structure provides significant advantages over our competitors. All profits from value added processes are captured internally, rather than shared with third party manufacturers. This results in very competitive pricing for the retailer and enhanced profits for us. Innovative processes in stone cutting and manufacturing further enhance our competitive position.

     We employ an international design team and all of our designs and merchandising strategies are proprietary. Our exclusive and innovative concepts that we create offer brand potential. Our primary marketing focus has been in North America where we have sold directly to certain high volume customers who need specialized product development services and through a marketing relationship with International Jewelry Connection (IJC) for those customers that need higher levels of service and training.

     We organize our marketing and distribution strategies by retail distribution channels. Concepts are developed for the specific needs of different market segments. We have identified the following as prime retail targets:

•	fine jewelers;

•	national jewelry chains;

•	department stores;

•	electronic retailers; and

•	specialty retailers.

     For the fiscal years ended April 30, 2001 and 2002, approximately 83% and 73% of our sales were in North America.

     The following is a breakdown of our total revenues (in thousands) by geographic market for each of our last three financial years:

	Year ended April 30,

	2000	2001	2002	2002

	HK$	HK$	HK$	US$
United States and Canada	231,751	297,321	222,704	28,810
Hong Kong	20,395	4,631	37,855	4,897
Europe and other countries	45,330	54,330	42,653	5,518
China	2,413	569	49	6
Japan	1,012	934	65	9

	300,901	357,785	303,326	39,240

     Approximately 28% of our sales during the fiscal year ended April 30, 2002 were to our largest customer, QVC, Inc., and were not seasonal in nature. It has been our management’s experience that the remaining 72% of our total sales are seasonally sensitive and occur primarily during August to January of each year.

Our Industry

     The jewelry industry is comprised of two major groups that distribute finished jewelry to retailers in the United States:

•	a small number of manufacturers that make and distribute their own jewelry directly to retailers; and

•	a large number of wholesalers and distributors who purchase products or portions of products from third parties and resell those items to retailers.

     We believe that vertically integrated companies that control costs by performing all value added processes enjoy a distinct competitive advantage over wholesalers and distributors who pay premium acquisition prices for items that they intend to resell. We further believe that large retailers want to rely upon prime manufacturers because they believe that prime manufacturers are reliable, low cost producers who can accommodate the large quantities of production that large retailers commonly purchase.

Our Business Strategy

     Our business strategy is to:

•	increase our market share of moderately priced high-quality gem-set semi-precious and precious jewelry by capitalizing on our unique vertically integrated manufacturing processes to produce diamond and high-end precious stone jewelry in addition to high volume, high-quality semi-precious products;

•	further develop our existing customer relationships with our specialized services; and

•	aggressively expand into new distribution channels, particularly in the United States and throughout Western Europe, Japan, and China.

     We are aggressively developing new product lines in exotic stones, which have high perceived values in semi-precious stones. We have recently expanded into new product categories by:

•	marketing a line of sterling silver jewelry. These are typically merchandised with a retail price range of $30 to $150;

•	offering a new branded collection of sterling silver and 18 karat gold jewelry with a retail price range of $199 to $999; and

•	offering diamond jewelry and expanding this business to our current client base by adding diamonds to some of our settings as well as offering newly designed jewelry.

     We intend to implement our business strategy by:

•	developing a new 18,000 square feet CAD/CAM enabled production facility devoted to diamonds and high-end precious stones, with technology to fully integrate computer design from prototype to sample

•	promoting visits with customers to coordinate and develop their particular promotional sales needs and monitoring their on-hand inventory in order to promote more active sell-through

•	expanding our distribution channels to include all major TV shopping programs in North America, Japan and Korea and further developing business with top-20 discount department store chains and one prominent warehouse club in the U.S.

•	acquiring an electronic supply and replenish module for independent jewelry stores in the U.S.

Our Manufacturing Capability

     We have established two sophisticated factories located in China that perform stone cutting and polishing and jewelry manufacturing. The factories are located in the cities of Shantou and Shenzhen in Guangdong Province, China. The Shantou facility is the older of the two facilities. It consists of 45,000 square feet and has been operating for ten years. The Shenzhen facility has been operating for five years and has 50,000 square feet of manufacturing space. We currently employ approximately 2,000 skilled gemstone cutters and manufacturing personnel and are producing approximately two million carats of cut gemstones and two million pieces of finished fine jewelry annually.

     We purchase imported choice gemstone material which are from mines located in Africa, China and South America, especially concentrated in Brazil. Gemstone craftsmen are trained and managed by our Hong Kong personnel to insure that the highest levels of cutting and polishing quality are achieved. The professional skills possessed by our cutters are applied to a wide variety of shapes and sizes, maximizing the yield and value of the gemstone material that we purchase. By performing internally the value added processes of cutting and polishing our semi-precious gemstones, we maximize quality control and improve our profitability. We specialize in a wide range of popular and exotic semi-precious gemstones ranging from amethyst, aquamarine and peridot to tanzanite and tourmaline.

     We employ specialized manufacturing processes that deliver large quantities of high quality finished jewelry. We are currently producing approximately 160,000 pieces of finished jewelry per month from our two facilities. Each piece of jewelry receives hand made attention, resulting in fine quality finishing at popular prices.

Sales and Marketing

     Our merchandising strategy is to provide unique and differentiated products that are enhanced by the favorable pricing that results from our vertically integrated structure. We invest significant effort in design and model making to produce items which are distinctly different from our competitors. We intend to devote our efforts towards brand development and utilize marketing concepts to enhance the saleability of our production. We recognize that retailers favor certain price points. As part of our product development strategy, we attempt to align our wholesale prices to match retailers’ target prices as a means of achieving these popular price targets.

     Our sales and marketing team is located in our executive offices in Hong Kong. Our marketing and distribution strategy is to identify the strongest retail customers in each distribution channel and to focus design and sales efforts towards the largest and fastest growing retailers. We maintain a broad base of customers and concentrate our efforts on five major jewelry market segments:

•	fine jewelers;

•	national jewelry chains;

•	department stores;

•	electronic retailers; and

•	specialty retailers.

     Our single largest customer is QVC, Inc. which accounted for approximately 47% of our sales during fiscal 2001 and 28% of our sales during fiscal 2002. We do not sell to QVC, Inc. pursuant to any formal or long-term contracts but only on a purchase order basis. Although we have developed and maintained a good and longstanding relationship with QVC, Inc., the loss of QVC, Inc. as a customer or a significant reduction in its orders would have a materially adverse effect on us.

     In March 2000, our wholly-owned subsidiary Lorenzo Jewelry Mfg. (H.K.) Limited (n/k/a Lorenzo Jewelry Limited) entered into a three-year agreement with QVC, Inc. Under the terms of the agreement, QVC has the exclusive right to promote, market, sell and distribute all of the jewelry and watches which we manufacture, develop or sell through direct response television programs in North America, the United Kingdom and Germany. Upon expiration of the initial three-year term, the agreement automatically renews for additional three-year terms if QVC issued purchase orders to us of at least $80 million during the initial term, with certain minimum increases in purchase orders for each succeeding three-year term. The agreement does not, however, obligate QVC to issue any purchase orders to us.

     In addition to direct sales to QVC, Inc. and other retailers, we also sell our products to retailers through International Jewelry Connection. The principal focus of IJC is on major U.S. department stores and jewelry retailers, who require specialized levels of marketing, service and training. These sales representatives are paid on a commission-only basis.

     Our sales promotion efforts include attendance by our representatives at U.S. and international trade shows and conventions, including Las Vegas, Orlando, New York, Basel, Switzerland, Hong Kong and Japan. In addition, we actively advertise in trade journals and related industry publications.

Design and Product Development

     We have seven internationally trained designers who work from our Hong Kong executive office and a growing team of twelve designers who work in a designated area within the Shenzhen manufacturing facility. The Hong Kong design director and the most experienced Hong Kong design staff closely supervises the China-based designers. The China-based designers create designs that have been accepted by our various clients worldwide. The Hong Kong design team attends trade fairs worldwide to gather product ideas and monitor the latest product trends.

     We seek to provide our customers with a broad selection of high-quality 10, 14 and 18 karat gold, platinum and sterling silver jewelry products that incorporate traditional yet fashionable styles and designs. We currently offer approximately 5,000 different styles of rings, bracelets, necklaces, earrings, pendants and matching sets that are contemporary and desirable in the market.

     We study product trends that are emerging in the international market and adapt these trends to the needs of our retail customers. The jewelry offered for sale considers color, fabric and fashion trends which are projected over a two year period. We market our products as lifestyle inspired.

Manufacturing Process

     We manufacture our products at our facilities in Shantou and Shenzhen, China. Our manufacturing processes combine vertical integration, modern technology, mechanization and handcraftsmanship to produce contemporary and fashionable jewelry. Our manufacturing operations basically involve:

•	cutting and polishing semi-precious gemstones;

•	combining pure gold, platinum and sterling silver with other metals to produce jewelry; and

•	finishing operations such as cleaning, polishing and setting, resulting in high quality finished jewelry.

     We have developed a process of cost-effectively producing quality, gem-set jewelry. We believe that we have a substantial competitive advantage due to our unique, vertically integrated manufacturing process.

Supply

     We manufacture and cut our own semi-precious stones. We purchase imported gemstones which are from South America, Africa and China. South America is the major source of ametrine, amethyst, aquamarine, imperial topaz, tourmaline and white topaz, and Africa is the main source of tanzanite, mandarine garnet, garnet aquamarine and topaz. We also purchase imported aquamarine, peridot and topaz from China. We believe that we have good relationships with our suppliers, most of whom have supplied us for many years.

     We maintain our supply of inventory at our warehouse. The amount of our inventory of a particular gemstone determines the extent and size of our marketing program for that product. We purchase preformed and semi-finished cut gemstones in advance and in anticipation of orders resulting from our marketing programs.

     We purchase our gold from banks, gold refiners and commodity dealers who supply substantially all of our gold needs which we believe is sufficient to meet our requirements.

     Gold acquired for manufacture is at least .995 fine and is combined with other metals to produce 10, 14 and 18 karat gold. The term “karat” refers to the gold content of alloyed gold, measured from a maximum of 24 karats, which is 100% fine gold. Varying quantities of metals such as silver, copper, nickel and zinc are combined with fine gold to produce 14 karat gold of different colors. These alloys are in abundant supply and are readily available to us.

     We do not presently engage in hedging activities with respect to possible fluctuations in the price of gold. We believe the risk of not engaging in such activities is minimal, since we purchase our gold requirements after each significant purchase order is received. We believe that any change in the price of gold would have little, if any, impact on the valuation of our inventories.

     We purchase supplies and raw materials from a variety of suppliers and we do not believe the loss of any of the suppliers would have a material adverse effect on our business. Alternative sources of supply for raw materials for production of jewelry are readily available.

Security

     We have installed certain measures at our Shantou and Shenzhen, China manufacturing and our Hong Kong administrative facilities to protect against loss, including multiple alarm systems, infrared motion detectors and a system of closed circuit television cameras which provide surveillance of all critical areas of our premises.

     We carefully inspect all materials sent and received from outside suppliers, monitor the location and status of all inventory, and have strict internal control procedures of all jewelry as it proceeds through the manufacturing process. A complete physical inventory of gold and gemstones is taken at our manufacturing and administrative facilities on an annual basis.

Insurance

     We maintain primary all-risk insurance, with limits in excess of our current inventory levels, to cover thefts and damage to inventory located on our premises. We also maintain insurance covering thefts and damage to our owned inventory located off-site. The amount of coverage available under such policies is limited and may vary by location, but generally is in excess of the value of the gold and gemstones supplied by us. We carry transit insurance which coverage includes the transportation of jewelry outside of our office.

Competition

     The jewelry manufacturing industry is highly competitive, and our competitors include domestic and foreign jewelry manufacturers, wholesalers, and importers who may operate on a national, regional and local scale. Our competitive strategy is to provide competitively priced, high-quality products to the high-volume retail jewelry market. According to our management, competition is based on pricing, quality, service and established customer relationships. We believe that we have positioned ourselves as a low cost producer without compromising our quality. Our ability to conceive, design and develop products consistent with the requirements of each retail distribution channel represents a competitive advantage.

     We believe that few competitors have the capacity and manufacturing skill to be effective competitors. We believe that our vertically integrated manufacturing capabilities distinguish us from most of our competitors and enables us to produce very competitively priced, high quality and consistent products.

     In North America, the market, although highly fragmented, does contain a number of major competitors, many of whom import much of their product from the Far East and many of whom sell higher priced items. The key United States competitors include:

•	E.E.A.C. Inc.;

•	Aurafin; and

•	PACE Enterprises.

     International competitors include Pranda International and Beauty Gems Limited. Most of these manufacturers/wholesalers have been successful vendors for many years and enjoy good relations with their clients. Although it may be difficult for a newcomer to break into established relationships, we already have made substantial inroads in the North American jewelry market and we believe we can remain competitive based on our vertically integrated low-cost, high-volume and high-quality manufacturing process.

C. ORGANIZATIONAL STRUCTURE AS OF JUNE 30, 2002:

     The following diagram provides a listing of our significant subsidiaries. The respective country of organization/incorporation is shown in brackets.

LJ INTERNATIONAL INC.
(British Virgin Islands)

100%	100%

• Lorenzo Jewelry Limited (Hong Kong)	• Shantou SEZ Lorenzo Gems & Craft Factory Co., Ltd. (P.R.C.)

• Shantou Lorenzo Jewelry Mfg. (P.R.C.)

•	Lorenzo Gems Manufacturing (Shenzhen) Co., Ltd. (P.R.C.)

•	Lorenzo Diamond Jewelry Mfg. Co. Limited (Hong Kong)

•	Lorenzo Jewellery (Shenzhen) Co., Ltd. (P.R.C.)

85.59%

•	iBBC, Inc. (USA.)

D. PROPERTY, PLANTS AND EQUIPMENT.

     Our principal executive offices are located at Units #9-#12, 12/F, Block A, Focal Industrial Centre, 21 Man Lok Street, Hung Hom, Kowloon, Hong Kong. We own approximately 4,800 square feet of office, showroom and manufacturing space at this location.

     Our jewelry production facility in Shantou, China consists of 10,000 square feet of building space which we own in the Yubao Industrial Building, Longhu District, Shantou Special Economic Zone, Guangdong Province, China. We currently lease on a month-to-month basis the adjacent 16,000 square feet on the same floor of that building as one of our gem cutting facilities at a rental rate of approximately HK$18,000 (US$2,200) per month.

     Our second production facility in Shenzhen, China consists of 50,000 square feet of building space. This facility is located in the Shatoujiao Free Trade Zone, Shenzhen. We currently lease on a month-to-month basis this space from an unaffiliated third party at a rental rate of HK$74,120 (US$9,500) per month.

     We own two warehouse facilities in Hung Hom and Aberdeen consisting of 5,432 square feet and 2,897 square feet. We also own additional properties in Sai Kung and Hung Hom. We lease all four of these properties to non-affiliated third parties. We have pledged all of our land and buildings to collateralize general banking facilities granted to us.

     Our production facilities are currently utilized by one shift per day and are capable of expanding to three shifts per day as necessary.

E. ADDITIONAL INFORMATION.

Legal Proceedings

     We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property. We are not aware of any legal proceedings contemplated by any governmental authorities involving either us or our property. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries.

Enforceability of Civil Liabilities and Certain Foreign Issuer Considerations

     We are a British Virgin Islands holding company, and substantially all of our assets are located in China and/or Hong Kong. In addition, all but one of our directors and officers are non-residents of the United States, and all or a substantial portion of their assets are located outside the United States. As a result, investors may be unable to effect service of process within the United States upon these non-residents or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state. There is uncertainty as to whether courts of China, the British Virgin Islands or Hong Kong would enforce:

•	judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or

•	in original actions brought in China, the British Virgin Islands or Hong Kong, liabilities against us or these non-residents based on the securities laws of the United States or any state.

     There are no treaties between China and the United States, between the British Virgin Islands and the United States, nor between Hong Kong and the United States providing for the reciprocal enforcement of foreign judgments. However, the courts of China, the British Virgin Islands and Hong Kong may accept a foreign judgment as evidence of a debt due. An action may be commenced in China, the British Virgin Islands or Hong Kong for recovery of this debt. However, a Chinese, British Virgin Islands or Hong Kong court will only accept a foreign judgment as evidence of a debt due, if:

•	the judgment is for a liquidated amount in a civil matter;

•	the judgment is final and conclusive and has not been stayed or satisfied in full;

•	the judgment is not directly or indirectly for the payment of foreign taxes, penalties, fines or charges of a like nature. In this regard, a Chinese, British Virgin Islands or Hong Kong court is unlikely to accept a judgment of an amount obtained by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained by the person in whose favor the judgment is given;

•	the judgment was not obtained by actual or constructive fraud or duress;

•	the foreign court has taken jurisdiction on grounds that are recognized by the private international law rules in China as to conflict of laws in China or common law rules as to conflict of laws in the British Virgin Islands or Hong Kong;

•	the proceedings in which the judgment was obtained were not contrary to the concept of fair adjudication;

•	the proceedings in which the judgment was obtained, the judgment itself and the enforcement of the judgment are not contrary to the public policy of China, the British Virgin Islands or Hong Kong;

•	the person against whom the judgment is given is subject to the jurisdiction of the Chinese, the British Virgin Islands or the Hong Kong courts; and

•	the judgment is not on a claim for contribution in respect of damages awarded by a judgment that does not satisfy the above requirements.

     Enforcement of a foreign judgment in China, the British Virgin Islands or Hong Kong also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

     Under United States law, majority and controlling shareholders generally have certain fiduciary responsibilities to minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders that are obviously unreasonable may be declared null and void. We believe there are no material differences between the protection afforded to minority shareholders of a company organized as an international business company under the law of the British Virgin Islands from those generally available to shareholders of corporations organized in the United States. However, there may be circumstances where the British Virgin Islands law protecting the interests of minority shareholders may not be as protective as the law protecting minority shareholders in United States jurisdictions. Under British Virgin Islands law, a shareholder of a company organized as an international business company under the laws of the British Virgin Islands may bring an action against a company, even if other shareholders do not wish to bring an action and even though no wrong has been done to the shareholder personally. This is a representative action, that is, an action on the shareholder’s own behalf and on behalf of other persons in his class, or similarly situated. Instances where representative actions may be brought include to:

•	compel a company to act in a manner consistent with its Memorandum of Association and Articles of Association;

•	restrain directors from acting on resolutions, where notice of a shareholders’ meeting failed adequately to inform shareholders of a resolution proposed at the meeting;

•	restrain a company, where it proposes to perform an act not authorized by the Memorandum of Association and the Articles of Association or to seek damages from a director to compensate a company from the consequences of such an unauthorized act, or to recover property of a company disposed of due to such unauthorized act;

•	restrain a company from acting upon a resolution that was not made in good faith and for the benefit of shareholders as a whole;

•	redress where a resolution passed at a shareholders’ meeting was not properly passed, for instance, if it was not passed with the necessary majority;

•	restrain a company from performing an act which is contrary to law; and

•	restrain a company from taking any action in the name and for the benefit of a company.

     Such an action also may be brought against directors and promoters who have breached their fiduciary duties to a company, although acts amounting to a breach of a fiduciary duty can be ratified by a general meeting of shareholders, in the absence of fraud. Such actions against directors and promoters only may be taken, however, if such directors and promoters have power to influence the action taken by a general meeting by means of, for instance, their votes as shareholders, which would prevent a company from suing them in the company’s name. Although British Virgin Islands law does permit a shareholder of a British Virgin Islands company to sue its directors representatively or derivatively, the circumstances in which any such action may be brought as set forth above may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders in a United States company.

OUR MANAGEMENT

A. DIRECTORS AND SENIOR MANAGEMENT.

     Our senior management and directors are as follows:

Name	Age	Position

Yu Chuan Yih	63	Chairman of the Board of Directors, President and Chief Executive Officer
Ka Man Au	38	Chief Operating Officer, Secretary and Director
Hon Tak Ringo Ng	42	Chief Financial Officer and Director
Po Yee Elsa Yue	38	Non-Executive Director
Lionel C. Wang	47	Non-Executive Director

     None of our directors and officers was selected due to any agreement or understanding with any other person. There is no family relationship between any of our directors or executive officers and any other director or executive officer.

     Mr. Yih established the business of Lorenzo Jewelry Ltd. and has served as president and managing director since 1987. Mr. Yih is primarily responsible for business development and overall company management. He has over 20 years of experience in semi-precious stone production and marketing. Mr. Yih has been a gemstone trader in Brazil and has extensive experience and relationships in gem sourcing and jewelry design. Mr. Yih is also president of the Hong Kong branch of the Gemological Institute of America (GIA), the nonprofit educational organization for the jewelry industry.

     Ms. Au has served as a director of Lorenzo Jewelry Ltd. since its incorporation in 1987. Ms. Au has been our chief operating officer since January 1, 2002 and is primarily responsible for our general administration, human resources, operations and management.

     Mr. Ng has served as our chief financial officer since September 1997 and as one of our directors since May 1, 2001. He received his Bachelor of Science degree in civil engineering from the University of London in 1984 and his Master of Commerce in accounting and commercial administration from the University of New South Wales in 1994. From July 1994 through September 1997, he was an audit senior with Moores Rowland C.A., Certified Public Accountants. Mr. Ng is a certified practicing accountant of the Australian Society of CPAs.

     Ms. Yue has served as a non-executive director since December 1999. She is a graduate gemologist from the Gemology Institute of America and serves as vice president of GIA, Hong Kong since August 1994. Her responsibilities include managing the Hong Kong office and administering their education programs, marketing and related activities.

     Mr. Wang has served as a non-executive director since June 1998. He received his Bachelor of Commerce from Tamkung University, Taipei, Taiwan in 1978, his Master of Business Administration from California State Polytechnic University in 1980 and his Master of Science from Stanford University in 1981. From 1984 to 1990, Mr. Wang served as marketing research analyst and senior strategic planning analyst for The Gillette Company, Boston, Massachusetts. From 1990 to 1995, he served as associate director and then director of product development for Information Resources, Inc., Waltham, Massachusetts. From 1995 to 1996, Mr. Wang served as vice-president as Nielsen North America with responsibility for analytical and modeling projects on Kraft Foods/White Plains account. From 1996 until June 2000, Mr. Wang served as director of analytical services for The NPD Group, Inc., Port Washington, New York. From June 2000 until June 2001, he served as vice president of product development for NFO Interactive, Greenwich, Connecticut. Since June 2001, Mr. Wang serves as president of his own firm, Marketing and Innovation, LLC., Greenwich, Connecticut.

B. COMPENSATION.

     The aggregate compensation paid by us to all of our directors and executive officers as a group for the fiscal year ended April 30, 2002 on an accrual basis, for services in all capacities, was HK$5,909,000 (US$764,000). During the fiscal year ended April 30, 2002, we contributed an aggregate amount of HK$240,000 (US$31,000) toward the pension plans of our directors and executive officers.

Executive Service Contract

     We entered into an employment agreement with Mr. Yu Chuan Yih effective October 1, 2000 for a period of three years at an annual salary of HK$1,800,000 (US$233,000). Mr. Yih’s remuneration package includes benefits with respect to an automobile. In addition, Mr. Yih is entitled to an annual management bonus of a sum to be determined by the board at its absolute discretion having regard for our operating results and the performance of Mr. Yih during the relevant financial year. The amount payable to Mr. Yih will be decided by majority decision of the members of the board present in the meeting called for that purpose. Mr. Yih shall abstain from voting and not be counted in the quorum in respect of the resolution regarding the amount payable to him.

     On May 8, 2000, we granted Mr. Yih options exercisable to acquire 600,000 shares of common stock at $3.00 per share at any time until May 7, 2010.

     On October 17, 2000, we offered all option holders the opportunity to cancel all or some of their stock options in exchange for new options to be granted on April 30, 2001 to acquire an equal number of shares with an exercise price equal to the then last sale price of the stock on April 30, 2001 for a new term of seven years expiring April 30, 2008. Mr. Yih has accepted the offer and now holds an option to acquire an aggregate of 775,000 shares exercisable at $2.00 per share at any time until April 30, 2008.

C. BOARD PRACTICES.

     Each of our five current directors was elected at our last annual meeting of shareholders held December 5, 2001 to serve a one-year term or until their successor is elected and qualified.

     There are no directors’ service contracts with us or any of our subsidiaries providing for benefits upon termination of employment.

     Our board of directors has established an audit committee, which consists of Messrs. Yih and Wang and Ms. Yue. Its functions are to:

•	recommend annually to the board of directors the appointment of our independent public accountants;

•	discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants;

•	review and approve non-audit services of the independent public accountants;

•	review compliance with our existing accounting and financial policies;

•	review the adequacy of our financial organization; and

•	review our management’s procedures and policies relative to the adequacy of our internal accounting controls and compliance with federal and state laws relating to financial reporting.

D. EMPLOYEES.

     As of July 31, 2002, we employed approximately 2,000 persons on a full-time basis for our manufacturing of jewelry and gemstone cutting and polishing. Approximately 100 of these people include our management and executive staff in Hong Kong and China. None of our employees is represented by a labor union and we believe that our employees’ relations are good.

E. SHARE OWNERSHIP.

     The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of September 30, 2002 by:

•	each person who is known by us to own beneficially more than 5% of our outstanding common stock;

•	each of our current executive officers and directors; and

•	all directors and executive officers as a group.

As of September 30, 2002, we had 8,671,615 shares of our common stock issued and outstanding.

     This information gives effect to securities deemed outstanding pursuant to Rule 13d-3(d)(l) under the Securities Exchange Act of 1934, as amended.

     The address for each person named below is c/o LJ International Inc., Unit #12, 12/F, Block A, Focal Industrial Centre, 21 Man Lok Street, Hung Hom, Kowloon, Hong Kong.

	Number		Percent

Name of Beneficial Holder	Shares Beneficially Owned

Yu Chuan Yih	3,529,553	(1)(2)	36.5%
Ka Man Au	200,000	(3)	2.3%
Hon Tak Ringo Ng	200,000	(4)	2.3%
Po Yee Elsa Yue	6,000	(5)	*
Lionel C. Wang	0		*
Debora Mu Yong Yih	1,260,000	(6)	13.9%
All directors and executive officers as a group (5 persons)	3,935,553		37.5%

*	Represents less than 1% of the outstanding common stock.

(1)	Of Mr. Yih’s 2,524,553 shares, 1,500,000 shares are owned of record by Pacific Growth Developments Ltd., a British Virgin Islands corporation which is owned by Mr. Yih (60%), his wife Tammy Yih (20%) and an adult daughter, Bianca Tzu Hsiu Yih (20%).

(2)	Includes options currently exercisable to acquire 775,000 shares of common stock held by Mr. Yih and options currently exercisable to acquire 230,000 shares of common stock held by Mr. Yih’s wife at $2.00 per share at any time until April 30, 2008.

(3)	Represents options currently exercisable to acquire 200,000 shares of common stock at $2.00 per share at any time until April 30, 2008.

(4)	Represents options currently exercisable to acquire 200,000 shares of common stock at $2.00 per share at any time until April 30, 2008.

(5)	Represents options currently exercisable to acquire 6,000 shares of common stock at $2.00 per share at any time until April 30, 2008.

(6)	Includes options currently exercisable to acquire 400,000 shares of common stock at $2.00 per share at any time until April 30, 2008.

The 1998 Stock Compensation Plan

     Effective June 1, 1998, we adopted and approved the 1998 Stock Compensation Plan. The purpose of the plan is to:

•	encourage ownership of our common stock by our officers, directors, employees and advisors;

•	provide additional incentive for them to promote our success and our business; and

•	encourage them to remain in our employ by providing them an opportunity to benefit from any appreciation of our common stock through the issuance of stock options.

     Options constitute either incentive stock options within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended, or options which constitute nonqualified options at the time of issuance of such options. The plan provides that incentive stock options and/or nonqualified stock options may be granted to our officers, directors, employees and advisors selected by the compensation committee. A total of 4,000,000 shares of common stock are authorized and reserved for issuance during the term of the plan which expires in June 2008. The compensation committee has the sole authority to interpret the plan and make all determinations necessary or advisable for administering the plan. The exercise price for any incentive option must be at least equal to the fair market value of the shares as of the date of grant. Upon the exercise of the option, the exercise price must be paid in full either in cash, shares of our stock or a combination. If any option is not exercised for any reason, such shares shall again become available for the purposes of the plan.

     On October 17, 2000, the Company offered each option holder the opportunity to cancel all or some of the stock options previously granted in exchange for the granting on April 30, 2001 of options to acquire an equal number of shares with an exercise price equal to the then last sale price of the stock on April 30, 2001 for a new term of seven years expiring April 30, 2008.

     As of April 30, 2002, no options had been exercised and the following exchanged options to purchase shares of our common stock under the Plan remained outstanding:

•	stock options to purchase 2,918,000 shares at $2.00 per share through April 30, 2008, of which 1,181,000 are held by our directors and officers as a group.

Other Options and Warrants Outstanding

     As of April 30, 2002, the following additional options and warrants to purchase shares of our common stock were outstanding:

•	1,679,000 common stock purchase warrants which are publicly traded and which we issued in our April 1998 initial public offering to purchase 1,679,000 shares of common stock at $5.75 per share through April 15, 2003

•	146,000 stock purchase options to purchase 146,000 shares of common stock at $8.25 per share through April 15, 2003 which we sold to the IPO underwriter and/or persons related to the underwriter

•	146,000 warrant purchase options to purchase 146,000 warrants at $0.20625 per warrant to purchase shares of common stock at $8.25 per share through April 15, 2003 which we sold to the IPO underwriter and/or persons related to the underwriter

•	options to purchase 35,000 shares at $5.00 per share through July 30, 2004 which we granted to a former financial consultant on July 31, 1999 for services rendered in connection with public relations

•	warrants to purchase 75,000 shares at $3.75 per share through November 30, 2004 and warrants to purchase 87,500 shares at $6.9375 per share through March 31, 2005 which we granted to two investors and a placement agent in connection with two tranches of our 3% Convertible Debentures on November 5, 1999 and March 22, 2000

•	warrants to purchase 100,000 shares at $2.79 per share exercisable through May 26, 2002 which we granted to a former financial consultant on May 27, 2001 for services rendered in connection with financial advice

•	warrants to purchase shares which we granted to a former financial consultant on June 1, 2001 for services rendered in connection with corporate development as follows:

•	100,000 shares at $2.29 per share exercisable through May 31, 2003;

•	80,000 shares at $3.43 per share exercisable through May 31, 2004; and

•	80,000 shares at $4.57 per share exercisable through May 31, 2005.

•	warrants to purchase 200,000 shares at $3.00 per share through August 15, 2006 which we granted to The Bauer Partnership, Inc. on August 16, 2001 in connection with a proposed debt placement which was never completed

•	warrants to purchase 150,000 shares at $1.7892 per share through April 14, 2005 which we granted to Navigator on April 15, 2002 as a commitment fee in connection with this equity line of credit facility

     Our major shareholders do not have different voting rights. To the extent known to us, we are not directly or indirectly owned or controlled by another corporation, by any foreign government or by any other natural or legal persons severally or jointly. To our knowledge, there are no arrangements the operation of which may at a subsequent date result in a change in control of our company.

F. RELATED PARTY TRANSACTIONS.

     Yu Chuan Yih, our chairman and president, is a director and principal shareholder of Gemological Institute of America, Hong Kong Limited. Mr. Yih is also a director of iBBC Inc. which has a subsidiary, Gemriver Jewelry Limited. During the fiscal years ended April 30, 2000, 2001 and 2002, Mr. Yih and these affiliated companies received unsecured advances from, and made unsecured advances to us, which were interest free and repayable on demand. The maximum amount due from Mr. Yih were HK$7,018,000 (US$908,000), HK$4,806,000 (US$622,000) and HK$1,882,000 (US$243,000) during the fiscal years ended April 30, 2000, 2001 and 2002. The closing balance due to Mr. Yih were HK$12,000 (US$2,000) and HK$1,913,000 (US$248,000) at April 30, 2000 and 2001. There was no outstanding amount with Mr. Yih at April 30, 2002.

     Certain of our banking facilities are collateralized by properties owned by Yih Yu Chuan and his personal guarantee to the extent of HK$59,390,000 (US$7,683,000) as of April 30, 2001 and HK$65,239,000 (US$8,440,000) as of April 30, 2002. Mr. Yih has not received any additional compensation or consideration from us in return for his personal guarantees.

     During the fiscal year ended April 30, 1999, we provided a guarantee to a bank in respect of mortgage loans granted to Yu Chuan Yih to the extent of HK$4,882,000 (US$632,000). As of April 30, 2002, the guarantee amount was HK$3,687,000 (US$477,000).

     During the fiscal year ended April 30, 2000, we received management fee income of HK$282,000 (US$36,000) from Gemological Institute of America, Hong Kong Limited, which were determined by the directors for the services provided.

     During the fiscal year ended April 30, 2001, we sold finished goods of HK$1,219,000 (US$158,000) to Gemriver Jewelry Limited, which were made according to the published prices and conditions offered to our major customers. We also received from Gemriver Jewelry Limited for rental and management fee income of HK$161,000 (US$21,000) and HK$250,000 (US$32,000) respectively. In addition, we received management fee income of HK$212,000 (US$27,000) from Gemological Institute of America, Hong Kong Limited, which were determined by the directors for the services provided.

     During the fiscal year ended April 30, 2002, we further acquired 68.8% equity interest of iBBC Inc. from entities controlled by a director for a consideration for HK$19,016,000 (US$2,460,000).

     For additional information, refer to Footnote 13 to the Consolidated Financial Statements.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, of which 8,671,615 shares are outstanding as of April 30, 2001 and 2002 and as of November 22, 2002. Each share of common stock is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors. There are no cumulative voting rights in the election of directors. All shares of common stock are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when we declare them out of funds legally available under British Virgin Islands law. Upon our liquidation, all assets available for distribution are distributable among shareholders according to their holdings. There are no preemptive rights to purchase any additional, unissued shares of common stock. All the outstanding common stock is, and the common stock offered by this prospectus will be, when issued against the consideration set forth in this prospectus, duly authorized, validly issued, fully paid and nonassessable.

     On October 29, 1999, we entered into a securities purchase agreement with an accredited investor pursuant to which we agreed to issue and the investor agreed to purchase up to US$10,500,000 of 3% Convertible Debentures, as well as common stock purchase warrants.

     On November 5, 1999, we issued the first tranche of US$3,000,000 of 3% Convertible Debentures with the date of maturity on November 5, 2002; and warrants for the Convertible Debenture holder to purchase 45,000 shares of our common stock at an exercise price of US$3.75 per share with an expiration date of November 30, 2004. In addition, warrants to purchase 30,000 shares of our common stock were issued to the placement agent as partial compensation for its services, with the same terms as the detachable warrants. On March 22, 2000, we issued the second tranche of US$3,500,000 of 3% Convertible Debentures with the date of maturity on March 22, 2003; and warrants for the Convertible Debenture holder to purchase 52,500 shares of our common stock at an exercise price of US$6.94 per share with an expiration date of March 31, 2005. In addition, warrants to purchase 35,000 shares of our common stock were issued to the placement agent as partial compensation for its services, with the same terms as the detachable warrants.

     During the year ended April 30, 2000, all the first tranche of US3,000,000 and US$500,000 out of the US$3,500,000 second tranche of the Convertible Debentures and related interest up to the dates of conversion, were converted, and 1,072,412 shares of common stock were issued in this respect. The remaining second tranche of Convertible Debentures of US$3,000,000 and the accrued interest were converted into 1,233,557 shares of common stock during the year ended April 30, 2001. No other shares of common stock was issued during the fiscal years 2000, 2001 and 2002.

     As of October 7, 2002, we had 374 record holders of our common stock, of which 350 are located in the United States. The 350 record U.S. shareholders held 5,914,848 shares or 68.2% of our outstanding common stock, of which Cede & Co. held 5,637,677 shares or 65.0% of our outstanding common stock.

IPO Warrants

     In our April 1998 initial public offering, we sold 1,679,000 shares of common stock and 1,679,000 warrants to purchase 1,679,000 shares of common stock. Each warrant entitles the holder to purchase at any time through April 15, 2003 one share of common stock at $5.75 per share. After April 15, 2003, the warrants expire.

     A warrant may be exercised by surrendering it to the transfer and warrant agent, with the subscription form on the reverse side properly completed and executed, together with payment of the exercise price.

     The warrants are subject to redemption by us, at our option, at $0.25 per warrant upon 30 days’ prior written notice. The closing bid price, as reported on the Nasdaq National Market, of the common stock for 30 consecutive trading days ending within ten days of the notice of redemption of the warrants must average in excess of $10.00 per share. We are required to maintain an effective registration statement covering the common stock underlying the warrants prior to their redemption. If we redeem the warrants, they will be exercisable until the close of business on the date for redemption fixed in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price. Redemption of the warrants could force the holder either to:

•	exercise the warrants and pay the exercise price at a time when it may be less advantageous to do so; or

•	accept the redemption price in cancellation of the warrant, which could be substantially less than the market value at the time of redemption.

     The exercise price of the warrants bears no relation to any objective criteria of value and should not be regarded as an indication of its future market price.

     We have authorized and reserved for issuance a sufficient number of shares of common stock to permit the exercise of all warrants. All shares of common stock issued upon exercise of the warrants, if exercised in accordance with their terms, will be fully paid and non-assessable.

     The warrants are subject to adjustment upon the occurrence of various events, including stock dividends, stock splits, combinations or reclassification of the common stock, or our sale of common stock at a price per share below the exercise price of the warrants or the then-current market price of the common stock. Additionally, an adjustment would be made if we reclassified or exchanged common stock, consolidated or merged with another corporation, or sold all or substantially all of our assets.

Underwriter Warrants

     In connection with our April 1998 initial public offering, we issued to the underwriter and/or persons related to the underwriter common stock underwriter warrants to purchase up to 146,000 shares of common stock and warrant underwriter warrants to purchase up to 146,000 warrants. The common stock underwriter warrants and the warrant underwriter warrants are exercisable through April 15, 2003 at $8.25 per share. The warrant underwriter warrant is exercisable at $.20625 per warrant. Each underlying warrant is exercisable through April 15, 2003 at $8.25 per share.

     The warrants provide for adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The warrants contain net issuance provisions permitting exercise in whole or in part and instructing us to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring us to issue shares of common stock without a corresponding increase in capital. A net exercise of the warrants will have the same dilutive effect on the interests of our shareholders as will a cash exercise. The warrants do not entitle the holders to any rights as a shareholder until they are exercised and shares of common stock are purchased.

Shares Eligible For Future Sale

     Of our 8,671,615 shares of common stock outstanding as of November 22, 2002, approximately 2,144,055 shares are “restricted securities”, as defined under Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. Sales of restricted securities in the public market, or the availability of such securities for sale, could adversely affect the market price of the common stock.

     In general, under Rule 144, a person who has beneficially owned restricted securities for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	one percent of the number of shares of common stock then outstanding, which equals 86,716 shares as of November 22, 2002; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the sale.

     Sales under Rule 144 also are subject to certain requirements relating to the manner of sale, notice and availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with the limitations of Rule 144 described above.

     Sales of substantial amounts of our common stock under Rule 144 or otherwise, or even the potential of such sales, could depress the market price of the common stock and could impair our ability to raise capital through the sale of our equity securities.

Transfer and Warrant Agent

     The transfer agent for our common stock and the warrant agent for our warrants is Computershare Trust Company, formerly known as American Securities Transfer & Trust, Incorporated, Golden, Colorado.

Exchange Controls and Other Limitations Affecting Shareholders

     There are no material British Virgin Islands laws that impose foreign exchange controls on us or that affect our payment of dividends, interest or other payments to nonresident holders of our capital stock. British Virgin Islands law and our Memorandum of Association and Articles of Association impose no limitations on the right of nonresident or foreign owners to hold or vote the common stock.

Differences in Corporate Law

     Under the laws of most jurisdictions in the US, majority and controlling shareholders generally have certain “fiduciary” responsibilities to the minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders which are obviously unreasonable may be declared null and void. BVI law protecting the interests of minority shareholders may not be as protective in all circumstances as the law protecting minority shareholders in US jurisdictions.

     While BVI law does permit a shareholder of a BVI company to sue its directors derivatively, that is, in the name of and for the benefit of our company and to sue a company and its directors for his benefit and for the benefit of others similarly situated, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the US.

     Our directors have the power to take certain actions without shareholder approval, including an amendment of our Memorandum of Association or Articles of Association or an increase or reduction in our authorized capital, which would require shareholder approval under the laws of most US jurisdictions. In addition, the directors of a BVI corporation, subject in certain cases to court approval but without shareholder approval, may, among other things, implement a reorganization, certain mergers or consolidations, the sale, transfer, exchange or disposition of any assets, property, part of the business, or securities of the corporation, or any combination, if they determine it is in the best interests of the corporation, its creditors, or its shareholders. Our ability to amend our Memorandum of Association and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in our control without any further action by the shareholders, including a tender offer to purchase our common stock at a premium over then current market prices.

     The International Business Companies Act of the British Virgin Islands permits the creation in our Memorandum and Articles of Association of staggered terms of directors, cumulative voting, shareholder approval of corporate matters by written consent, and the issuance of preferred shares. Currently, our Memorandum and Articles of Association only provide for shareholder approval of corporate matters by written consent, but not for staggered terms of directors, cumulative voting or the issuance of preferred shares.

     As in most US jurisdictions, the board of directors of a BVI corporation is charged with the management of the affairs of the corporation. In most US jurisdictions, directors owe a fiduciary duty to the corporation and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the corporation and refrain from conduct that injures the corporation or its shareholders or that deprives the corporation or its shareholders of any profit or advantage. Many US jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited. Under BVI law, liability of a corporate director to the corporation is primarily limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the corporation. However, under our Articles of Association, we are authorized to indemnify any director or officer who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being one of our directors or officers, provided such person acted honestly and in good faith and with a view to our best interests and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Our Articles of Association also enable us to indemnify any director or officer who was successful in such a proceeding against expense and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding.

     The above description of certain differences between BVI and US corporate laws is only a summary and does not purport to be complete or to address every applicable aspect of such laws. However, we believe that all material differences are disclosed above.

Memorandum and Articles of Association

     Corporate Powers. We are registered in the British Virgin Islands since January 30, 1997, under British Virgin Islands International Business Companies number 216796. Clause 4 of our Memorandum of Association states that the objects for which we are established are to engage in any businesses which are not prohibited by law in force in the British Virgin Islands.

     Directors. A director who is materially interested in any transaction with us shall declare the material facts of and nature of his interest at the meeting of the Board of Directors. A director may vote or be counted as the quorum on any resolution of the Board in respect of any transaction in which he is materially interested. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to us. The directors may, by a resolution of directors, exercise all the powers of the Company to borrow money. There is no age limit requirement for retirement or non-retirement of directors. A director shall not require a share qualification.

     Share Rights, Preferences and Restrictions. Our authorized share capital is US$1 million divided into 100 million shares of par value US$0.01 per share. All dividends unclaimed for three years after having been declared may be forfeited by resolution of the directors for our benefit. All shares vote as one class and each whole share has one vote. We may redeem any of our own shares for such fair value as we by a resolution of directors determine. All shares have the same rights with regard to dividends and distributions upon our liquidation.

     Changing Share Rights. The rights of each class and series of shares that we are authorized to issue shall be fixed by the resolution of directors. If the authorized capital is divided into different classes, the rights attached to any class may be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and of the holders of not less than three-fourths of the issued shares of any other class which may be affected by such variation.

     Shareholder Meetings. The directors may convene meetings of our members at such times and in such manner and places as the directors consider necessary or desirable. The directors shall convene such a meeting upon the written request of members holding 10 percent or more of our outstanding voting shares. At least seven days’ notice of the meeting shall be given to the members whose name appears on the share register.

     Restrictions on Rights to Own Securities. There are no limitations on the rights to own our securities.

     Change in Control Provisions. There are no provisions of our Memorandum of Association and Articles of Association that would have an effect of delaying, deferring or preventing a change in our control and that would have operate only with respect to a merger, acquisition or corporate restructuring involving us.

     Disclosure of Share Ownership. There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed.

     Applicable Law. In connection with rights related to the above listed items, see “Description of Securities — Differences in Corporate Law” above for certain differences between the law of the British Virgin Islands and the United States.

     Changes in Capital. Requirements to effect changes in capital are not more stringent than is required by law.

TAXATION

     The following is a summary of anticipated material U.S. federal income and British Virgin Islands tax consequences of an investment in our common stock. The summary does not deal with all possible tax consequences relating to an investment in our common stock and does not purport to deal with the tax consequences applicable to all categories of investors, some of which, such as dealers in securities, insurance companies and tax-exempt entities, may be subject to special rules. In particular, the discussion does not address the tax consequences under state, local and other non-U.S. and non-British Virgin Islands tax laws. Accordingly, each prospective investor should consult its own tax advisor regarding the particular tax consequences to it of an investment in our common stock. The discussion below is based upon laws and relevant interpretations in effect as of the date of this prospectus, all of which are subject to change.

United States Federal Income Taxation

     The following discussion addresses only the material U.S. federal income tax consequences to a U.S. person, defined as a U.S. citizen or resident, a U.S. corporation, or an estate or trust subject to U.S. federal income tax on all of its income regardless of source, making an investment in the common stock. For taxable years beginning after December 31, 1996, a trust will be a U.S. person only if:

•	a court within the United States is able to exercise primary supervision over its administration; and

•	one or more United States persons have the authority to control all of its substantial decisions.

     In addition, the following discussion does not address the tax consequences to a person who holds or will hold, directly or indirectly, 10% or more of our common stock, which we refer to as a “10% Shareholder”. Non-U.S. persons and 10% Shareholders are advised to consult their own tax advisors regarding the tax considerations incident to an investment in our common stock.

     A U.S. investor receiving a distribution of our common stock will be required to include such distribution in gross income as a taxable dividend, to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Any distributions in excess of our earnings and profits will first be treated, for U.S. federal income tax purposes, as a nontaxable return of capital, to the extent of the U.S. investor’s adjusted tax basis in our common stock, and then as gain from the sale or exchange of a capital asset, provided that our common stock constitutes a capital asset in the hands of the U.S. investor. U.S. corporate shareholders will not be entitled to any deduction for distributions received as dividends on our common stock.

     Gain or loss on the sale or exchange of our common stock will be treated as capital gain or loss if our common stock is held as a capital asset by the U.S. investor. Such capital gain or loss will be long-term capital gain or loss if the U.S. investor has held our common stock for more than one year at the time of the sale or exchange.

     A holder of common stock may be subject to “backup withholding” at the rate of 31% with respect to dividends paid on our common stock if the dividends are paid by a paying agent, broker or other intermediary in the United States or by a U.S. broker or certain United States-related brokers to the holder outside the United States. In addition, the proceeds of the sale, exchange or redemption of common stock may be subject to backup withholding, if such proceeds are paid by a paying agent, broker or other intermediary in the United States.

     Backup withholding may be avoided by the holder of common stock if such holder:

•	is a corporation or comes within other exempt categories; or

•	provides a correct taxpayer identification number, certifies that such holder is not subject to backup withholding and otherwise complies with the backup withholding rules.

     In addition, holders of common stock who are not U.S. persons are generally exempt from backup withholding, although they may be required to comply with certification and identification procedures in order to prove their exemption.

     Any amounts withheld under the backup withholding rules from a payment to a holder will be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that amount withheld is claimed as federal taxes withheld on the holder’s U.S. federal income tax return relating to the year in which the backup withholding occurred. A holder who is not otherwise required to file a U.S. income tax return must generally file a claim for refund or, in the case of non-U.S. holders, an income tax return in order to claim refunds of withheld amounts.

British Virgin Islands Taxation

     Under the International Business Companies Act of the British Virgin Islands as currently in effect, a holder of common stock who is not a resident of BVI is exempt from BVI income tax on dividends paid with respect to the common stock and all holders of common stock are not liable for BVI income tax on gains realized during that year on sale or disposal of such shares; BVI does not impose a withholding tax on dividends paid by a company incorporated under the International Business Companies Act.

     There are no capital gains, gift or inheritance taxes levied by BVI on companies incorporated under the International Business Companies Act. In addition, the common stock is not subject to transfer taxes, stamp duties or similar charges.

     There is no income tax treaty or convention currently in effect between the United States and the British Virgin Islands.

COMMON STOCK PURCHASE AGREEMENT

     Effective April 15, 2002, we entered into a common stock purchase agreement with Navigator Investments Holding IX Limited, a Nevis corporation, for the future issuance and purchase of shares of our common stock. This common stock purchase agreement establishes what is sometimes termed an equity line of credit or an equity draw down facility.

Draw Downs

     In general, the draw down facility operates as follows: at our sole discretion and from time to time over the course of 24 months, we may make unlimited draw down requests, pursuant to which the investor, Navigator, is obligated to purchase up to an aggregate of $10 million of our common stock. The maximum amount we can draw for each request is limited to 20% of the volume weighted average price of our common stock multiplied by the average daily trading volume multiplied by the number of trading days in the applicable draw down period. We are under no obligation to request a draw down during any period or, in the absence of such a request, to issue any shares to Navigator. If, on any day during the draw down period, the average volume weighted price of our common stock drops below the minimum threshold price that we specify in the draw down request, that day will be excluded from the relevant settlement and the aggregate amount of our draw down request will be reduced accordingly.

     The draw down period will be either 5, 10, 15 or 20 consecutive trading days, at our option. The selection of either a 5, 10, 15 or 20 consecutive trading day draw down period would depend, at that time, on the volume, trading price and other indeterminate factors which we are not able to quantify at this time. No later than after each 5 trading days after our delivery of a draw down notice, the final draw down amount for that period is determined. We are entitled to receive funds no later than two days thereafter. The draw down amount will be reduced (by 1/5th, 1/10th, 1/15th or 1/20th, as applicable) for each trading day during the draw down period that the volume weighted average stock price falls below the threshold price set by us. We then use the formulas in the common stock purchase agreement to determine the number of shares that we will issue to Navigator in return for the final draw down amount. The formulas for determining the actual draw down amounts, the number of shares that we issue to Navigator and the price per share paid by Navigator are described in detail beginning on page 79. The aggregate total of all draw downs under the equity draw down facility cannot exceed $10 million.

     The per share dollar amount that Navigator pays for our common stock for each draw down includes a 10% discount to the average daily market price of our common stock for each day during the draw down period, weighted by trading volume during each such trading day. We will receive the amount of the draw down less an escrow agent fee of $1,500. The price per share that Navigator ultimately pays is determined by dividing the final draw down amount by the number of shares that we issue to Navigator.

Warrants

     In connection with the common stock purchase agreement, we issued to Navigator, as a commitment fee at the initial closing, warrants to purchase up to 150,000 shares of our common stock. The warrant has a term from its date of issuance of three years. The exercise price of the initial warrant is $1.7892 per share. Navigator is under no obligation to exercise their warrants.

The Draw Down Procedure And The Stock Purchases

     We may request a draw down by faxing to Navigator a draw down notice, stating the amount of the draw down that we wish to exercise and the minimum threshold price at which we are willing to sell the shares.

Nasdaq and Beneficial Ownership Limitations

     We are required to comply with Nasdaq’s issuer designation requirements. One of those requirements prevents us from issuing more than 1,725,651 shares, or 19.9% of our outstanding common stock on April 15, 2002, unless and until we receive the approval of our shareholders. We intend to obtain shareholder approval at a special meeting of shareholders prior to issuing shares of common stock pursuant to the common stock purchase agreement in excess of such amount.

Limitations on the Amount of the Draw Downs

     No draw down can be more than 20% of the weighted average price of our common stock for the number of days equal to the number of days in the particular draw down period (e.g., 5, 10, 15 or 20), ending on the day prior to the date of our request, multiplied by the average daily trading volume for the number of days equal to the number of days in the particular draw down period (e.g., 5, 10, 15 or 20), ending on the day prior to the date of our request, multiplied by the number of trading days in the draw down period. A sample calculation of the maximum draw down is described on page 80.

     Additionally, if any of the following events occur during the draw down period, the investment amount for that draw down period will be reduced by 1/x (where x equals the number of trading days in the draw down period), and the volume weighted average price of any trading day on which the event occurred will have no effect on the pricing of the shares purchased during that draw down period:

•	the volume weighted average price is less than the minimum threshold price we designate;

•	trading in our common stock is suspended for more than three hours, in the aggregate, on any trading day or if any trading day is shortened because of a public holiday; or

•	if the trading volume of our common stock on any trading day is less than 50% of the rolling average trading volume for the preceding 20 trading days.

     Thus, with respect to the first bullet point above, if we set a threshold price too high, and if our stock price does not consistently meet that level over the trading days during the draw down period, then the amount that we can draw and the number of shares that we will issue to Navigator will be reduced. On the other hand, if we set a threshold price too low and our stock price falls significantly but stays above the threshold price, then we will have to issue a greater number of shares to Navigator at the reduced price. If we draw on the equity draw down facility, then we cannot make another draw down request until the following draw down period.

Number of Shares Purchased during a Draw Down

     The 5, 10, 15 or 20 (as applicable) trading days immediately following the draw down notice are used to determine the number of shares that we will issue in return for the money provided by Navigator, which then allows us to calculate the price per share that Navigator will pay for our shares.

     To determine the number of shares of common stock that we can issue in connection with a draw down, calculate 1/x of the draw down amount determined by the formula above (where x equals the number of trading days in the draw down period). This amount will be referred to as the “per-day draw down amount.” Then, for each of the 5, 10, 15 or 20 (as applicable) trading days immediately following the date on which we give notice of the draw down, divide the per-day draw down amount by 90% of the volume weighted average daily trading price of our common stock for that day. This 90% accounts for Navigator’s discount. The sum of these 5, 10, 15 or 20 (as applicable) daily calculations produces the maximum number of common shares that we can issue, unless, as described above, the volume weighted average daily price for any given trading day is below the threshold amount, trading is suspended for any given trading day or volume is unusually low on any given trading day, in which case those days are ignored in the calculation.

Sample Calculation of Stock Purchases

     The following is an example of the calculation of the draw down amount and the number of shares we would issue to Navigator in connection with that draw down based on the assumptions noted in the discussion below.

Sample Draw Down Amount Calculation

     For purposes of this example, suppose that we provide a draw down notice to Navigator and that we set the threshold price at $1.18 per share, below which we will not sell any shares to Navigator during this draw down period. Also assume that we have elected to have a 10-day draw down period. Suppose further that the average daily trading volume for the 10 trading days prior to our draw down notice is 12,685 shares and that the average of the volume weighted average daily prices of our common stock for the 10 trading days prior to the notice is $1.1961. Under these hypothetical numbers, the maximum amount of the draw down is as follows:

•	the average daily trading volume for the 10 trading days prior to our draw down notice, 12,685, multiplied by

•	10 (the number of days in the draw down period), multiplied by

•	the average of the volume weighted average daily prices of our common stock for the 10 trading days prior to the draw down notice, $1.1961, multiplied by

•	20%

•	equals $30,345.

     Therefore, the maximum amount we can draw down under the formula is capped at $30,345, subject to downward adjustments if the volume weighted average daily price of our common stock for any of the 10 trading days following the draw down notice is below the threshold price we set of $1.18. For example, if the volume weighted average daily price of our common stock is below $1.18 on two of those 10 days, the $30,345 would be reduced by 1/10th for each of those days and our draw down amount would be 8/10 of $30,345, or $24,276.

Sample Calculation of Number of Shares

     Using the same hypothetical numbers set forth above, and assuming that the volume weighted average daily price for our common stock is as set forth in the table below, the number of shares to be issued based on any trading day during the draw down period can be calculated as follows:

•	1/10th of the draw down amount of $30,345, divided by

•	90% of the volume weighted average daily price.

     For example, for the first trading day in the example in the table below, the calculation is as follows: 1/10th of $30,345 is $3,034.50. Divide $3,034.50 by 90% of the volume weighted average daily price for that day of $1.2093 per share, to get 2,788 shares. Perform this calculation for each of the 10 measuring days during the draw down period, excluding any days in which the volume weighted average daily price is below the $1.18 threshold price, and add the results to determine the number of shares to be issued. In the table below, there are two days which must be excluded: days 3 and 9.

     After excluding the days that are below the threshold price, the total amount of our draw down in this example would be $24,276, which would be settled on day 12. The total number of shares that we would issue to Navigator for this draw down request would be 22,436 shares. Navigator would pay $24,276, or $1.0820 per share, for these shares.

	VOLUME WEIGHTED		NUMBER OF SHARES
TRADING DAY	AVERAGE PRICE (1)(2)	DRAW DOWN AMOUNT	SOLD

1	$1.2093	$3,034.50	2,788
2	$1.2076	$3,034.50	2,792
3	$1.1705	$0	0
4	$1.2023	$3,034.50	2,804
5	$1.2163	$3,034.50	2,772
6	$1.2021	$3,034.50	2,805
7	$1.1929	$3,034.50	2,826
8	$1.2030	$3,034.50	2,803
9	$1.1728	$0	0
10	$1.1846	$3,034.50	2,846
Total		$24,276	22,436

(1)	The share prices are illustrative only and should not be interpreted as a forecast of share prices or the expected or historical volatility of the share prices of our common stock.

(2)	Days 3 and 9 are excluded because the volume weighted average daily price is below the threshold specified in our hypothetical draw down notice.

     We would receive the amount of our draw down of $24,276 less a $1,500 escrow fee, for net proceeds to us of approximately $22,776. The delivery of the requisite number of shares and payment of the draw down will take place through an escrow agent, Adorno & Yoss (f/k/a Atlas Pearlman, P.A.) of Florida. Adorno & Yoss also serves as legal counsel to Navigator. The escrow agent pays the net proceeds to us, after subtracting its escrow fee.

Necessary Conditions Before Navigator Is Obligated to Purchase Our Shares

     The following conditions must be satisfied before Navigator is obligated to purchase any common shares that we may request from time to time:

•	a registration statement for the shares must be declared effective by the Securities and Exchange Commission and must remain effective, and the prospectus included therein current, including with respect to resales to be made by Navigator, as of the draw down settlement date;

•	trading in our common shares must not have been suspended by the Securities and Exchange Commission or The Nasdaq National Market;

•	we must not have merged or consolidated with or into another company or transferred all or substantially all of our assets to another company, unless the acquiring company has agreed to honor the common stock purchase agreement;

•	our business must not have experienced a material adverse effect; and

•	we must have delivered to Navigator an opinion of our legal counsel.

Waiver of Certain Provisions by Navigator

     Navigator has agreed to waive the following two provisions of the common stock purchase agreement:

•	Section 6.1 (c) provides that the minimum draw down amount shall be $50,000.

•	Section 2.2 prevents us from making a draw down to the extent that, after the draw down, Navigator would beneficially own more than 9.9% of our outstanding shares.

     The waiver of the $50,000 minimum draw down was simply due to the unusual circumstance, based on our common stock trading volume and price, that the minimum required draw down amount could exceed the maximum permitted draw down amount.

     The waiver of the 9.9% limitation by Navigator was granted to us by Navigator in order to confirm that Navigator is and remains irrevocably bound to purchase our securities once we issue a draw down request.

Termination of the Common Stock Purchase Agreement

     The equity draw down facility established by the common stock purchase agreement will terminate 24 months from the effective date of the registration statement of which this prospectus forms a part. The facility shall also terminate if we experience a material adverse change to our business that is not cured within 60 days, if we file for protection from creditors, or if our common stock is delisted from The Nasdaq National Market, and not promptly relisted on the OTC Bulletin Board, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange.

Costs of Closing the Transaction

     Upon the initial closing of the transaction on April 15, 2002, we paid an aggregate of $45,000 to cover the fees and expenses of Navigator’s counsel and warrants to purchase up to 150,000 shares of our common stock at a price of $1.7892 per share at any time prior to April 15, 2005.

Indemnification of Navigator

     Navigator is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the common stock purchase agreement, registration statement and the prospectus, except as they relate to information supplied by Navigator to us for inclusion in the registration statement and prospectus.

SELLING STOCKHOLDER

Overview

     The 8,000,000 common shares registered for resale under this prospectus constitute 92.3% of our issued and outstanding common shares as of April 15, 2002. However, the common stock purchase agreement provides that we may not sell more than 1,725,651 shares of common stock, or 19.9% of our issued and outstanding common shares as of April 15, 2002, which was the date of the common stock purchase agreement, unless and until we receive the approval of our stockholders as required pursuant to Nasdaq’s issuer designation requirements. The number of shares we are registering is based in part on our good faith estimate of the maximum number of shares we may issue to Navigator under the common stock purchase agreement. Other than shares that may be issuable pursuant to the warrant, if we do not issue a draw down request, we are under no obligation to issue any shares to Navigator under the common stock purchase agreement. Accordingly, the number of shares we are registering for issuance under the common stock purchase agreement may be higher than the number we actually issue under the common stock purchase agreement. On the other hand, if our estimate is too low, we may need to file a new registration statement with the Securities and Exchange Commission, which will need to become effective before we can request additional draw downs under the common stock purchase agreement in excess of 8,000,000 shares.

Navigator

     Navigator is engaged in the business of investing in publicly traded equity securities for its own account. Navigator’s principal offices are located at Hunkins Water Front Plaza, Main Street, Charlestown, Nevis, West Indies. Investment decisions for Navigator are made by its board of directors. Navigator does not currently own any of our securities as of the date of this prospectus. Other than the warrant and Navigator’s obligation to purchase common shares under the common stock purchase agreement, it has no other commitments or arrangements to purchase or sell any of our securities. There are no business relationships between Navigator and us other than as contemplated by the common stock purchase agreement.

     Navigator has advised us that the natural person who controls Navigator is Nicholas Camilleri.

     Navigator has not held any positions or offices or had any material relationship with us or any of our affiliates within the past three years other than as a result of the ownership of our common stock or warrants. If, in the future, Navigator’s relationship with us changes, we will amend or supplement this prospectus to update this disclosure.

PLAN OF DISTRIBUTION

General

     Navigator is offering the common shares for its account as statutory underwriter, and not for our account. We will not receive any proceeds from the sale of common shares by Navigator. Navigator may offer for sale up to 8,000,000 common shares which it may acquire pursuant to the terms of the common stock purchase agreement more fully described under the section of this prospectus entitled “The Common Stock Purchase Agreement.” Navigator is a statutory underwriter within the meaning of the Securities Act of 1933 in connection with such sales of common shares and will be acting as an underwriter in its resales of the common shares under this prospectus. Navigator has, prior to any sales, agreed that its trading activities in our securities will comply with applicable state and federal securities laws, rules and regulations and the rules and regulations of The Nasdaq Stock Market. We will pay the costs of registering the shares under this prospectus, including legal fees.

     To permit Navigator to resell the common shares issued to it under the common stock purchase agreement, we agreed to register those shares and to maintain that registration. To that end, we have agreed with Navigator that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act of 1933 and the rules and regulations promulgated thereunder, to keep it effective until the earliest of any of the following dates:

•	the date after which all of the common shares held by Navigator or its transferees that are covered by the registration statement have been sold by Navigator or its transferees pursuant to such registration statement;

•	the date after which all of the common shares held by Navigator or its transferees that are covered by the registration statement may be sold, in the opinion of our counsel, without restriction under the Securities Act of 1933; or

•	the date after which all of the common shares held by Navigator or its transferees that are covered by the registration statement may be sold pursuant to Rule 144(k) under the Securities Act of 1933, without limitation as to time, manner of sale or volume.

     Shares of common stock offered through this prospectus may be sold from time to time by Navigator, or by pledgees, donees, transferees or other successors in interest to Navigator. We will supplement this prospectus to disclose the names of any pledgees, donees, transferees, or other successors in interest that intend to offer common stock through this prospectus.

     Sales may be made on The Nasdaq National Market, on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. Navigator will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. We have been informed by Navigator that there are no existing arrangements between it and any other stockholder, broker, dealer, underwriter or agent relating to the distribution of this prospectus. Navigator is an underwriter in connection with resales of its shares.

     The common shares may be sold in one or more of the following manners:

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer for its account under this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases; or

•	privately negotiated transactions as permitted by Rule 15a-6 under the Exchange Act of 1934.

     In effecting sales in or from the United States or to U.S. Persons (as defined in Rule 902 of Regulation S), brokers or dealers engaged by Navigator may arrange for other brokers or dealers to participate. Except as disclosed in a supplement to this prospectus, no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of the common shares by Navigator. Brokers or dealers may receive commissions, discounts or other concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the common shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in such transactions as agent may receive commissions from Navigator, and, if they act as agent for the purchaser of such common shares, from such purchaser.

     Broker-dealers who acquire common shares as principal may thereafter resell such common shares from time to time in transactions, which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common shares commissions computed as described above. Brokers or dealers who acquire common shares as principal and any other participating brokers or dealers may be deemed to be underwriters in connection with resales of the common shares.

     In addition, any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. However, since Navigator is an underwriter, Rule 144 of the Securities Act of 1933 is not available to Navigator to sell its shares.

     We will not receive any of the proceeds from the sale of these common shares, although we have paid the expenses of preparing this prospectus and the related registration statement of which it is a part.

     Navigator is subject to the applicable provisions of the Exchange Act of 1934, including without limitation, Rule 10b-5 and Regulation M thereunder. Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in a distribution of the common shares may not simultaneously purchase such securities for a period beginning when such person becomes a distribution participant and ending upon such person’s completion of participation in a distribution. In addition, in connection with the transactions in the common shares, Navigator will be subject to applicable provisions of the Exchange Act of 1934 and the rules and regulations under that Act, including, without limitation, the rules set forth above. These restrictions may affect the marketability of the common shares.

     Navigator will pay all commissions and its own expenses, if any, associated with the sale of the common shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part.

Underwriting Compensation and Expenses

     The underwriting compensation for Navigator will depend on the amount of financing that we are able to obtain under the common stock purchase agreement, up to a maximum of approximately $1,000,000 if we are able to obtain the entire $10,000,000 in financing. Navigator will purchase shares under the common stock purchase agreement at a price equal to 90% of the volume weighted average daily price of our common stock on The Nasdaq National Market, as reported by Bloomberg Financial L.P. for each day in the pricing period with respect to each draw down request.

     We also issued to Navigator a warrant to purchase 150,000 shares of our common stock at an exercise price of $1.7892 per share. The warrant expires on April 14, 2005.

Limited Grant of Registration Rights

     We granted registration rights to Navigator to enable it to sell the common stock it purchases under the common stock purchase agreement. In connection with any such registration, we will have no obligation:

•	to assist or cooperate with Navigator in the offering or disposition of such shares;

•	to indemnify or hold harmless the holders of any such shares, other than Navigator, or any underwriter designated by such holders;

•	to obtain a commitment from an underwriter relative to the sale of any such shares; or

•	to include such shares within any underwritten offering we do.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

     We will use our best efforts to file, during any period during which we are required to do so under our registration rights agreement with Navigator, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing

•	the name of any broker-dealers;

•	the number of common shares involved;

•	the price at which the common shares are to be sold;

•	the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

•	that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	any other facts material to the transaction.

     Our registration rights agreement with Navigator provides that if the registration statement of which this prospectus forms a part is not available to permit Navigator to resell common shares during any draw down period or the three trading days after a draw down period, and our stock price declines during that period, we are required to pay to Navigator cash to compensate Navigator for its inability to sell shares during the restriction period. The amount we would be required to pay would be the difference between the highest daily volume weighted average price of the common stock during the restriction period and the volume weighted average price on the trading day immediately following the end of the restriction period, provided that we will not be obligated to pay Navigator more than the actual losses it suffers by reason of any market decline during the restriction period.

LEGAL MATTERS

     The validity of our shares of common stock offered by this prospectus and certain legal matters will be passed upon for us as to U.S. law by Andrew N. Bernstein, P.C., Greenwood Village, Colorado. Andrew N. Bernstein, Esq., the sole shareholder of Andrew N. Bernstein, P.C., owns options to acquire 100,000 shares of our common stock at $2.00 per share at any time until April 30, 2008. Certain other legal matters have been passed on for us by Harney Westwood & Riegels as to British Virgin Islands law.

EXPERTS

     Our audited consolidated financial statements as of April 30, 2001 and 2002 and for each of the three years ended April 30, 2002 included in this prospectus have been audited by Moores Rowland, Hong Kong, independent auditors, as indicated in their report with respect thereto, and are included in reliance upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act covering the shares of common stock being offered. This prospectus does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.

     We are subject to the informational requirements of the Exchange Act as they apply to a foreign private issuer and are required to file reports and other information with the Commission. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and annual reports to shareholders, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions set forth in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

     Any reports we file, including the registration statement, including all exhibits, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at the Woolworth Building at 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60601 upon payment of prescribed rates.

LJ INTERNATIONAL INC.

Report of Independent Auditors

To the Shareholders and Board of Directors of
LJ International Inc.

     We have audited the accompanying consolidated balance sheets of LJ International Inc. and its subsidiaries as of April 30, 2001 and 2002 and the related consolidated statements of operations, recognized gains and losses, shareholders’ equity and cash flows for each of the years in the three-year period ended April 30, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in Hong Kong and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements, prepared on the basis of presentation as set out in notes 1 and 2 to the financial statements, present fairly, in all material respects, the consolidated financial position of the Company as of April 30, 2001 and 2002 and the consolidated results of its operations and cash flows for each of the years in the three-year period ended April 30, 2002, in conformity with accounting principles generally accepted in Hong Kong (which differ in certain material respects from generally accepted accounting principles in the United States of America (US GAAP) — See note 19).

     As discussed in notes 19(d) and 19(e) to the consolidated financial statements, during 2002, the 2000 and 2001 consolidated financial statements prepared under the US GAAP were restated to reflect previously omitted expenses arising from the stock-based compensation and the beneficial conversion features of convertible debentures.

Moores Rowland
Chartered Accountants
Certified Public Accountants, Hong Kong

Dated: August 21, 2002

LJ INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

			Year ended April 30

	Notes		2000	2001	2002	2002

			HK$	HK$	HK$	US$
Operating revenue	2	(f)	300,901	357,785	303,326	39,240
Costs of goods sold	2	(h)	(185,758)	(228,611)	(257,280)	(33,283)

Gross profit	2	(f)	115,143	129,174	46,046	5,957
Other revenue:
Interest income			2,668	3,929	1,674	217
Rental income			875	480	1,047	135
Selling, general and administrative expenses	2	(i)	(73,174)	(93,182)	(105,195)	(13,609)

Operating income (loss)			45,512	40,401	(56,428)	(7,300)
Finance costs	2	(j)	(10,172)	(6,710)	(5,038)	(652)
Minority interests			405	—	234	30

Income (Loss) before income taxes			35,745	33,691	(61,232)	(7,922)
Income taxes credit (expense)	15		(25)	(1,637)	784	101

Net income (loss)			35,720	32,054	(60,448)	(7,821)

Numerator:
Net income (loss) used in computing basic earnings (loss) per share			35,720	32,054	(60,448)	(7,821)
Interest on 3% convertible debentures			251	127	—	—

Adjusted net income (loss) used in computing diluted earnings (loss) per share			35,971	32,181	(60,448)	(7,821)

Denominator:
Weighted average number of shares used in calculating basic earnings (loss) per share			6,589,415	8,567,366	8,671,615	8,671,615
Effect of dilutive potential ordinary shares:
3% convertible debentures			337,239	48,753	—	—
Warrants			6,324	—	—	—
Stock options			—	6,139	—	—

Weighted average number of shares used in calculating diluted earnings (loss) per share			6,932,978	8,622,258	8,671,615	8,671,615

Earnings (loss) per share:
Basic	2	(k)	5.42	3.74	(6.97)	(0.90)

Diluted	2	(k)	5.19	3.73	N/A	N/A

The accompanying notes are an integral part of these financial statements.

LJ INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF RECOGNIZED GAINS AND LOSSES

(Amounts in thousands, except share and per share data)

	Year ended April 30

	2000	2001	2002	2002

	HK$	HK$	HK$	US$
Net losses not recognized in the statements of operations
Deficit arising on revaluation of investment properties	(3,200)	(915)	—	—
Net income (loss) for the year	35,720	32,054	(60,448)	(7,821)

Total recognized gains (losses)	32,520	31,139	(60,448)	(7,821)

The accompanying notes are an integral part of these financial statements.

LJ INTERNATIONAL INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

			As of April 30

	Notes		2001	2002	2002

			HK$	HK$	US$
ASSETS
Current assets:
Cash and cash equivalents			13,187	5,583	722
Restricted cash			41,089	43,620	5,643
Trade receivables, net of allowance for doubtful accounts (2001: HK$1,580; 2002: HK$1,741)			48,415	61,944	8,013
Inventories	2	(l)	160,955	122,148	15,802
Prepayments and other current assets			14,669	9,299	1,203

Total current assets			278,315	242,594	31,383
Property, plant and equipment, net	4		34,715	34,208	4,425
Investment properties, net			16,300	15,800	2,044
Due from related parties	13	(b)	10,745	4,026	521
Goodwill, net of accumulated amortization and impairment loss	5		1,915	14,798	1,914
Investment securities	6		25,386	20,748	2,684
Other investments			3	3	1

Total assets			367,379	332,177	42,972

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank overdrafts	7		25,213	20,150	2,607
Notes payable, current portion	7		3,788	2,180	282
Letters of credit, gold and other loans	7		42,484	87,680	11,343
Trade payables			25,487	25,586	3,310
Accrued expenses and other payables			18,785	12,813	1,658
Trade deposits received			2,226	151	19
Due to a director	13	(b)	1,913	—	—
Capitalized lease obligations, current	8		180	356	46
Income taxes payable			2,452	26	3

Total current liabilities			122,528	148,942	19,268
Notes payable, non-current portion	7		2,183	—	—
Capitalized leased obligations, non-current	8		33	61	8

Total liabilities			124,744	149,003	19,276

Minority interest			—	987	128
Shareholders’ equity
Common stocks, par value US$0.01 each, Authorized — 100 million shares,
Issued and outstanding — 8,671,615 shares as of April 30, 2001 and 2002	11		670	670	87
Share premium	11		99,314	99,314	12,848
Warrant reserve	11	(b)	1,622	1,622	209
Retained earnings			141,029	80,581	10,424

Total shareholders’ equity			242,635	182,187	23,568

Total liabilities and shareholders’ equity			367,379	332,177	42,972

The accompanying notes are an integral part of these financial statements.

LJ INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Amounts in thousands, except share and per share data)

			Common stock				Investment
							Property
				Par	Share	Warrant	Revaluation	Retained
	Notes		Shares	value	premium	Reserve	Reserve	earnings	Total	Total

				HK$	HK$	HK$	HK$	HK$	HK$	US$
Balance as of April 30, 1999			6,365,646	492	48,944	1,622	4,115	73,255	128,428	16,614
Shares issued on conversion of convertible debentures	11	(e)	1,072,412	83	27,148	—	—	—	27,231	3,523
Deficit arising on revaluation			—	—	—	—	(3,200)	—	(3,200)	(414)
Net income			—	—	—	—	—	35,720	35,720	4,621

Balance as of April 30, 2000			7,438,058	575	76,092	1,622	915	108,975	188,179	24,344
Shares issued on conversion of convertible debentures	11	(e)	1,233,557	95	23,222	—	—	—	23,317	3,016
Deficit arising on revaluation			—	—	—	—	(915)	—	(915)	(118)
Net income			—	—	—	—	—	32,054	32,054	4,147

Balance as of April 30, 2001			8,671,615	670	99,314	1,622	—	141,029	242,635	31,389
Net loss			—	—	—	—	—	(60,448)	(60,448)	(7,821)

Balance as of April 30, 2002			8,671,615	670	99,314	1,622	—	80,581	182,187	23,568

Share premium has been set up and is dealt with as disclosed in note 11 to the financial statements.

Warrant reserve is represented by the proceeds from the issue of the 1,679,000 warrants in the Initial Public Offering (see note 11(b)).

The investment property revaluation reserve has been set up and is dealt with in accordance with the accounting policies adopted for investment properties.

The accompanying notes are an integral part of these financial statements.

LJ INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

(Amounts in thousands, except share and per share data)

			Year ended April 30

			2000	2001	2002	2002

	Note		HK$	HK$	HK$	US$
Cash flows from operating activities:
Income (loss) before income taxes			35,745	33,691	(61,232)	(7,922)
Adjustments to reconcile income (loss) before income taxes to net cash provided by (used in) operating activities:
Interest income			(2,668)	(3,929)	(1,674)	(217)
Interest expenses			5,648	6,710	5,038	652
Depreciation of property, plant and equipment			4,978	5,775	7,498	970
Impairment loss on property, plant and equipment			—	—	2,669	345
Amortization of organization costs			1,085	—	—	—
Amortization and impairment loss on goodwill			7	216	3,518	455
Unrealized (gain) loss on gold loan			(338)	(343)	5,102	660
Issuing costs for convertible debentures			4,524	—	—	—
Loss on disposal and write-off of property, plant and equipment			22	80	1,658	214
Deficit on revaluation of investment properties			—	1,885	500	65
Allowance for doubtful debts			578	(917)	634	82
Write-down of inventories			—	—	44,144	5,710
Minority interests			(405)	—	(234)	(30)
Changes in operating assets and liabilities:
Trade receivables			(9,095)	(4,809)	(13,919)	(1,801)
Inventories			(54,806)	(12,513)	(5,008)	(647)
Prepayments and other current assets			(5,377)	6,995	6,417	830
Due from related parties			(654)	(7,339)	—	—
Due from director			31	—	—	—
Trade payables			6,247	(1,517)	(926)	(120)
Accrued expenses and other payables			13,642	2,882	(8,627)	(1,116)
Due to director			12	1,901	(1,913)	(247)
Letters of credit			(8,252)	2,265	15,436	1,997

Net cash provided by (used in) operating activities			(9,076)	31,033	(919)	(120)

Returns on investments and servicing of finance:
Cash received from interest			2,668	3,916	1,674	217
Cash paid for interest			(5,472)	(6,653)	(4,932)	(638)

Net cash used in returns on investments and servicing of finance			(2,804)	(2,737)	(3,258)	(421)

Taxation
Cash refunded (paid) for income taxes			(93)	363	(1,642)	(212)

Cash flows from investing activities:
Advance to related parties			—	—	(42,067)	(5,442)
Purchase of investment securities			—	(25,386)	—	—
Purchase of property, plant and equipment			(3,477)	(6,429)	(3,248)	(420)
Purchase of subsidiary	17	(a)	(1,830)	—	(18,406)	(2,381)
Proceeds on disposals of property, plant and equipment			145	75	91	12
Repayment from related parties			—	—	48,787	6,311

Net cash used in investing activities			(5,162)	(31,740)	(14,843)	(1,920)

Net cash used before financing activities			(17,135)	(3,081)	(20,662)	(2,673)

Cash flows from financing activities:	17	(b)
Proceeds from issue of 3% convertible debentures			50,245	—	—	—
Issuing costs on 3% convertible debentures			(4,524)	—	—	—
Loans acquired			9,097	4,362	24,658	3,190
Repayment of loans			(12,949)	(4,168)	(3,791)	(490)
Repayment of capitalized leases			(555)	(593)	(215)	(28)

Net cash provided by (used in) financing activities			41,314	(399)	20,652	2,672

Net increase (decrease) in cash and cash equivalents			24,179	(3,480)	(10)	(1)
Cash and cash equivalents, as of beginning of year			8,364	32,543	29,063	3,759

Cash and cash equivalents, as of end of year			32,543	29,063	29,053	3,758

Analysis of balances of cash and cash equivalents
Cash			12,888	13,187	5,583	722
Restricted cash			26,000	41,089	43,620	5,643
Bank overdrafts			(6,345)	(25,213)	(20,150)	(2,607)

			32,543	29,063	29,053	3,758

Non-cash transactions:
Conversion of convertible debentures	17	(c)	27,231	23,317	—	—

     The accompanying notes are an integral part of these financial statements.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

1.	PRINCIPAL ACTIVITIES AND BASIS OF FINANCIAL STATEMENTS

LJ International Inc. (the Company) and its subsidiaries (collectively the Group) are involved in the design, manufacture, marketing and sale of precious and semi-precious gemstones jewelry as well as diamond jewelry. While the Company is based in Hong Kong, its manufacturing operations are in the People’s Republic of China (PRC) and most of its sales are currently in the United States. The Group also owns certain commercial and residential properties located in Hong Kong, which are held primarily for investment purposes.

During the year ended April 30, 1998, the Company merged with Lorenzo Jewelry Mfg. (H.K.) Limited, presently known as Lorenzo Jewelry Limited (Lorenzo). The Company was incorporated as a British Virgin Islands (BVI) company on January 30, 1997 and prior to the merger it had no significant operations, but had incurred certain organization and deferred offering costs. The merger had been accounted for by the purchase method of accounting under generally accepted accounting principles in Hong Kong (HK GAAP) and reflects operations for each period presented herein on the basis that the merger took place at April 30, 1994. In connection with this reorganization, HK$75 was recorded as goodwill. Under generally accepted accounting principles in the United States (US GAAP) such reorganization would be accounted for as if it was a pooling of interest as there exists common ownership between the companies. A reconciliation to this method of accounting is set out in note 19. The capital structure reflected in the financial statements is that of the Company, which is a holding company after the merger.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of accounting

The financial statements are presented in Hong Kong dollars and have been prepared in accordance with Statements of Standard Accounting Practice (SSAPs) and Interpretations issued by the Hong Kong Society of Accountants (HKSA) and HK GAAP which have been applied consistently throughout the relevant periods. These requirements differ in certain material respects from US GAAP — see note 19.

In the current year, the Group adopted the following SSAPs which are effective for the accounting periods commencing on or after January 1, 2001:

SSAP 9 (revised)	:	Events after the balance sheet date
SSAP 14 (revised)	:	Leases (effective for the periods commencing on or after July 1, 2000)
SSAP 26	:	Segment reporting
SSAP 28	:	Provisions, contingent liabilities and contingent assets
SSAP 30	:	Business combinations
SSAP 31	:	Impairment of assets
SSAP 32	:	Consolidated financial statements and accounting for investments in subsidiaries

The effect of adopting these new/revised accounting standards, if any, is set out in the relevant notes to the financial statements.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(b)	Basis of preparation

The measurement basis used in the preparation of the financial statements is historical cost modified by the revaluation of investment properties as explained in the accounting policies set out below.

(c)	Principles of combination and consolidation

The consolidated financial statements mainly include the financial information of the Company and Lorenzo, Precious Gems Trading Limited (Precious Gems), Golden Horizon Trading Limited (Golden Horizon), Fine Gift Enterprises Limited (Fine Gift), LJ Jewelery (Japan) Ltd (LJ Japan), Excel Gold Industries Ltd (Excel Gold) and iBBC Inc. Lorenzo has three subsidiaries, two of which are incorporated in the PRC, Shantou Lorenzo Jewelry Mfg. and Shantou SEZ Lorenzo Gems & Craft Factory Co., Ltd. Lorenzo also has a subsidiary, Lorenzo Giftware Limited (Lorenzo Giftware), formerly known as Lorenzo Marketing Co. Limited, which is incorporated in Hong Kong. Precious Gems is incorporated in BVI and has one subsidiary which is incorporated in the PRC, Lorenzo Gems Manufacturing (Shenzhen) Co., Ltd. Golden Horizon is incorporated in BVI and has one subsidiary which is incorporated in the PRC, Lorenzo Jewellery (Shenzhen) Co., Ltd. Fine Gift is incorporated in BVI and has one subsidiary which is incorporated in Hong Kong, Lorenzo Diamond Jewelry Mfg. Co., Limited. Both LJ Japan and Excel Gold are incorporated in BVI. iBBC Inc., a company incorporated in BVI, became a subsidiary of the Company on March 21, 2002 (see notes 6 and 17(a)). iBBC Inc. has two wholly owned subsidiaries Gemriver Jewelry Limited (formerly known as iBBC (H.K.) Limited), which is incorporated in Hong Kong, and iBBC Inc. (California) dba Gallery Expressions, which is incorporated in the United States. As of April 30, 2002, all subsidiaries are 100% owned except for iBBC Inc., which is 85.6% owned by the Company.

The results of subsidiaries acquired or disposed of during the year are consolidated from or to their effective dates of acquisition or disposal respectively.

All material intercompany balances and transactions have been eliminated on consolidation.

(d)	Goodwill on consolidation

Positive goodwill arising on consolidation represents the excess of the purchase consideration payable at the time of acquisition of the subsidiaries over the Group’s interest in the fair value of the identifiable assets and liabilities acquired at the date of acquisition. Positive goodwill is amortized on a straight-line basis over its economic useful life.

Negative goodwill represents the excess of the Group’s interest in the fair value of the identifiable assets and liabilities acquired at the date of acquisition over the cost of the acquisition. Negative goodwill arising on acquisitions is presented as a deduction from

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

assets and is released to income based on an analysis of the circumstances from which the balance resulted.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Goodwill on consolidation (Continued)

On disposal of a subsidiary during the year, any attributable amount of purchased goodwill not previously amortized through the statement of operations is included in the calculation of the gain or loss on disposal.

(e)	Subsidiaries

A subsidiary, is an enterprise, in which the Company, directly or indirectly has control, which is the power to govern the financial and operating policies so as to obtain benefits from its activities.

(f)	Revenue recognition

Revenue is recognized when it is probable that the economic benefits will flow to the Group and when the revenue and cost, if applicable, can be measured reliably.

Turnover and operating revenue represent sale of goods at invoiced value to customers, net of returns and discounts, and are recognized when goods are delivered and title has passed to customers.

It is the policy of the Group not to allow sales returns, other than defective items, from its customers. Any defective items are generally notified or returned to the Company within one month after sales. During each period presented in the financial statements, the Group has experienced an insignificant return rate in relation to the turnover and the net income. Accordingly, no reserve for sales returns has been accrued.

Other revenue is recognized on the following basis:

(i)	Interest income is accrued on a time proportion basis on the principal outstanding and at the interest rate applicable; and

(ii)	Rental income from investment properties under operating leases is recognized in the period in which the properties are let out and on the straight-line basis over the lease terms.

(g)	Shipping and handling costs

In order to be consistent with the application of Emerging Issues Task Force (“EITF”) Issue 00-10 “Shipping and Handling Fees and Costs” under US GAAP, the shipping and handling costs, which were previously included in selling, general and administrative expenses, are included in costs of goods sold for the current year. The comparative information has been restated to conform to current year’s presentation.

The amounts of revenue received for shipping and handling are included in operating revenue.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Costs of goods sold

Costs of goods sold consist of amounts charged by suppliers for goods purchased and costs incurred for sub-contracting works, shipping and handling, direct labours and other direct overheads.

(i)	Selling, general and administrative expenses

Selling, general and administrative expenses, are expenses other than costs of goods sold and finance costs, which consist of personnel and related expenses of executive and administrative staff, marketing and promotional expenses, fees for legal and professional services and other general administrative expenses.

(j)	Finance costs

Included in the finance costs are interest expenses of HK$5,648, HK$6,710 and HK$5,038 for the years ended April 30, 2000, 2001 and 2002 respectively.

(k)	Earnings (loss) per share

The calculation of basic earnings (loss) per share is based on net income (loss) for the year attributable to shareholders and on the weighted average number of ordinary shares outstanding during the year.

The calculation of diluted earnings (loss) per share is based on net income for the year attributable to shareholders and on the weighted average number of ordinary shares outstanding during the year, adjusted for the effects of all dilutive potential ordinary shares. The dilutive effect of convertible securities is reflected in diluted earnings (loss) per share by application of the if-converted method.

(l)	Inventories

Inventories are stated at the lower of cost and net realizable value. Cost, which comprises all costs of purchase and, where applicable, costs of conversion and other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the first-in, first-out method. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Inventories consisted of the following:

	As of April 30

	2001	2002	2002

	HK$	HK$	US$
Raw materials	121,427	82,638	10,691
Work-in-progress	12,186	4,123	533
Finished goods	28,542	35,387	4,578
Less: Provision for slow moving inventories	(1,200)	—	—

	160,955	122,148	15,802

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)	Inventories (continued)

The amounts of inventories included above carried at net realizable value are HK$9,319 and HK$52,268 as of April 30, 2001 and 2002 respectively.

Cost of inventories recognized in the statement of operations for the years ended April 30, 2000, 2001 and 2002 was HK$125,702, HK$166,158 and HK$199,068 respectively.

Included in the inventories as of April 30, 2002 above are certain gemstones and fine jewelry at a carrying value of HK$52,268, which represent management’s estimate of its net realizable value. Such inventories were intended to be used or reused exclusively for the production of fine jewelry, in particular to meet orders in relation to special programs in previous years. Because of uncertain economic conditions, the demand for fine jewelry has dropped dramatically in current year and is expected to remain that way in foreseeable future. As a result, gemstones built up which were intended to meet orders in relation to special programs were stated at net realizable value when the orders did not materialize. Slow moving fine jewelry were stated at net realizable value based on forecasts for close-out sales in the ensuing years. The effect of such estimate has resulted in a write-down of inventories amounting to HK$44,144 being recognized in costs of goods sold for the year ended April 30, 2002. Should demand for such gemstones and fine jewelry proved to be significantly less than anticipated, the ultimate realizable value of such products could be substantially less than the amount shown in the balance sheet.

(m)	Property, plant and equipment (PPE) and depreciation

PPE are stated at cost less accumulated depreciation and accumulated impairment loss. The cost of an asset consists of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use, which include the estimated cost for dismantling, removing the asset and restoring the site.

Expenditure incurred to replace a separate component of an item of property, plant and equipment, including major inspection and overhaul expenditure, is capitalized and accounted for as a component of the asset. Other subsequent expenditure is capitalized as an additional cost of the asset only when it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset.

The gain or loss arising from the retirement or disposal of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the assets and is recognised as an income or expense in the statement of operations.

When assets are transferred between PPE and other classes of assets, the cost of such an asset on transfer is deemed to be the carrying amount of the asset as stated under its original classification. Any previous revaluation reserve on the asset is frozen upon the transfer until the retirement or disposal of the asset. On retirement or disposal of the asset, the frozen revaluation reserve is transferred directly to retained earnings.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Property, plant and equipment (PPE) and depreciation (continued)

Depreciation is calculated to write off the cost of PPE over their estimated useful lives from the date on which they become fully operational and after taking into account of their estimated residual values, using the straight line method, at the following annual rates:

Land and buildings	2% or over the unexpired term of leases
Furniture, fixtures and equipment	20% to 50%
Motor vehicles	20%
Plant and machinery	10%
Leasehold improvement	shorter of 10% or the unexpired term of leases

Assets held under capitalized leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, the terms of the leases.

(n)	Investment properties

Investment properties are interests in land and buildings in respect of which construction works and development have been completed and which are intended to be held on long-term basis for their investment potential. Investment properties are stated in the balance sheet at their open market values on basis of professional valuation.

Changes in the values of investment properties are dealt with as movements in the investment property revaluation reserve. If the total of the attributable reserve is insufficient to cover a deficit, on a portfolio basis, the excess of the deficit is charged to the statement of operations. Where a deficit has previously been charged to the statement of operations and a revaluation surplus subsequently arises, this surplus is credited to the statement of operations to the extent of the deficit previously charged.

Upon disposal of an investment property, the relevant surplus or deficit of the investment property revaluation reserve realized in respect of previous valuations is released to the statement of operations.

The investment properties were revalued close at the end of April 2001 and 2002 by Memfus Wong Surveyors Limited (for 2001), Jones Lang LaSalle Limited (for 2001 and 2002) and Vigers Hong Kong Limited (for 2002), independent firms of qualified surveyors, on an open market value basis. During the year ended April 30, 2001, a deficit of HK$2,800 arising on revaluation had been recorded, of which HK$915 had been debited to the investment property revaluation reserve and the remaining balance of HK$1,885, being the amount in excess of the revaluation reserve had been charged to the statement of operations under selling, general and administrative expenses. During the year ended April 30, 2002, an additional deficit of HK$500 arising on revaluation has been charged to the statement of operations under selling, general and administrative expenses.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(n)	Investment properties (continued)

No amortization and depreciation is provided in respect of investment properties because their unexpired term of underlying land leases are over 20 years. Of properties acquired prior to 1995, they were classified as land and buildings and an accumulated depreciation of HK$1,080 had previously been recorded.

Investment properties include gross carrying amount of HK$16,300 and HK$15,800 with no accumulated depreciation in respect of assets held for use under operating leases as of April 30, 2001 and 2002 respectively.

(o)	Impairment loss

At each balance sheet date, the Group reviews the carrying amounts of goodwill and property, plant and equipment to determine whether there is any indication that those assets have suffered an impairment loss or impairment loss previously recognized no longer exists or may have decreased. If any such indication exists, the recoverable amount of the asset is estimated, based on the higher of its net selling price and value in use, in order to determine the extent of the impairment loss. Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the smallest group of assets that generates cash flows independently (i.e. a cash-generating unit).

If the recoverable amount of an asset or a cash-generating unit is estimated to be less than its carrying amount, the carrying amount of the asset or cash-generating unit is reduced to its recoverable amount. Impairment loss is recognized as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset or cash-generating unit is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset or cash-generating unit in prior years. A reversal of an impairment loss is recognized as income immediately.

(p)	Investment securities

Investment securities held for an identified long term purpose are stated at cost and subject to impairment review at each reporting date to reflect any diminution in their value, which is expected to be other than temporary. The amount of provisions is recognized as an expense in the period in which the decline occurs.

The profit or loss on disposal of investment securities is accounted for in the period in which the disposal occurs as the difference between net sales proceeds and the carrying amount of the securities.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

Under US GAAP, Statement of Financial Accounting Standard (SFAS) No. 115 does not apply as the investment securities are unlisted equity securities which have no readily determinable fair value.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(q)	Taxation

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. Timing differences arise from the recognition for tax purposes of certain items of income and expense in a different accounting period from that in which they are recognized in the financial statements. The tax effect of timing differences, computed using the liability method, is recognized as deferred taxation in the financial statements to the extent that it is probable that a liability or asset will crystallize in the foreseeable future. A deferred tax asset is not recognized unless its realization is assured beyond reasonable doubt.

(r)	Foreign currencies

Transactions in foreign currencies are translated at the applicable rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies are translated at applicable rates ruling at the balance sheet date. Exchange differences are recorded within the statement of operations.

Assets and liabilities of overseas subsidiaries are translated at the applicable rates of exchange ruling at the balance sheet date. All exchange differences arising on the consolidation are recorded within equity. Historically, no such foreign exchange transactions have been recorded in the financial statements.

For the purpose of these financial statements, the exchange rate adopted for the presentations of financial information as of and for the year ended April 30, 2002 has been made at HK$7.73 to US$1.00. No representation is made that the US$ amounts could have been, or could be, converted into HK$ at that rate or at any other rates.

(s)	Gold loans

Gold loan balances are translated at the gold price prevailing at the close of business on the balance sheet date. Profits or losses arising on translation are dealt with in the statement of operations.

(t)	Capitalized lease obligations

Assets held under capitalized leases are recognized as assets of the Group at their fair value at the date of acquisition. The corresponding liability to the lessor is included in the balance sheet as a capitalized lease obligation. Finance costs, which represent the difference between the total leasing commitments and the fair value of the assets acquired, are charged to the statement of operations over the term of the relevant lease so as to produce a constant periodic rate of charge on the remaining balance of the obligations for each accounting period.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(u)	Operating leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable and receivable under operating leases are recorded in the statement of operations on a straight line basis over the lease terms. Lease incentives received are recognized in the statement of operations as an integral part of the net consideration agreed for the use of the leased asset.

(v)	Cash equivalents

Cash equivalents in the statement of cash flow under HKGAAP represent short-term highly liquid investments which are readily convertible into known amounts of cash and which were within three months of maturity when acquired, less advances from banks repayable within three months from the date of the advance.

(w)	Segment reporting

The Group has determined that business segments be presented as the primary reporting format because this is more relevant to the Group’s internal financial reporting, and geographical segments as the secondary reporting format.

(x)	Uses of estimates

The preparation of the Group’s financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual amounts could differ from those estimates.

(y)	Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party, or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

(z)	Dividend

The Directors of the Company did not declare interim dividend and propose final dividend for each of the years in the three-year period ended April 30, 2002. The ability to pay dividends depends upon receipt of dividends or other payments from subsidiaries and other holdings and investments. In addition, the operating subsidiaries from time to time may be subject to restrictions on their ability to make distributions to the Company, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other currencies and other regulatory restrictions. Currently, none of the subsidiaries has such restriction during the past three financial years except for the covenants as set out in note 7 to the financial statements.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

3.	OPERATING RISKS

(a)	Concentrations of credit risks

Details of major customers from which the Group derived operating revenue are shown in note 18(b).

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when there are similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentration of credit risk arises from the Group’s receivables. Even though the Group does have major customers, it does not consider itself be exposed to significant credit risk with regards to collection of the related receivables. Historical losses have not been significant.

(b)	Country risks

The Group may also be exposed to certain risks as a result of its manufacturing operation being located in the PRC and its investment properties in Hong Kong which are not typically associated with companies operating in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company’s management does not believe these risks to be significant. There can be no assurance, however, that changes in political, social and other conditions will not result in any adverse impact.

(c)	Cash and time deposits

The Group maintains its cash balances and investments in time deposits with various banks and financial institutions. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

4.	PROPERTY, PLANT AND EQUIPMENT

	Land		Furniture,
	and	Leasehold	fixtures and	Plant and	Motor
	buildings	improvement	equipment	machinery	vehicles	Total	Total

	HK$	HK$	HK$	HK$	HK$	HK$	US$
At cost/carrying value
At May 1, 2001	4,970	20,075	11,997	16,450	2,811	56,303	7,283
Acquisition of a subsidiary	—	309	9,591	—	—	9,900	1,281
Additions	—	1,664	1,397	187	—	3,248	420
Disposals	—	(2,619)	(538)	—	(393)	(3,550)	(459)

At April 30, 2002	4,970	19,429	22,447	16,637	2,418	65,901	8,525

Accumulated depreciation and impairment loss
At May 1, 2001	996	5,954	7,205	5,446	1,987	21,588	2,792
Acquisition of a subsidiary	—	67	1,672	—	—	1,739	225
Charge for the year	140	3,375	2,140	1,603	240	7,498	970
Impairment loss	941	—	—	1,728	—	2,669	345
Eliminated on disposals	—	(1,093)	(400)	—	(308)	(1,801)	(232)

At April 30, 2002	2,077	8,303	10,617	8,777	1,919	31,693	4,100

Net book value At April 30, 2002	2,893	11,126	11,830	7,860	499	34,208	4,425

At April 30, 2001	3,974	14,121	4,792	11,004	824	34,715	4,491

(a)	Total depreciation expense for the years ended April 30, 2000, 2001 and 2002 was HK$4,978, HK$5,776 and HK$7,498 respectively.

(b)	The net book value of the property, plant and equipment includes an amount of HK$283 and HK$638 in respect of assets held under capitalized leases as of April 30, 2001 and April 30, 2002 respectively. Depreciation expense in respect of these assets for the years ended April 30, 2000, 2001 and 2002 amounted to HK$463, HK$489 and HK$219 respectively.

(c)	The Group has pledged all land and buildings as collateral for general banking facilities granted to the Group as of April 30, 2001 and April 30, 2002 (see note 7).

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

5.	GOODWILL

A reconciliation of carrying amount of goodwill is as follows:

	Positive	Positive
	goodwill	goodwill

	HK$	US$
At May 1, 2001
Cost	2,152	278
Accumulated amortization	(237)	(30)

Opening carrying amount	1,915	248
Acquisition of a subsidiary	16,401	2,121
Amortization charges for the year	(1,648)	(213)
Impairment losses	(1,870)	(242)

Closing carrying amount	14,798	1,914

At April 30, 2002
Cost	18,553	2,399
Accumulated depreciation and impairment losses	(3,755)	(485)

Closing carrying amount	14,798	1,914

Acquisition of a subsidiary during the year refers to the acquisition of a jewelry retail company as detailed in notes 6 and 17(a) to the financial statements.

Positive goodwill is amortized as expense on a straight-line basis over ten years.

Amortization of positive goodwill for the years ended April 30, 2000, 2001 and 2002 was HK$7, HK$215 and HK$1,648 respectively.

Impairment loss recognized for the year ended April 30, 2002 was HK$1,870. There was no impairment loss recognized for the years ended April 30, 2000 and 2001.

Both amortization and impairment loss of positive goodwill were recorded in the statement of operations under selling, general and administrative expenses.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

6.	INVESTMENT SECURITIES

	As of April 30

	2001	2002	2002

	HK$	HK$	US$
At Cost:
Equity securities, unlisted	25,386	20,748	2,684

During the financial year 2001, the Company acquired 20% equity interests in a company whose principle activities are the manufacturing and trading of rough and pre-formed gemstones, and 16.8% equity interests in a jewelry retail company, of which the Group had no significant control and influence over their operating and financial policies.

On March 21, 2002, the Company acquired further 68.8% equity interest in the jewelry retail company, of which 16.8% equity interests were acquired in the previous year. The Group’s ownership interest and control in this company rendered it become a subsidiary of the Company effective from March 21, 2002 since then it became an 85.6% owned subsidiary of the Company (see note 17(a)).

The directors of the Company consider such acquisitions would enhance the Group by forward and backward vertical integration.

7.	BANKING FACILITIES AND OTHER LOANS

			As of April 30

			2001	2002	2002

	Note		HK$	HK$	US$
Bank overdrafts	(a	)	25,213	20,150	2,607

Notes payable:
Current portion			3,788	2,180	282
Non-current portion			2,183	—	—

	(b	)	5,971	2,180	282

Letters of credit, gold loan:
Letters of credit	(a	)	28,206	43,642	5,646
Gold loan	(c	)	14,278	44,038	5,697

			42,484	87,680	11,343

The Group’s banking facilities are collaterized by land and buildings (see note 4(c)), investment properties, restricted cash deposits, factored receivables and personal guarantees of certain directors (see note 13(b)).

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

7.	BANKING FACILITIES AND OTHER LOANS (Continued)

The provisions of indenture relating to the banking facility agreements contain various covenants pertaining to (i) maintenance of the net worths of the Company and one of its subsidiaries amounting to HK$123,680 and HK$35,000 respectively; and (ii) cross-default provision of not more than US$10,000. In the event of default, the bank would at its discretion to cancel the facilities and demand immediate repayment of all principal, interest, fees and other amount outstanding. As of April 30, 2001 and 2002, both the Company and the subsidiary maintained the minimum net worth requirement, and the Group did not breach any cross-default provision.

(a)	The Group had various letters of credit and overdrafts under banking facilities as follows:

	As of April 30

	2001	2002	2002

	HK$	HK$	US$
Facilities granted
Letters of credit	86,000	90,000	11,643
Overdrafts	48,500	27,300	3,532

Utilized
Letters of credit	28,206	43,642	5,646
Overdrafts	25,213	20,150	2,607

Unutilized facilities
Letters of credit	57,794	46,358	5,997
Overdrafts	23,287	7,150	925

The bank overdrafts are denominated in Hong Kong dollars, bear interest at the floating commercial bank lending rates in Hong Kong, which ranged from 5.1% to 6.1% per annum as of April 30, 2002 (2001: 7.0% to 7.5% per annum) and are renewable annually with the consent of the relevant banks.

Under the banking facilities arrangements, the Group is required to maintain certain cash balances based on the amount of facilities granted. These balances are reflected as restricted cash in the balance sheet.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

7.	BANKING FACILITIES AND OTHER LOANS (Continued)

(b)	The Group also had term loans classified under notes payable which are related to the Group’s investment properties. These loans aggregated to HK$5,971 and HK$2,180 as of April 30, 2001 and 2002 respectively. Interest charges on these loans range from 7.5% to 9.5% per annum as of April 30, 2002 (2001: 9% to 9.5% per annum).

Expected maturities of notes payable are as follows:

	As of April 30

	2001	2002	2002

	HK$	HK$	US$
2002	3,788	—	—
2003	2,183	2,180	282

	5,971	2,180	282

(c)	The Group had outstanding loans to purchase 6.95 oz and 18.45 oz of gold as of April 30, 2001 and 2002 with the related balances being HK$14,278 and HK$44,038 respectively. These loans are due within the following year, however, have been historically renewed. These loans bear interest at 1.7% to 3.4% per annum as of April 30, 2002 (2001: 2% to 2.9% per annum) and can be repaid in cash at the current exchange rate of gold any time prior to maturity. The Group adjusts the outstanding loan balance to the current market rate of gold as of the balance sheet date. Due to changing prices of gold, this adjustment has resulted in additional income of HK$343 and loss of HK$5,102 for the years ended April 30, 2001 and 2002 respectively. As the Group does not hedge for changes in the future price of gold, the Group is exposed to certain market risks, which may result from potential future increases in the price of gold.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

8.	CAPITALIZED LEASE OBLIGATIONS

The information disclosed below has been changed as a result of adoption of the revised SSAP 14 “Leases”. The revised SSAP 14 requires disclosure of a reconciliation between the total of minimum lease payments at the balance sheet date and their present value, for each of the periods as presented below. The comparative information has been presented to conform to this change in disclosure requirement.

				Present value of
	Minimum lease payments			minimum lease payment
	as of April 30			as of April 30

	2001	2002	2002	2001	2002	2002

	HK$	HK$	US$	HK$	HK$	US$
Amount payable:
Within one year	231	383	50	180	356	46
In the second to fifth years inclusive	47	64	8	33	61	8

	278	447	58	213	417	54
Future finance charges	(65)	(30)	(4)	—	—	—

Present value of lease obligations	213	417	54	213	417	54

Finance charges on capitalized lease obligations for the years ended April 30, 2000, 2001 and 2002 were HK147, HK$157 and HK$56 respectively. The amounts were recorded in the statement of operations under finance costs.

9.	CONTINGENT LIABILITIES

As of April 30, 2001 and 2002, the Group had contingent liabilities in respect of bills discounted with recourse amounting to HK$331 and HK$4,341 respectively.

As of April 30, 2001 and 2002, the Group provided guarantee in respect of a loan facility granted to two companies, to the extent of HK$Nil and HK$10,000 plus the related interests respectively.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

10.	COMMITMENTS

(a)	Capital expenditure commitments

As of April 30, 2001, the Group had capital expenditure commitments contracted but not provided for net of deposit paid amounting to HK$1,641. There was no such commitment as of April 30, 2002.

(b)	Operating lease commitments

The information disclosed below has been changed as a result of adoption of the revised SSAP 14 “Leases”. The revised SSAP 14 requires disclosure of the total amounts of minimum lease payments to be made in future under non-cancellable operating leases, not just the amount to be paid in the next financial year. The revised standard also requires disclosure of future aggregate minimum rental receivable under non-cancellable operating leases. The comparative information has been presented to conform to this change in disclosure requirement.

As of April 20, 2001 and 2002, the total future minimum lease payments under non-cancellable operating leases for the Group are payable as follows:

	As of April 30

	2001	2002	2002

	HK$	HK$	US$
Within one year	3,837	2,540	329
In the second to fifth years inclusive	3,404	2,312	299

	7,241	4,852	628

Operating lease expense for the years ended April 30, 2000, 2001 and 2002 was HK$3,759, HK$4,267 and HK$4,630 respectively. Operating lease expense represents rentals payable by the Group for certain of its office and factory premises. Leases are negotiated for a term of 2 to 3 years and rentals are fixed for 2 to 3 years.

The Company leases out its investment properties under operating leases with lease terms of 1 to 2 years. The future aggregate minimum rental receivable under non-cancellable operating leases are as follows:

	As of April 30

	2001	2002	2002

	HK$	HK$	US$
Within one year	634	2,132	276
In the second to fifth years inclusive	286	1,693	219

	920	3,825	495

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

11.	SHARE CAPITAL, WARRANT RESERVE AND SHARE PREMIUM

(a)	As of April 15, 1998, the Company issued 1,460,000 shares of common stock to the public in the Initial Public Offering and had raised HK$52,056.

The merger with the Deen Technology, Corp (Deen), which was committed to in December 1996 was completed by the issue of 142,946 shares of its common stock at nil consideration on October 6, 1997, with the Company being the legal surviving entity. Deen had no significant assets or liabilities, but did have a large number of U.S. shareholders.

As agreed with the US$783 promissory note holders in respect of the bridge loan financing before the Initial Public Offering, the Company issued 156,500 shares of common stock to note holders on the effective date of the Initial Public Offering, without any additional consideration.

(b)	In the Initial Public Offering, the Company has issued 1,679,000 warrants (including 219,000 over-allotment warrants). Each warrant entitles the holders to purchase one share of common stock at a price of US$5.75 per share for a period of five years from the effective date of the offering. The Company has received all proceeds from the issue totalling HK$1,622 and was recorded in the Company’s warrant reserve account.

(c)	In addition to note 11(b) above, the representative of the Initial Public Offering received warrants to purchase 146,000 shares of common stock at US$8.25 per share and options to purchase 146,000 warrants, each of which also entitles the holder to purchase one share of common stock at US$8.25 per share, at US$0.20625 per warrant. These warrants and options are exercisable from April 15, 1998 and expire on April 15, 2003.

(d)	During the year ended April 30,1999, 219,000 additional shares were issued to cover the over-allotment for the initial public offering completed in April 1998.

(e)	On October 29, 1999, the Company entered into a Securities Purchase Agreement with an accredited investor pursuant to which the Company agreed to issue and the investor agreed to purchase up to US$10,500 of 3% Convertible Debentures, as well as common stock purchase warrants. The Debenture is convertible into the shares of the Company’s common stock, with an exercise price at the lesser of Fixed Conversion Price or the Variable Conversion Price. The Fixed Conversion Price is the greater of US$5.00 per share or 125% of the average closing bid price of the common stock for the 15 trading days ending on the trading day immediately before the respective Closing Dates. The Variable Conversion Price represents 92% of the average of the two lowest closing bid prices of the common stock during the 20 trading days immediately prior to conversion.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

11.	SHARE CAPITAL, WARRANT RESERVE AND SHARE PREMIUM (Continued)

(e)	On November 5, 1999, the Company issued the first tranche of US$3,000 (HK$23,190) of 3% Convertible Debentures with the date of maturity on November 5, 2002; and Warrants for the Convertible Debenture holder to purchase 45,000 shares of the Company’s common stock at an exercise price of US$3.75 per share with an expiration date of November 30, 2004. In addition, Warrants to purchase 30,000 shares of the Company’s common stock were issued to the placement agent as partial compensation for its services, with the same terms as the detachable warrants.

On March 22, 2000, the Company issued the second tranche of US$3,500 (HK$27,055) of 3% Convertible Debentures with the date of maturity on March 22, 2003; and Warrants for the Convertible Debenture holder to purchase 52,500 shares of the Company’s common stock at an exercise price of US$6.94 per share with an expiration date of March 31, 2005. In addition, Warrants to purchase 35,000 shares of the Company’s common stock were issued to the placement agent as partial compensation for its services, with the same terms as the detachable warrants.

During the year ended April 30, 2000, all the first tranche of US$3,000 (HK$23,190) and US$500 (HK$3,865) out of the US$3,500 (HK$27,055) second tranche Convertible Debentures and related interest up to the dates of conversion, were exercised, and 1,072,412 shares of common stock were issued in this respect. The remaining second tranche of Convertible Debentures of US$3,000 (HK$23,190) and the accrued interest thereof were converted into 1,233,557 shares of common stock during the year ended April 30, 2001.

No other share of common stock was issued during the financial years of 2000, 2001 and 2002. The Company had 8,671,615 shares of common stock outstanding as of April 30, 2001 and 2002.

(f)	On July 31, 1999 the Company entered into a consulting agreement with a consultant which providing investor relationship services to the Company, and the Company agreed to issue a 5-year common stock purchase warrant, with the expiry date on July 30, 2004. The consulting agreement was terminated on January 31, 2000 and a warrant to purchase 35,000 shares of common stock of the Company at an exercise price of US$5.00 was issued.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

11.	SHARE CAPITAL, WARRANT RESERVE AND SHARE PREMIUM (Continued)

(g)	On May 26, 2001, the Company entered into a consulting agreement with a consultant for a period of 24 months commencing on June 1, 2001. Pursuant to the agreement, the Company issued to the consultant warrants to purchase 260,000 shares of common stock of the Company on June 1, 2001, and would issue to the consultant the same number of warrants on June 1, 2002. Of the warrants issued on June 1, 2001, the warrantholder is entitled to:

(i)	purchase 100,000 shares at US$2.29 (HK$17.70) per share exercisable through May 31, 2003;

(ii)	purchase 80,000 shares at US$3.43 (HK$26.51) per share exercisable through May 31, 2004;

(iii)	purchase 80,000 shares at US$4.57 (HK$35.33) per share exercisable through May 31, 2005.

(h)	On May 27, 2001, the Company entered into another consulting agreement with a consultant. Pursuant to the agreement, the Company issued to the consultant warrants to purchase 100,000 shares of the common stock of the Company. On the same day, the Company issued to the consultant the said warrants at US$2.79 (HK$21.57) per share exercisable through May 26, 2002.

(i)	On August 16, 2001, the Company issued to an agent warrants to purchase 200,000 shares of common stock of the Company in consideration for consultancy services at US$3.00 (HK$23.19) per share exercisable through August 15, 2006. In addition, the Company entered into a consulting agreement with the same agent. Pursuant to the agreement, the Company issued to the agent warrants to purchase 150,000 shares of common stock of the Company at US$1.79 (HK$13.84) per share exercisable through April 14, 2005.

(j)	On April 15, 2002, in accordance with a common stock purchase agreement, the Company issued to an investor warrants to purchase 150,000 shares of common stock of the Company at US$1.79 (HK$13.84) per share exercisable through April 14, 2005.

None of the warrants as aforesaid was exercised for each of the years in the three-year period ended April 30, 2002.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

12.	STOCK BASED COMPENSATION PLAN

As of June 1, 1998, the Company adopted a stock option plan (The 1998 Stock Compensation Plan or the Plan) which was approved by the shareholders on December 9, 1998. The Plan allows the Board of Directors, or a committee thereof at the Board’s discretion, to provide for a total of 2,000,000 stock options to officers, directors, key employees and advisors of the Company or its subsidiaries. Out of the stock options provided, 1,285,000 stock options were issued in accordance with the terms of the Plan on April 12, 1999 to certain officers, directors, key employees and advisors of the Group at an exercise price of US$5.0 (HK$38.65) per share (the fair market value of the common stock as of April 12, 1999) and are exercisable during the period from April 12, 1999 to April 11, 2009.

Pursuant to the 1999 Annual Meeting of the Shareholders on December 15, 1999, the authorized number of stock options was increased from 2,000,000 to 4,000,000. The purchase price of the shares of the Common Stock covered by the Plan shall be at least 100% of the fair market value per share of such shares on the date of grant, with a term of ten years. Since then, the Company has issued or cancelled incentive options as follows:

(a)	265,000 incentive stock options were issued on January 14, 2000 at an exercise price of US$5.0 (HK$38.65) per share and for a term of ten years.

(b)	1,770,000 incentive stock options were issued on May 8, 2000 at an exercise price of US$3.0 (HK$23.19) per share and for a term of ten years.

(c)	80,000 incentive stock options were issued on September 25, 2000 at an exercise price of US$3.0 (HK$23.19) per share and for a term of ten years.

(d)	Totally 3,400,000 incentive stock options previously issued on April 12, 1999, January 14, 2001, May 8, 2000 and September 25, 2000 were cancelled on October 17, 2000.

(e)	80,000 incentive stock options were issued on December 6, 2000 at an exercise price of US$2.0 (HK$15.46) per share and for a term of ten years.

(f)	3,296,000 incentive stock options were issued on April 30, 2001 at an exercise price of US$2.0 (HK$15.46) per share (the last sales prices of the common stock as of April 30, 2001) and for a term of seven years.

(g)	458,000 incentive stock options previously issued on April 30, 2001 were cancelled during the year ended April 30, 2002.

There were 3,376,000 and 2,918,000 incentive stock options issued and exercisable as of April 30, 2001 and 2002 respectively.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

13.	RELATED PARTY TRANSACTIONS

(a)	Names and relationship of related parties:

Existing relationships with the Group

Yih Yu Chuan	Director and major shareholder of the Company
Gemological Institute of America, Hong Kong Limited	Common director and major shareholder
iBBC Inc.	Common director
International Asset Management Limited	Common director
Gemriver Jewelry Limited	Common directors
Tanzanite (H.K.) Limited	Common directors

(b)	Summary of balances with related parties:

			As of April 30

			2001	2002	2002

	Note		HK$	HK$	US$
Due from related parties:
Gemological Institute of America, Hong Kong Limited			3,619	3,619	468
Gemriver Jewelry Limited			7,126	—	—
Tanzanite (H.K.) Limited			—	407	53

	(i	)	10,745	4,026	521

Due to a director:
Yih Yu Chuan	(i	)	(1,913)	—	—

Maximum outstanding balance during the financial year			4,806	1,882	243

Certain banking facilities granted to the Group collateralized by properties owned by Yih Yu Chuan and his personal guarantee to the extent of			59,390	65,239	8,440

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

13.	RELATED PARTY TRANSACTIONS (Continued)

(c)	Summary of related party transactions:

		Year ended April 30

	Notes	2000	2001	2002	2002

		HK$	HK$	HK$	US$
Directors’ emoluments	(ii)	4,977	7,369	4,741	613

Sales:
Gemriver Jewelry Limited	(iii)	—	1,219	—	—

Purchase of equity interest in iBBC Inc.:
Entities controlled by Yih Yu Chuan		—	—	19,016	2,460

Advances to:
Gemriver Jewelry Limited	(iv)	—	5,495	5,247	679
iBBC Inc.		—	—	36,820	4,763

		—	5,495	42,067	5,442

Repayment from:
Gemriver Jewelry Limited		—	—	10,510	1,360
iBBC Inc.		—	—	38,277	4,951

		—	—	48,787	6,311

Consultancy and professional fees paid and payable:
International Asset Management Limited	(v )	873	—	—	—

(i)	The amounts due from/to related parties/director represent unsecured advances which are interest free and repayable on demand.

(ii)	The emoluments were determined by the directors.

(iii)	The sales to the related party are made according to the published prices and conditions offered to the major customers of the Group.

(iv)	The advances were expenses paid on behalf of related parties with terms set out in note 13(c)(i) above.

(v)	The consultancy and professional fees were determined based on normal commercial terms.

The related party transactions with Gemriver Jewelry Limited as aforesaid relate to transactions made before it became a subsidiary of the Company.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

14.	STAFF RELATED COSTS

	Year ended April 30

	2000	2001	2002	2002

	HK$	HK$	HK$	US$
Salaries, bonus and welfares	66,029	71,857	59,278	7,669
Pension expense	483	809	1,120	145

Total Staff Cost	66,512	72,666	60,398	7,814

The Group operates a defined contribution retirement plan (Retirement Plan) which is optional for all qualified employees. The assets of the Retirement Plan are held separately from those of the Group in a provident fund managed by an independent trustee. The pension cost charge represents contributions payable to the fund by the Group at rates specified in the rules of the Retirement Plan. Where employees leave the Retirement Plan prior to vesting fully in the contributions, the contributions payable by the Group are reduced by the amount of forfeited contributions.

The amount of forfeitures in respect of Retirement Plan for the years ended April 30, 2000, 2001 and 2002 was HK$224, HK$14 and HK$359 respectively.

In addition, the Group has set up a Mandatory Provident Fund (MPF) Scheme by participating in a master trust scheme provided by an independent MPF service provider to comply with the requirements under the MPF Ordinance in Hong Kong.

Contributions paid and payable by the Group in respect of Retirement Plan and MPF Scheme are charged to the statement of operations.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

15.	INCOME TAXES

Reconciliation to the expected statutory tax rate in Hong Kong of 16% (2001: 16% and 2000: 16%) is as follows:

	Year ended April 30

	2000	2001	2002

	%	%	%
Statutory rate	16.0	16.0	16.0
Tax effect of net operating losses	5.1	6.1	(6.7)
Non taxable PRC profits	(16.3)	(17.7)	—
Others	(4.7)	0.4	(8.0)

Effective rate	0.1	4.8	1.3

Income tax credit (expense) is comprised of the following:

	Year ended April 30

	2000	2001	2002	2002

	HK$	HK$	HK$	US$
Current taxes:
For the year	(1,207)	(1,845)	(16)	(2)
Over provision in prior years	1,182	208	800	103

Income tax credit (expense)	(25)	(1,637)	784	101

The Group is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which it is domiciled and operated.

The Company is incorporated under the International Business Companies Act of the British Virgin Islands and, accordingly, is exempted from payment of the British Virgin Islands income tax. The Hong Kong subsidiaries are subject to Hong Kong profits tax at a rate of 16% (2001: 16% and 2000: 16%).

PRC subsidiaries are registered to qualify as Foreign Investment Enterprises in the PRC and are eligible for certain tax holidays and concessions. Accordingly, certain PRC subsidiaries were exempted from PRC income tax for two years starting from their first profit-making years, followed by a 50% reduction of tax for next three years. PRC income tax is calculated at the applicable rates relevant to the PRC subsidiaries which currently are 15%.

Deferred taxation has not been provided as the tax effect of timing difference is insignificant for the year and at the balance sheet date.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

16.	POST BALANCE SHEET EVENT

Subsequent to April 30, 2002, the Company repurchased, through open market purchases, 176,600 shares of common stock of the Company at an aggregate consideration of US$220 (HK$1,700).

17.	NOTES TO STATEMENTS OF CASH FLOWS

(a)	Purchase of subsidiary

On March 22, 2000, Lorenzo acquired the remaining shareholding (i.e. 40%) of Lorenzo Marketing Co. Limited, presently known as Lorenzo Giftware Limited, for a consideration of HK$1,830.

For further expansion through vertical integration and the development of distribution channel in the United States, the Company acquired 12,000,000 common stocks (16.8% equity interest) of iBBC Inc. (see note 6), a company engaged in marketing jewelry from its display cases in retail shops, for the consideration of HK$4,638 in the financial year 2001.

On March 21, 2002, the Company further acquired 49,200,000 common stocks (68.8% equity interest) of iBBC Inc. from entities controlled by a director for a consideration of HK$19,016. As the goodwill was arisen from acquisition after June 30, 2001, the goodwill is subject to impairment test (see note 19). Details of the identifiable assets and liabilities acquired at the date of acquisition are as follows:

	Lorenzo	iBBC	iBBC
	Giftware	Inc.	Inc.
	2000	2002	2002

	HK$	HK$	US$
Net assets acquired:
Property, plant and equipment	4	8,161	1,056
Trade receivables	125	51	6
Inventories	512	329	43
Other receivables	—	1,240	160
Cash and cash equivalents	99	610	79
Trade payables	(68)	(1,025)	(133)
Accrued expenses and other payables	(1,291)	(892)	(115)

	(619)	8,474	1,096
Interest attributable to the Group as of March 22, 2000	372	—	—
Minority interests	—	(1,221)	(157)
Goodwill arising from acquisition	2,077	16,401	2,121

Total purchase consideration	1,830	23,654	3,060

Satisfied by cash paid in the financial year:
2000	1,830	—	—
2001	—	4,638	600
2002	—	19,016	2,460

	1,830	23,654	3,060

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

17.	NOTES TO STATEMENTS OF CASH FLOWS (Continued)

(b)	Analysis of changes in financing:

	Common
	stocks
	(including	Notes
	premium	payable
	and	and	Capitalize	3%
	warrant	other	lease	convertible
	reserve)	loans	obligation	debentures

	HK$	HK$	HK$	HK$
As of April 30, 1999	51,058	24,588	1,214	—
Conversion of convertible debenture (note 17(c))	27,231	—	—	—
New (Repayment of) loans, net	—	(3,852)	(555)	23,190
Inception of capitalized lease contracts	—	—	147	—
Unrealized gain on gold loan	—	(338)	—	—

As of April 30, 2000	78,289	20,398	806	23,190
Conversion of convertible debenture (note 17(c))	23,317	—	—	(23,190)
New (Repayment of) loans, net	—	194	(593)	—
Unrealized gain on gold loan	—	(343)	—	—

As of April 30, 2001	101,606	20,249	213	—
Acquisition of subsidiary	—	—	419	—
New (Repayment of) loans, net	—	20,867	(215)	—
Unrealized loss on gold loan	—	5,102	—	—

As of April 30, 2002	101,606	46,218	417	—

(c)	Non-cash transactions

During the year ended April 30, 2000 and 2001, 3% convertible debentures of US$3,500 (HK$27,055) and US$3,000 (HK$23,190), together with interest accrued thereof amounting to HK$176 and HK$127 were converted into 1,072,412 and 1,233,557 shares of the Company’s common stock respectively.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

18.	SEGMENT INFORMATION

In the current year, the Group has followed the basis of identification of reportable segments required by SSAP 26 “Segment reporting”. Segment disclosures for the year ended April 30, 2000 and 2001 have been amended to conform with current year’s presentation.

No segmental analysis by business is presented as over 90% of the Group’s turnover and contribution to operating results are derived from the business segment of manufacture and sales of jewelry. In respect of geographical segment reporting, revenues are based on the country in which the customer is located. Total assets and capital expenditure are where the assets are located.

(a)	Geographical segments:

	For the year ended April 30

	2000	2001	2002	2002

	HK$	HK$	HK$	US$
Revenue from external customers by location of customers:
United States of America & Canada	231,751	297,321	222,704	28,810
Hong Kong	20,395	4,631	37,855	4,897
Europe and other countries	45,330	54,330	42,653	5,518
PRC	2,413	569	49	6
Japan	1,012	934	65	9

	300,901	357,785	303,326	39,240

Segment profit (loss):
United States of America	—	—	(1,855)	(240)
Hong Kong	1,557	5,404	(18,681)	(2,417)
PRC	37,143	29,431	(36,548)	(4,729)
Interest expenses, net	(2,980)	(2,781)	(3,364)	(435)

Net income (loss)	35,720	32,054	(60,448)	(7,821)

Income taxes credit (expenses):
Hong Kong	(25)	(1,618)	799	103
PRC	—	(19)	(15)	(2)

	(25)	(1,637)	784	101

Additions to property, plant and equipment and intangible assets by location of assets:
United States of America	—	—	8,262	1,069
Hong Kong	3,109	3,687	2,654	343
PRC	2,592	2,783	493	63

	5,701	6,470	11,409	1,475

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

18.	SEGMENT INFORMATION (Continued)

(a)	Geographical segments: (Continued)

	As per April 30

	2001	2002	2002

	HK$	HK$	US$
Carrying amount of segment assets by location of assets:
Hong Kong	235,874	240,213	31,075
PRC	131,505	82,783	10,709
United States of America	—	9,181	1,188

	367,379	332,177	42,972

Segment assets are before elimination of intra-group balances.

(b)	The Group derived operating revenue from the following major customers, which accounted for over 10% of operating revenue.

	Year ended April 30

	2000		2001		2002

	HK$	%	HK$	%	HK$	US$	%
QVC Network Inc.	136,077	45	168,882	47	84,744	10,963	28
QVC — Europe	40,769	14	45,308	13	—	—	—
Goldleaves Trading Ltd.	—	—	—	—	33,031	4,273	11

Accounts receivable related to these major customers were HK$10,025 and HK$24,723 as of April 30, 2001 and 2002 respectively.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Group’s financial statements are prepared in accordance with HK GAAP, which differ in certain material respects from US GAAP, including certain accounting interpretations of the Securities and Exchange Commission (SEC) as practised in the United States. The significant differences relate principally to the following items and the adjustments necessary to restate operating income and shareholders’ equity in accordance with US GAAP are shown in the tables set out below.

(a)	Business combinations

Under HK GAAP, the reorganization of companies under common control involving the acquisition by the merger of the Company and Lorenzo was accounted for by the purchase method of accounting. The consideration given by the Company was recorded at fair value and the excess over the fair value of net assets acquired was treated as goodwill. The accompanying financial statements have been presented on a consolidated basis, which effectively reflect this reorganization as of April 30, 1994, even though the merger occurred on May 6, 1997. Under US GAAP this would be recorded as a reorganization of companies under common control similar to a pooling of interest. The effect of this difference is that no goodwill would be recorded on such combination.

(b)	Share capital transactions

In connection with the public offering, the Company paid the Representative HK$835 (US$108) for future financial consulting. Under HK GAAP such amount was offset against the proceeds of the offering. Under US GAAP such amount would be deferred and recognized as an expense over the period the services are expected to be performed on an accelerated basis over the next three years following the completion of the public offering.

(c)	Stock-based compensation

In 1998, the Company adopted The 1998 Stock Compensation Plan which allows the Board of Directors to grant stock options to individuals to purchase common stock of the Company (see note 12). Under HK GAAP, there are no specific requirements to recognize the compensation cost arising from stock options granted to these individuals on the financial statements.

Under US GAAP, the Company adopted the provisions of SFAS No. 123 “Accounting for Stock-Based Compensation” in respect of options granted to employees. As permitted by SFAS No. 123, the Company has chosen to account for stock-based compensation using the intrinsic value method. Accordingly, because the exercise price of the Company’s incentive stock options is same as or higher than the market price of the underlying stock on the date of grant, no compensation expense has been recognized for its stock-based compensation plan. Had compensation expense for the incentive stock option plan been determined based on the fair value at the date of grant and been amortized over the period from the date of grant to the date that the award is vested, consistent with the provisions of SFAS No. 123, the Company’s net income and earnings per share would have been reported as follows:

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

(c)	Stock-based compensation (continued)

	Year ended April 30

	2000	2001

	HK$	HK$
Pro forma net income (as restated)	28,833	8,567

Pro forma earnings per share (as restated)
Basic	4.38	1.00

Diluted	4.19	1.00

There were no stock options granted to employees during the year ended April 30, 2002, and all previously granted options were immediately exercisable, and accordingly no pro forma net loss and loss per share for 2002 are presented.

The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

	Year ended April 30

	2000	2001

Expected dividend yield	Nil	Nil
Expected stock price volatility	19%	22%
Risk-free interest rate	6.49%	5.34%
Expected life of options	3 years	3 years

The weighted average fair value per option granted during the year ended April 30, 2000 and 2001 was US$0.41 and US$0.45 respectively.

The Company’s stock option activities and related information for the years ended April 30, 2000, 2001 and 2002 are summarized as follows:

	As of April 30

	2000		2001		2002

		Weighted		Weighted		Weighted
		Average		average		average
		Exercise		exercise		exercise
	Options	Price	Options	price	Options	price

		US$		US$		US$
Outstanding and exercisable, beginning of year	1,285,000	5.00	1,550,000	5.00	3,376,000	2.00
Granted	265,000	5.00	5,226,000	2.35	—	—
Cancelled	—	—	(3,400,000)	3.91	(458,000)	2.00

Outstanding and exercisable, end of year	1,550,000	5.00	3,376,000	2.00	2,918,000	2.00

Weight average remaining contractual life	9.13 years		7.06 years		6.06 years

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

(d)	Stock-based transactions

The Company issued to a consultant a warrant to purchase 35,000 shares of common stock as part of the consultancy fee on July 31, 1999 (see note 11(f)). In addition, the Company issued to a placement agent two warrants to purchase an aggregate of 65,000 shares of common stock for the services rendered in respect of the issue of the convertible debentures on November 5, 1999 and March 22, 2000 (see note 11(e)). During the financial year 2002, the Company further issued to consultants, agents or investor warrants to purchase an aggregate of 860,000 shares of the Company’s common stock (see note 11(g) to (j)). Under HK GAAP, there are no specific requirements to recognize the compensation costs arising from these transactions. Under US GAAP, the costs associated with these transactions are accounted for based on fair value of the warrants at the date of issue.

In addition, options were issued to consultants/advisers under The 1998 Stock Compensation Plan to purchase the common stock of the Company as part of their fees during the year ended April 30, 2001. Under US GAAP, the costs associated with these transactions are also accounted for based on the fair value of these options at the date of issue.

Using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Year ended April 30

	2000	2001	2002

Expected dividend yield	Nil	Nil	Nil
Expected stock price volatility	19%	22%	23%
Risk-free interest rate	6.49%	5.34%	4.23%
Expected life of options	3 years	3 years	3.21 years

The fair value of these warrants and options was estimated as HK$464, HK$2,053 and HK$2,297 respectively for the years ended April 30, 2000, 2001 and 2002. The additional expense was recognized in the statement of operations under US GAAP and the same amount was recorded in the Company’s reserve account (see note 19(m)). Effectively, there was no net effect on the shareholders’ equity under US GAAP.

In respect of the fair value of HK$2,053 estimated for options granted in financial year 2001, as only HK$754 was reported in the previous year’s financial statements, the profit for 2001 previously reported under US GAAP has been restated for the amount undercharged.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

(e)	Discount on and beneficial conversion features of convertible debentures

In connection with the convertible debentures issued with detachable warrants to debenture holders (see note 11(e)), there are no specific requirements under HK GAAP to allocate any of the proceeds from issuance of convertible debenture attributable to detachable warrants. Under US GAAP, the proceeds from issuance of convertible debenture with detachable warrants shall be allocated between the warrant and the convertible debenture based on their fair values at time of issuance. The difference between the proceeds allocated to the debentures and the face value of the debenture should be recorded as discount or premium. The discount or premium is amortized over the life of the debenture, using the interest method. During the year ended April 30, 2000, the Company recognized a sum of HK$534 as discount on convertible debentures. The amount of discount on convertible debentures amortized for the year ended April 30, 2000 and 2001 were HK$238 and HK$296 respectively. As of April 30, 2000, the unamortized discount on convertible debentures was HK$296.

Under US GAAP, the embedded beneficial conversion feature associated with the issue of a convertible debt security should be recognized and measured by an amount equal to the intrinsic value of that feature reflected as a discount from the convertible debentures with a corresponding credit to additional paid-in capital. That amount is calculated at the commitment date (i.e. issue date of the convertible debentures in this case) as the difference between the conversion price and the fair value of the common stock into which the security is convertible, multiplied by the number of shares into which the security is convertible. The intrinsic value of the beneficial conversion feature is amortized to the statement of operations over the life of the convertible debentures. There is no such requirement under HK GAAP. The beneficial conversion feature charged to income as interest expense amounted to HK$5,291 and HK$6,751 for the year ended April 30, 2000 and 2001 respectively. As of April 30, 2000, the unamortized portion of beneficial conversion feature was HK$6,717. Accordingly, the shareholders’ equity under US GAAP was increased by that amount. As these amounts were not reported in previous years’ financial statements, the profit for the year of 2000 and 2001 and the shareholders’ equity as of April 30, 2000 have been restated in this respect.

(f)	Capitalized deferred costs

During the year ended April 30, 1998, the Company merged with Deen. Approximately HK$640 and HK$193 of costs were incurred in connection with the merger for each of the years ended April 30, 1997 and 1998 respectively. In previous years under HK GAAP, these costs were capitalized as organization costs and amortized over ten years. Following the adoption of the SSAP 1 (Revised) in the financial year 1999, the carrying amount of such cost amounting to HK$686 was fully expensed in 2000. Under US GAAP, as Deen has no significant assets or substantive operations, other than a large shareholder base, these costs, would be expensed as incurred. The effect is that there is no more organization costs being capitalized under both HK and US GAAP as of April 30, 2000. During the year ended April 30, 2001 and 2002, there is no additional capitalized deferred cost incurred.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

(g)	Earnings (loss) per share

Under US GAAP shares issued in connection with Deen Merger (see note 11) are reflected as outstanding for all periods as they were issued for nominal consideration whereas under HK GAAP these shares are reflected as outstanding since the date of the issue (i.e., October 6, 1997).

In addition, under HK GAAP the number of incremental shares included in the denominator in connection with the warrants and options (see notes 11 and 12) is the weighted average number of additional ordinary shares which would have been outstanding assuming the conversion of all dilutive potential ordinary shares whereas under US GAAP the number of incremental shares is determined by computing a year-to-date weighted average number of incremental shares included in each quarterly diluted earnings (loss) per share computation which is computed by using the average market prices during the three months included in the reporting period.

(h)	Fair value of financial instruments

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. Under US GAAP the estimated fair values are to be disclosed if they are materially different from the underlying historical cost basis. The Group has the following financial instruments and investments, where the fair values may be different from historical costs.

i)	Investment properties — The fair value of the investment properties held by the Group as of April 30, 2002 was estimated at HK$15,800 on the open market value basis whereas the historical cost of such properties is HK$16,968 (with net book value of HK$15,888) under HK GAAP. The market valuations were performed by independent qualified surveyors at dates close to the balance sheet date.

ii)	Related party transactions — The Group has receivables from affiliated companies, which are non-interest bearing and unsecured. The fair value of these financial instruments may be different from the historical cost basis, but due to the related party nature of the transaction, this difference cannot be estimated.

iii)	Cash and cash equivalents, trade receivables and trade payables — The carrying amounts approximate fair value because of the short maturity of those instruments.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

(i)	Investment properties

Under HK GAAP investment properties are included in the balance sheet at their open market values, based on a year end valuation (see note 2(n)). Under US GAAP investment properties are recorded at their historical costs. This would have reduced the carrying values by HK$1,885 and HK$500 as of April 30, 2001 and 2002 respectively with no related income tax effect. In addition, under HK GAAP investment properties have not been depreciated since 1995, at which time accumulated depreciation was HK$1,080 (see note 2(n)). Under US GAAP depreciation would have continued to be recorded over an estimated useful life of 40 years based on historical costs. This would have increased depreciation expense for each of the years in the three year period ended April 30, 2002 by HK$424 with no related income tax effect.

(j)	Property, plant and equipment

During the year ended April 30, 1999, an investment property that had a carrying value of HK$2,500 was reclassified as land and buildings due to the change of its use. Under HK GAAP, the cost of such an asset upon transfer is deemed to be the carrying amount of the asset as stated under its original classification. Any previous revaluation reserve on the asset is frozen upon the transfer until the retirement or disposal of the assets. A debit revaluation reserve of HK$2,297 has been frozen in this respect and included in the investment property revaluation reserve. Depreciation is then provided to write off the carrying amount over the unexpired lease terms.

Under US GAAP, the amounts transferred are its historical cost of HK$4,894 and respective accumulated depreciation of HK$586 as investment properties are recorded at their historical costs (see note 19(i)). The net effect arising from the different accounting treatment, as aforesaid, would have increased the depreciation charge of HK$48 for each of the years in the three year period ended April 30, 2002 with no related income tax effect.

(k)	Deferred taxes

Under HK GAAP provision for deferred taxes is calculated under the liability method for all material timing differences to the extent that it is probable that these will crystalize in the foreseeable future. Under US GAAP provision for deferred taxes requires the recognition of deferred tax assets and liabilities for the estimated future tax effects attributable to temporary differences without regard to the probability of future reversal. As the temporary differences are considered as not material, no provision for deferred taxes has been made under US GAAP.

(l)	Share premium

The Company has created a share premium of HK$48,944 following the public offering of 1,679,000 shares of common stocks. Under US GAAP these amounts would be termed additional paid-in capital, however, no adjustment would be required to total shareholders’ equity.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

(m)	Warrant reserve

As a result of the different accounting treatments as detailed in notes 19(d) and (e) in respect of the stock-based transactions and discount on and beneficial conversion features of convertible debentures, effects on the warrant reserve under US GAAP, which would be termed additional paid-in capital, are as follows:

•	the costs associated with stock-based transactions of HK$464, HK$2,053 and HK$2,297 arising from the issue of warrants and options were recorded in the Company’s warrant reserve for the years ended April 30, 2000, 2001 and 2002 respectively;

•	the portion allocable to the detachable warrants of HK$534 is accounted for as warrant reserve;

•	the beneficial conversion features associated with the issue of convertible debentures of HK$12,008 and HK$34 were recorded in the Company’s warrant reserve for the years ended April 30, 2000 and 2001 respectively.

However, no adjustment would be required for the total shareholders’ equity except for the unamortized discount on convertible debentures and the unamortized portion of beneficial conversion feature as detailed in note 19(e).

(n)	Operating income

Under HK GAAP, interest income of HK$2,668, HK$3,929 and HK$1,674 for each of the years in the three-year period ended April 30, 2002 has been included in arriving at the operating income, while under US GAAP, such income is excluded. Accordingly, the operating income (loss) under US GAAP would be HK$42,844, HK$36,472 and HK$58,102 (loss) for each of the years in the three-year period ended April 30, 2002.

(o)	Comprehensive income

The Company has adopted SFAS No. 130, “Reporting Comprehensive Income” which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There were no items of comprehensive income other than net income (loss) for the year as defined by SFAS No. 130 for any of the periods presented.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

(p)	Statement of cash flows

Under US GAAP, interest income and expenses as well as net movements of income taxes payable are included in arriving at the net cash flows from operating activities while under HK GAAP, such items are excluded and the respective actual cash receipt and payment thereof are shown separately under “Returns on investments and servicing of finance “ and “Taxation” respectively in the statement of cash flows. Under USGAAP, movement of “restricted cash” is included in investing activities while the balances of such item are included in cash and equivalents. In addition, under US GAAP, movements of bank overdrafts are included under financing activities whereas under HK GAAP, the balances of such item are included in cash and cash equivalents.

The consolidated statement of cash flows prepared under HK GAAP presents substantially the same information as that required under US GAAP but they differ with regard to the classification of items within them and as regards the definition of cash and cash equivalents under HK GAAP and US GAAP.

A reconciliation of cash and cash equivalents under HK GAAP to US GAAP is presented as follows:

		Year ended April 30

		2000	2001	2002	2002

		HK$	HK$	HK$	US$
Cash and cash equivalents under HK GAAP		32,543	29,063	29,053	3,758
Adjusted for:	Bank overdrafts	6,345	25,213	20,150	2,607
	Restricted cash	(26,000)	(41,089)	(43,620)	(5,643)

Cash and cash equivalents under US GAAP		12,888	13,187	5,583	722

The consolidated statements of cash flows under US GAAP can be summarized as follows:

	Year ended April 30

	2000	2001	2002	2002

	HK$	HK$	HK$	US$
Net cash provided by (used in) operating activities	(11,973)	28,659	(5,819)	(753)
Net cash used in investing activities	(15,977)	(46,829)	(17,374)	(2,248)
Net cash provided by financing activities	39,212	18,469	15,589	2,017

Net increase (decrease) in cash and cash equivalents	11,262	299	(7,604)	(984)
Cash and cash equivalents as of beginning of year	1,626	12,888	13,187	1,706

Cash and cash equivalents as of end of year	12,888	13,187	5,583	722

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

(p)	Statement of cash flows

Reconciliations of each line item above under HK GAAP to US GAAP are presented as follows:

Year ended April 30

2000	2001	2002	2002

HK$	HK$	HK$	US$
Net cash provided by (used in) operating activities under HK GAAP	(9,076)	31,033	(919)	(120)
Adjusted for:	Cash received from interest	2,668	3,916	1,674	217
Cash paid for interest	(5,472)	(6,653)	(4,932)	(638)
Cash refunded (paid) for income taxes	(93)	363	(1,642)	(212)

Net cash provided by (used in) operating activities under US GAAP	(11,973)	28,659	(5,819)	(753)

Net cash used in investing activities under HK GAAP	(5,162)	(31,740)	(14,843)	(1,920)
Adjusted for: Change in restricted cash	(10,815)	(15,089)	(2,531)	(328)

Net cash used in investing actives under US GAAP	(15,977)	(46,829)	(17,374)	(2,248)

Net cash provided by (used in) financing activities under HK GAAP	41,314	(399)	20,652	2,672
Adjusted for: Change in bank overdrafts	(2,102)	18,868	(5,063)	(655)

Net cash provided by financing activities under US GAAP	39,212	18,469	15,589	2,017

(q)	Goodwill arising on consolidation

Under HK GAAP, goodwill arising on the acquisition of subsidiaries is capitalized and amortized over its estimated useful life, which normally not exceeding 20 years. Under US GAAP, goodwill arising from acquisition after June 30, 2001, with the provision of SFAS No. 142, should not be amortized, but subject to annual impairment test (see “Impact of recently issued US GAAP accounting standards” below). The effect of this different accounting treatment is that no amortization has been recorded under US GAAP for the goodwill arising from the acquisition of iBBC Inc.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

The following table summarized the effect on net income of differences between HK GAAP and US GAAP.

			Year ended April 30

			2000	2001	2002	2002

	Note		HK$	HK$	HK$	US$
			(Restated)	(Restated)
Net income (loss) as reported under HK GAAP			35,720	32,054	(60,448)	(7,821)
US GAAP material adjustments:
Amortization of goodwill on business combination	(a	)	7	7	7	1
Amortization of financial consulting fee paid to the representative in the public offering	(b	)	(275)	(143)	—	—
Costs associated with stock-based transactions	(d	)	(464)	(2,053)	(2,297)	(297)
Amortization of discount on convertible debentures	(e	)	(238)	(296)	—	—
Interest expense arising from beneficial conversion features of convertible debentures	(e	)	(5,291)	(6,751)	—	—
Amortization of Deen Merger costs	(f	)	686	—	—	—
Depreciation on investment properties	(i	)	(424)	(424)	(424)	(55)
Deficit on revaluation of investment property	(i	)	—	1,885	500	65
Depreciation on property	(j	)	(48)	(48)	(48)	(6)
Amortization of goodwill on acquisition of a subsidiary	(q	)	—	—	1,641	212

Net income (loss) under US GAAP (as restated for 2000 and 2001)			29,673	24,231	(61,069)	(7,901)

Net income (loss) under US GAAP (as previously reported)			34,964	32,281
Adjustments made for previous years:
Compensation costs for stock-based compensation	(d	)	—	(1,299)
Interest expense arising from beneficial conversion features of convertible debentures	(e	)	(5,291)	(6,751)

Net income (loss) under US GAAP (as restated for 2000 and 2001)			29,673	24,231

Numerator:
Net income (loss) used in computing basic earnings per share under US GAAP (as restated for 2000 and 2001)			29,673	24,231	(61,069)	(7,901)
Interest on 3% convertible debentures			251	127	—	—

Net income (loss) used in computing diluted earnings per share under US GAAP (as restated for 2000 and 2001)			29,924	24,358	(61,069)	(7,901)

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

19.	SUMMARY OF DIFFERENCES BETWEEN HONG KONG AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (Continued)

		Year ended April 30

		2000	2001	2002	2002

	Note	HK$	HK$	HK$	US$
		(Restated)	(Restated)
Denominator:
Weighted average number of shares outstanding under US GAAP — basic		6,589,415	8,567,366	8,671,615	8,671,615
Effect of dilutive potential ordinary shares:
3% convertible debentures		337,239	48,753	—	—
Warrants		17,986	—	7	7
Stock options		—	731	106,759	106,759

Weighted average number of shares outstanding under US GAAP — diluted		6,944,640	8,616,850	8,778,381	8,778,381

Earnings (loss) per share under US GAAP (as restated for 2000 and 2001)
— Basic		4.50	2.83	(7.04)	(0.91)

— Diluted		4.31	2.83	(7.04)	(0.91)

The following table summarized the effect on shareholders’ equity of the differences between HK GAAP and US GAAP.

			As of April 30

			2000	2001	2002	2002

	Note		HK$	HK$	HK$	US$
			(restated)
Shareholders’ equity as reported under HK GAAP			188,179	242,635	182,187	23,568
Reduction for goodwill recorded on the merger of the Company and Lorenzo	(a	)	(54)	(47)	(40)	(5)
Cumulative effect of depreciation on investment properties	(i	)	(2,546)	(2,970)	(3,394)	(439)
Deficit (Surplus) arising on revaluation of investment properties	(i	)	(3,212)	1,885	2,385	309
Cumulative effect of depreciation on property	(j	)	(585)	(633)	(681)	(88)
Deferral of future financial consulting paid to the representative in the public offering	(b	)	143	—	—	—
Unamortized discount on convertible debentures	(e	)	296	—	—	—
Unamortized beneficial conversion feature	(e	)	6,717	—	—	—
Deficit frozen upon transfer of an investment property to land and building	(j	)	2,297	—	—	—
Reduction for goodwill recorded on acquisition of a subsidiary	(q	)	—	—	1,641	212

Shareholders’ equity under US GAAP (as restated for 2000)			191,235	240,870	182,098	23,557

Shareholders’ equity under US GAAP (as previously reported)			184,518
Adjustment made for previous year:
Unamortized beneficial conversion feature	(e	)	6,717

Shareholders’ equity under US GAAP (as restated for 2000)			191,235

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

Impact of recently issued US GAAP accounting standards

Effective July 1, 2001, the Company adopted SFAS No. 141 “Business combinations”. In accordance with SFAS No. 141, all business combinations initiated after June 30, 2001 are to be accounted for using the purchase method, the pooling of interest method of accounting is prohibited. The acquisition of the jewelry retail company on March 21, 2002 (see note 17 (a)) was accounted for by purchase method of accounting.

In July 2001, Financial Accounting Standards board (“FASB”) issued SFAS No. 142, “Goodwill and Other Intangible Assets”. The SFAS No. 142 provides that goodwill and intangible assets which have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. Consequently, the goodwill arisen from the acquisition of the jewelry retail company on March 21, 2002 is not amortized and subject to impairment test in this financial year. The Company adopted SFAS No. 142 effective on May 1, 2002, the first day of its financial year 2003. Other than the goodwill arisen from the acquisition on March 21, 2002, the Company have no other goodwill and intangible assets as of April 30, 2002. The Company does not believe that the adoption of the statement will have a material impact on its financial position or result of operations.

In June 2001, the FASB issued SFAS No. 143 “Accounting for Asset Retirement Obligations”. The SFAS No. 143 addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Group’s financial statements is not expected to be material.

In October 2001, the FASB issued SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 replaces SFAS No. 121, “Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”. SFAS No. 144 requires long-lived assets be measured at the lower of selling amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for consolidated financial statements issued for financial years beginning after December 15, 2001. The Group does not expect that the adoption of SFAS No. 144 will have a material impact on the Group’s financial statements.

In April 2002, the FASB issued SFAS No. 145 “Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections”. This statement made revisions to the accounting for gains and losses from the extinguishment of debt, rescinded SFAS No. 44, and required certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. The Group is required to and will adopt SFAS No. 145 on May 1, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Group’s financial statements.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

Impact of recently issued HK GAAP accounting standards

A brief summary of the major new or revised standards, which are effective for accounting periods beginning on or after January 1, 2002, is set out below:

SSAP 11 (Revised) “Foreign currency translation”

The main change to this standard is eliminating the option of using the closing rate method in translating foreign enterprises’ financial statements when preparing consolidated financial statements. Accordingly, the revised standard requires using the net investment method in translating the financial statements of foreign enterprises, and translating the statement of operations at an average rate for the period.

SSAP 15 (Revised) “Cash flow statements”

The revised standard classifies cash flows into operating, investing and financing activities. Interest and dividends which were previously presented under a separate heading will be classified under any of the operating, investing and financing headings, provided they are classified consistently from period to period. Cash flows arising on income taxes will be classified under operating activities, unless they can be separately identified with investing or financing activities.

SSAP 33 “Discontinuing operations”

The new standard supersedes the requirements of disclosing discontinued operations under SSAP 2 “Net profit or loss for the period, fundamental errors and changes in accounting policies”. A discontinuing operation is a component of an enterprise that represents a separate major line of business or geographical area, which can be distinguished operationally and financially which the enterprise is disposing of or terminating.

This standard requires the disclosures of discontinuance when the initial disclosure events occur. This event is the earlier of either the enterprise entering into a binding sale agreement, or the approval and announcement by the governing body of the enterprise of a detailed plan for the discontinuance.

SSAP 34 “Employee benefits”

The standard defines employee benefits as all forms of consideration given by an enterprise in exchange for service rendered by employees, which include short-term employee benefits, post-employment benefits, other long-term employee benefits, termination benefits and equity compensation benefits. It establishes the underlying principle that the cost of providing employee benefits are recognized in the period in which the benefit is earned by the employee, rather than when it is paid or payable.

Short-term employee benefits (payable within twelve months) are recognized as an expense in the period in which the service is rendered by the employee. Profit-sharing and bonus payments are recognized only when the enterprise has a constructive obligation to pay them and the costs can be reliably estimated.

LJ INTERNATIONAL INC.

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data)

Impact of recently issued HK GAAP accounting standards (Continued)

Post-employment benefit plans can be split into defined contribution plans and defined benefit plans. Under defined contribution plans, expenses are recognized in the period the contribution is payable. The payable is recognized in the exchange for services rendered by employees during the period. Under defined benefit plans, the amounts recognized in the balance sheet are the present value of the defined benefit obligation. This amount, reduced by the fair value of any plan assets at the balance sheet date, is then adjusted for unrecognized actuarial gains and losses and unrecognized past service costs.

Other long-term employee benefits are recognized and measured the same way as post-employment benefits under a defined benefit plan except that deferral of actuarial gains or losses and past service costs is prohibited.

Termination benefits are recognized when the enterprise is demonstrably committed to the termination of employment before the normal retirement date or to provide termination benefits as a result of an offer made to encourage voluntary redundancy.

This standard does not specify recognition and measurement requirements for equity compensation benefits. However, extensive disclosure requirements are required.

The Group does not expect that the adoption of these new standards will have a material impact on its financial position or results of operations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

     As in most United States jurisdictions, the board of directors of a British Virgin Islands company is charged with the management and affairs of the company, and subject to any limitations to the contrary in the Memorandum of Association of the Company, the Board of Directors is entrusted with the power to manage the business and affairs of the Company. In most United States jurisdictions, directors owe a fiduciary duty to the company and its shareholders, including a duty of care, pursuant to which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, pursuant to which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Many United States jurisdictions have enacted various statutory provisions which permit the monetary liability of directors to be eliminated or limited.

     Under British Virgin Islands law, liability of a director to the company is basically limited to cases of wilful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company. However, under its Memorandum of Association, the Company is authorized to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or liquidator of the Company, provided such person acted honestly and in good faith and with a view to the best interests of the Company and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. The Company’s Memorandum of Association also permits the Company to indemnify any director, officer or liquidator of the Company who was successful in any proceeding against expenses and judgments, fines and amounts paid in settlement and reasonably incurred in connection with the proceeding, where such person met the standard of conduct described in the preceding sentence.

     The Company has provisions in its Memorandum of Association that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request of the Company.

     The Company may obtain a directors’ and officers’ insurance policy.

Item 7. Recent Sales of Unregistered Securities.

     The securities of the Company that were issued and sold by the Company within the past three years and have not been registered with the Securities and Exchange Commission are described below.

     Effective July 31, 1999, the Registrant issued a warrant to purchase up to 35,000 shares of its common stock to Online Research Partners, LLC. The warrant has been marked with a restrictive legend and is a “restricted” security as defined by Rule 144 promulgated under the Securities Act. No underwriter was involved in the distribution of these securities, and no commissions were paid in connection therewith. The warrant holder has been involved in business ventures in the past and is a knowledgeable investor and business entity capable of fending for itself and financially capable of bearing the economic risks involved. Further, the warrant holder was furnished with or had access to information concerning the Registrant and its activities. Accordingly, the Registrant believes that this transaction is exempt from registration pursuant to Section 4(2) of the Securities Act as a private transaction which did not involve a public offering of securities. The warrant holder is aware that the securities were not registered under the Securities Act and cannot be reoffered or sold until they have been so registered or until the availability of the exemption therefrom has been established to the satisfaction of the Registrant.

     On May 26, 2001, May 31, 2001 and August 15, 2001, the Registrant issued warrants to purchase up to 100,000 shares, 260,000 shares and 200,000 shares of its common stock to National Securities Corporation, Yorkshire Capital Limited, and The Bauer Partnership, Inc. The warrants have been marked with restrictive legends and are “restricted” securities as defined by Rule 144 promulgated under the Securities Act. No underwriter was involved in the distribution of these securities, and no commissions were paid in connection therewith. The warrant holders have been involved in business ventures in the past and are knowledgeable investors and business entities capable of fending for themselves and financially capable of bearing the economic risks involved. Further, the warrant holders were furnished with or had access to information concerning the Registrant and its activities. Accordingly, the Registrant believes that these transactions are exempt from registration pursuant to Section 4(2) of the Securities Act as private transactions which did not involve a public offering of securities. The warrant holders are aware that the securities were not registered under the Securities Act and cannot be reoffered or sold until they have been so registered or until the availability of the exemption therefrom has been established to the satisfaction of the Registrant.

Item 8. Exhibits and Financial Statement Schedules.

     (a) Exhibits

3.1	Memorandum of Association of the Company*
3.2	Articles of Association of the Company*
3.3	Amendment to Articles of Association of the Company*
5.1	Opinion of Andrew N. Bernstein, P.C.**
10.1	Employment Agreement of Yu Chuan Yih with the Registrant — incorporated by reference to the Exhibits to our Annual Report on Form 20-F for the fiscal year ended April 30, 2001, SEC File No. 0-29620.
10.2	Agreement with QVC, Inc.*
10.3	Securities Purchase Agreement dated as of October 29, 1999 and exhibits and amendments thereto — incorporated by reference to the Exhibits to our Registration Statement on Form F-3 and amendments thereto, SEC File No. 333-11482, declared effective on April 3, 2000.
10.4	Common Stock Purchase Agreement, dated as of April 15, 2002, between Navigator Investments Holding IX Limited and the Registrant**
10.5	Registration Rights Agreement, dated as of April 15, 2002, between Navigator Investments Holding IX Limited and the Registrant**
10.6	Warrant Agreement, dated as of April 15, 2002, between Navigator Investments Holding IX Limited and the Registrant**
10.7	Escrow Agreement, dated as of April 15, 2002, by and between Navigator Investments Holding IX Limited, Atlas Pearlman, P.A., and the Registrant**
21.1	List of Subsidiaries of the Company*
23.1	Consent of Moores Rowland, Hong Kong, independent auditors
23.2	Consent of Andrew N. Bernstein, P.C. (included in Exhibit 5.1)

*	Incorporated by reference to the Exhibits to our Registration Statement on Form F-1 and pre-effective and post-effective amendments thereto, SEC File No. 333-7912, declared effective on April 15, 1998.

**	Previously filed.

(b)	Financial Statements and Schedules

(1)	Financial Statements

The financial statements filed as part of this Registration Statement are listed in the Index to Consolidated Financial Statements of LJ International Inc. on Page F-1.

(2)	Schedules: None

Item 9. Undertakings.

(a)	Rule 415 Offerings.

              The undersigned registrant hereby undertakes that it will:

              (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof;

              (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

              (4) File a post-effective amendment to the registration statement to include any financial statements required by section 210.3-19 at the start of any delayed offering or throughout a continuous offering.

     (b)    Request for acceleration of effective date.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	Reliance upon Rule 430A under the Securities Act.

The undersigned registrant hereby undertakes that it will:

(1)	For purposes of determining any liability under the Securities Act of 1933, as amended, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, as amended, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and that offering of such securities at that time as the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on November 22, 2002.

LJ INTERNATIONAL INC

By:	/s/ YU CHUAN YIH

Yu Chuan Yih Chairman and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ YU CHUAN YIH Yu Chuan Yih	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	11/22/02

/s/ KA MAN AU Ka Man Au	Executive Vice President and Director	11/22/02

/s/ HON TAK RINGO NG Hon Tak Ringo Ng	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	11/22/02

/s/ PO YEE ELSA YUE Po Yee Elsa Yue	Director	11/22/02

/s/ LIONEL C. WANG Lionel C. Wang	Director	11/22/02

/s/ ANDREW N. BERNSTEIN Andrew N. Bernstein	Authorized Representative in the United States	11/22/02

EXHIBIT INDEX

Exhibit		Page
Number	Description of Exhibit	Number

3.1	Memorandum of Association of the Company	*
3.2	Articles of Association of the Company	*
3.3	Amendment to Articles of Association of the Company	*
5.1	Opinion of Andrew N. Bernstein, P.C	****
10.1	Employment Agreement of Yu Chuan Yih with the Registrant	**
10.2	Agreement with QVC, Inc.	*
10.3	Securities Purchase Agreement dated as of October 29, 1999 and exhibits and amendments thereto	***
10.4	Common Stock Purchase Agreement, dated as of April 15, 2002, between Navigator Investments Holding IX Limited and the Registrant	****
10.5	Registration Rights Agreement, dated as of April 15, 2002, between Navigator Investments Holding IX Limited and the Registrant	****
10.6	Warrant Agreement, dated as of April 15, 2002, between Navigator Investments, Ltd. and the Registrant	****
10.7	Escrow Agreement, dated as of April 15, 2002, by and between Navigator Investments Holding IX Limited, Atlas Pearlman, P.A., and the Registrant	****
21.1	List of Subsidiaries of the Company	*
23.1	Consent of Moores Rowland, Hong Kong, independent auditors
23.2	Consent of Andrew N. Bernstein, P.C. (included in Exhibit 5.1)	—

*	Incorporated by reference to the Exhibits to our Registration Statement on Form F-1 and pre-effective and post-effective amendments thereto, SEC File No. 333-7912, declared effective on April 15, 1998.

**	Incorporated by reference to the Exhibits to our Annual Report on Form 20-F for the fiscal year ended April 30, 2001, SEC File No. 0-29620.

***	Incorporated by reference to the Exhibits to our Registration Statement on Form F-3 and amendments thereto, SEC File No. 333-11482, declared effective on April 3, 2000.

****	Previously filed.